Exhibit 10.13

MORTGAGE
FROM
CONVERTED ORGANICS OF WOODBRIDGE, LLC
TO THE
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
DATED FEBRUARY 16, 2007

Record and Return to:
Rafael Perez, Esquire
COZEN O’CONNOR
One Newark Center, 19th Floor
Newark, New Jersey 07102-5211

MORTGAGE
     THIS MORTGAGE made as of this 16th day of February, 2007, from CONVERTED ORGANICS OF WOODBRIDGE, LLC, having a mailing address c/o Converted Organics, Inc., 7A Commercial Wharf West, Boston, MA (the “Mortgagor”) to the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic constituting an instrumentality of the State of New Jersey, having an office at 36 West State Street, PO Box 990, Trenton, NJ 08625 (the “Mortgagee” or the “Authority”).
     WHEREAS, Mortgagor has entered into a Loan Agreement with the Mortgagee dated as of February 1, 2007 (the “Agreement”), under which Mortgagor has agreed to make payments on its loan from the Authority (the “Loan”) sufficient to pay the principal of, redemption premium, if any, and interest on the Authority’s $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A (the “Bonds”) issued pursuant to a Trust Indenture dated as of February 1, 2007 (the “Indenture”) between the Mortgagee and The Bank of New York, as trustee (the “Trustee”), for the purpose of financing the Project (as defined in the Agreement) located in Woodbridge, County of Middlesex, State of New Jersey (the “Project Municipality”); and
     WHEREAS, Mortgagor is obligated under the Agreement and a Note in the principal sum of $17,500,000 dated February 16, 2007 (as defined in the Agreement) (the “Note”) in lawful money of the United States with interest thereon to be computed from the date thereof at the interest rates provided for in the Agreement and the Note, and this Mortgage shall serve as security for the repayment of the Loan and the Bonds; and
     WHEREAS, the Note and this Mortgage are being assigned by the Mortgagee to the Trustee, in order to secure the repayment of the Bonds (any reference herein to the “Mortgagee” shall be construed to include the Trustee).
     NOW, THEREFORE, to secure the payment of the Loan and to secure the performance by the Mortgagor of all of its other obligations and covenants pursuant to the Agreement, and to assure payment of all other indebtedness, monetary obligations, liabilities and duties of any kind of Mortgagor, direct or indirect, absolute or contingent, joint or several, due or not due, liquidated or unliquidated, arising under the Agreement or this Mortgage, the Mortgagor has given, granted, released, assigned, transferred and set over unto the Mortgagee and by these presents does give, grant, release, assign, transfer, and set over unto the Mortgagee, its successors and assigns forever, the following described property and rights:
     ALL of Mortgagor’s right, title and interest in, to and under a certain Lease Agreement dated June 2, 2006, as amended, between Recycling Technology Development, LLC, as landlord, and Converted Organics, Inc., as tenant (the “Lease Agreement”), pursuant to an Assignment of the Lease Agreement from Converted Organics, Inc. to the Mortgagor dated as of February 1, 2007 (the “Assignment of the Lease Agreement”). A Memorandum of Indenture, a Memorandum of Lease and the Assignment of the Lease Agreement are to be recorded in the Office for the Recorder of Deeds in and for the County of Middlesex, State of New Jersey prior to the recordation of this Mortgage.

     TOGETHER with all of Mortgagor’s right, title and interest in and to the leasehold estate created by the Lease Agreement in and to the parcel of land described therein and as described in Schedule A attached hereto and hereby made a part hereof (the “Real Estate”) (which interest in the Lease Agreement, as amended and assigned, and the leasehold estate and term created thereby are herein separately and collectively referred to as the “Lease”).
     TOGETHER with all of Mortgagor’s right, title and interest in and to all buildings and improvements now or hereafter erected on the Real Estate (the “Improvements”) (which Improvements together with Mortgagor’s interest in the Real Estate as created by the Lease are herein separately and collectively referred to as the “Premises”).
     TOGETHER with all of Mortgagor’s right, title and interest now owned or hereafter acquired in: (i) all renewals, extensions, amendments and modifications of the Lease; and (ii) all credits, deposits, all purchase and other options, privileges and rights of Mortgagor, as tenant under the Lease; and in case Mortgagor acquires, whether by exercise of any present or future option, or by any other manner, the fee title or any other estate, title or interest in the Real Estate or any portion thereof covered by the Lease, this Mortgage shall attach to and cover and be a lien upon the fee title or other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.
     TOGETHER with the appurtenances and all the estate and rights of Mortgagor of, in and to the Premises under and by virtue of the Lease.
     TOGETHER with all and singular the tenements, hereditaments, woods, waters, watercourses, liberties, privileges, rights-of-way, easements, riparian rights and appurtenances thereunto belonging, or in any wise appertaining, and any reversion and remainders, rents, issues and profits thereof.
     TOGETHER with all right, title and interest of the Mortgagor in and to any streets, roads, public places, opened or proposed, adjoining the Premises, and all easements and rights-of-way, public or private, all sidewalks and alleys, now or hereafter used in connection with the Premises or abutting the Premises.
     TOGETHER with all fixtures and articles of personal property now or hereafter attached to or used in connection with, or with the operation of, said Premises (except those fixtures and articles of personal property now or hereafter owned by any tenants of the Premises), as to which this Mortgage constitutes a fixture filing and security agreement under the Uniform Commercial Code of the State of New Jersey (in addition to and not in lieu of any other security agreement between the parties), including, but not limited to, partitions, elevators, steam and hot water boilers, dynamos, kitchen cabinets, incinerators, plants and shrubbery, furnaces, heating, air conditioning, lighting and power plants, coal and oil burning apparatus, pipes, plumbing, radiators, sinks, bath tubs, water closets, refrigerators, gas and electrical fixtures, stoves, ranges, shades, screens, awnings, vacuum cleaning systems, sprinkler systems or other fire prevention or extinguishing apparatus and materials, including additions thereto, replacements thereof and

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proceeds therefrom, all of which shall be deemed to be and remain and form a part of the realty and are covered by the lien of this Mortgage. Pursuant to N.J.S.A. 12A:9-402(b), this Mortgage shall be filed in the real estate record office in the County of Middlesex and shall be effective as a financing statement filed as a fixture filing from the date of its recording. If the lien of this Mortgage is subject to a conditional bill of sale, chattel mortgage, or other security interest covering any such property, then all the right, title and interest of Mortgagor in and to such property, together with the benefits of any deposits or payments now or hereafter made thereon, are and shall be covered by the lien of this Mortgage. As permitted by the Uniform Commercial Code of the State of New Jersey, the Mortgagor hereby authorizes the Mortgagee to file any financing statements required hereunder without the signature of the Mortgagor.
     TOGETHER with any and all proceeds derived from the sale of all or any portion of the Premises.
     TOGETHER with any and all awards, damages, payments and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, injury or destruction in any manner caused to the Premises or improvements thereon, or any part thereof; subject, however, to the provisions of the Agreement relating to damage, destruction, taking or condemnation, which provisions are incorporated herein by reference.
     AND ALSO, all the estate, right, title, interest, property, possession, claim and demand whatsoever of the Mortgagor, in law and in equity, of, in and to the same and every part and parcel thereof with the appurtenances.
     All of the foregoing, including the Premises, shall be known herein as the “Mortgaged Property.”
     TO HAVE AND TO HOLD the above granted Mortgaged Property unto the Mortgagee, its successors and assigns, to its and their own proper use, benefit and behoof forever.
     PROVIDED THAT if the Mortgagor shall well and truly pay or there shall otherwise be paid to the Mortgagee the indebtedness secured hereby at the time and in the manner provided in the Agreement and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Agreement, then these presents and the lien and interest hereby transferred and assigned shall cease, terminate and be void. The Mortgagee hereby covenants to release the Mortgaged Property and renounce any other rights granted to it herein, and to execute at the request of the Mortgagor, a “Release of Mortgage” and any other instrument to that effect deemed necessary or desirable, upon payment and performance being made on the indebtedness and covenants secured hereby.
     I. THE MORTGAGOR REPRESENTS, WARRANTS, COVENANTS AND AGREES WITH MORTGAGEE AS FOLLOWS:
     Section 1. That all words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Agreement.

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     Section 2. That the Mortgagor will pay the Loan and reimburse the Authority any advances, payments or expenses made or incurred by the Authority at the time and in the manner provided for in the Agreement and in this Mortgage.
     Section 3. That the Mortgagor hereby covenants to the Mortgagee that no owner of the Premises shall be entitled to any credit against payments due hereunder by reason of the payment of any taxes or assessments levied thereon.
     Section 4. (a) That the Mortgagor possesses good and marketable title to the Mortgaged Property unencumbered, except by Permitted Encumbrances (as set forth in the Agreement), and that Mortgagor is the owner and holder of the Lease and of the leasehold estate created thereby, that Mortgagor is the owner of any Improvements now erected on the Real Estate and that Mortgagor will be the owner of Improvements hereafter erected on the Real Estate.
          (b) That the Lease is a valid and subsisting lease of the real property demised thereby for the terms therein set forth, is in full force and effect in accordance with the terms thereof and has not been modified, and there are no existing defaults by the landlords or tenants thereunder.
          (c) That, except for any financing lease of landlord, fee title to the Real Estate is free and clear of all liens, charges and encumbrances on a parity with or prior to the Lease, and that the Mortgaged Property is free and clear of all liens, charges and encumbrances on a parity with or prior to the lien of this Mortgage;
          (d) That the Mortgagor has the right and lawful authority to mortgage the Lease and the Improvements in the manner and form herein set forth.
          (e) That the Mortgagor shall make, execute, acknowledge and deliver in due form of law all such further or other instruments or assurances as may at any time hereafter be desired or required by Mortgagee for more fully and effectually granting, assigning, transferring and settling over to Mortgagee the Lease and the Improvements to be hereafter erected on the Real Estate hereby mortgaged, or intended so to be, unto Mortgagee for the purpose aforesaid, and unto all and every person or persons, corporation or corporations deriving any estate, right, title or interest therein under this Mortgage or under the power of sale herein contained or permitted by law, and Mortgagor will pay all costs of recording or filing any such statements or documents in such public offices as Mortgagee may require.
          (f) Mortgagor shall warrant and defend the Lease and the Improvements now or hereafter erected on the Real Estate in favor of Mortgagee, against Mortgagor and all persons whatsoever making any claim thereto.
     Section 5. That the Mortgaged Property shall be kept insured against loss or damage by fire and such other hazards as Mortgagee may specify, for the benefit of the Mortgagee, all in accordance with the provisions of the Agreement.

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     Section 6. That any buildings, structures and other improvements erected and to be erected upon the Premises, including fixtures and equipment shall be kept in good and substantial repair and shall not be removed, demolished or materially altered without the prior express written consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed. The Mortgagor shall not do, and shall not permit to be done, any act which may in any way impair or weaken the security under this Mortgage.
     Section 7. That the Mortgagor represents to the Mortgagee that it has no knowledge of any offsets, counterclaims or defenses to the principal indebtedness secured hereby, or to any part thereof, or the interest thereon, either at law or in equity. The Mortgagor will, within three (3) days upon request in person or within ten (10) days upon request by mail, furnish a duly acknowledged written statement in form reasonably satisfactory to the Mortgagee stating either that the Mortgagor knows of no offsets or defenses existing against such indebtedness, or if such offsets or defenses are alleged to exist, the nature and extent thereof, and in either case, such statement shall set forth the amount due hereunder.
     Section 8. That the Mortgagor will not remove or suffer to be removed from the Premises or the improvements thereon any fixtures as defined by the law in New Jersey (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value), presently or in the future to be incorporated into, installed in, annexed or affixed to the Premises or the improvements; nor will the Mortgagor execute or cause to be executed, any security interest upon any such fixtures, additions to, substitutions or replacements thereof or upon any fixtures in the future to be installed in, annexed or affixed to the Premises, without the prior express written consent of the Mortgagee.
     Section 9. That the Mortgagor will perform and abide by the terms and covenants herein and the terms and covenants in the Agreement which are made a part hereof as though set forth herein at length.
     Section 10. That the acceptance by the Mortgagee of any payments hereunder, after default, or the failure of the Mortgagee, in any one or more instances to insist upon strict performance by Mortgagor of the Loan or by the Mortgagor of any terms and covenants of this Mortgage or to exercise any option or election herein conferred, shall not be deemed to be a waiver or relinquishment for the future of any such terms, covenants, elections or options.
     Section 11. That all the covenants hereof shall be construed in accordance with the laws of the State of New Jersey.
     Section 12. That the terms of this Mortgage may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     Section 13. The date of this Mortgage shall be for identification purposes only and shall not be construed to imply that this Mortgage was executed on any date other than the respective dates of the acknowledgments of the parties hereto. This Mortgage shall become effective upon its delivery.

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     Section 14. The Mortgagor shall prepare and timely file all Federal, state and local tax returns required to be filed by it and promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such property and assets or any part thereof. The Mortgagor shall submit to the Mortgagee receipted bills showing payment of all taxes, assessments, governmental charges or levies and lawful claims which, if unpaid, would become a lien or claim on the Premises, as same shall be paid.
     Section 15. During the term of the Agreement, in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee, then and in such event, the Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by the Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the obligation secured hereunder, or this Mortgage, or otherwise, the Mortgagee may, at the Mortgagee’s option, declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable, or the Mortgagee may, at the Mortgagee’s option, pay that amount or portion of such taxes as renders the Loan or indebtedness secured hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said taxes.
     Section 16. The Mortgagor agrees to comply with all laws, rules, regulations and ordinances made or promulgated by lawful authority and now or hereafter applicable to the Mortgaged Property within such time as may be required by law.
     Section 17. That if any action or proceeding be commenced to which action or proceeding the holder of this Mortgage is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable attorney’s fees), shall be paid by the Mortgagor, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowance shall prevail unaffected by this covenant.
     Section 18. That upon default by the Mortgagor, the Mortgagee may, at its option, remedy such default; that all payments made by the Mortgagee to remedy a default by the Mortgagor (including reasonable attorneys’ fees) and the total of any payment or payments due from the Mortgagor to the Mortgagee and in default, together with interest thereon at the rate equal to the rate of interest set forth in the Agreement (such interest to be calculated from the

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date of such advancement to the date of payment thereof by Mortgagor), shall be added to the debt secured by this Mortgage until paid. Any such sums and the interest thereon shall be a lien on the Premises prior to any other lien attaching to or accruing subsequent to the lien of this Mortgage, except the Mortgage from the Mortgagor to the Trustee and the County of Middlesec.
     Section 19. (i) Definitions. As used in this Section 19, the following terms shall have the following meanings:
          (a) Clean-Up: Removal, abatement and/or remediation of, or other response to, Environmental Conditions as required or directed by applicable governmental agencies with jurisdiction therefore and/or as required by and in compliance with Environmental Laws.
          (b) Environmental Conditions: Any environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Substances into, surface soils, subsurface soils, sewage systems, surface water, groundwater, land or air. For purposes of the notice provision of Section 6.03(b)(iv), Environmental Conditions shall be those which require remediation by the applicable regulatory authority.
          (c) Environmental Documents: (I) Any and all documents received or submitted by the Mortgagor from the United States Environmental Protection Agency (“USEPA”), the New Jersey Department of Environmental Projection (“NJDEP”) or any other state, county or municipal environmental or health agency concerning environmental matters relating to the Mortgaged Property or the Mortgagor’s operations upon the Mortgaged Property; and (II) any and all reviews, audits, reports, or other analyses concerning Environmental Conditions, including but not limited to the presence or absence of Hazardous Substances, on, at, under or emanating from the Mortgaged Property, that have been prepared by or on behalf of the Mortgagor or are otherwise in the Mortgagor’s possession, custody or control; provided however that no such documents shall be required to be submitted or made available by the Mortgagor in compliance with the provisions of this Mortgage which will result in any loss of attorney-client privilege. However, to the extent that appropriate measures can and have been taken to preserve the attorney-client privilege by disclosure to the Mortgagee, the Mortgagor shall be required to submit or make available such documents. It shall not be an Event of Default hereunder so long as the issue of attorney-client privilege is being contested between the parties.
          (d) Environmental Laws: Any and all federal, state and local laws, statutes, codes, ordinances, regulations or rules (including, but not limited to, consent decrees and judicial or administrative orders or decrees or other legal requirements of any kind issued in connection with the Mortgaged Property), relating to pollution or contamination of the environment, presently in effect or hereafter amended, modified or adopted from time-to-time during the Mortgage term, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”) (42 U.S.C. Section 9601-9675); the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”) (42 U.S.C. Section 6901, et seq.); the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Insecticide, Fungicide and Rodenticide

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Act, as amended (“FIFRA”) (7 U.S.C. Section 136, et seq.); The Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.); the Toxic Substances Control Act (15 U.S.C. 2601, et seq.); the New Jersey Spill Compensation and Control Act, as amended (the “Spill Act”) (N.J.S.A. 58:10-23.11 et seq.); the New Jersey Environmental Cleanup Responsibility Act (“ECRA”) (N.J.S.A. 13:1K-6, et seq.) as amended by the Industrial Site Recovery Act, P.L. 1993, Ch. 139 (“IRSA”); the New Jersey Solid Waste Management Act, as amended (N.J.S.A. 13:1E-1, et seq.); the New Jersey Underground Storage Tank Act, as amended, (N.J.S.A. 58:10A-21, et seq.); the New Jersey Water Pollution Control Act, as amended (N.J.S.A. 58:10A-1, et seq.); the New Jersey Air Pollution Control Act (N.J.S.A. 26:2C-1 et seq.); the Safe Drinking Water Act (33 U.S.C. 1251, et seq.); the New Jersey Worker and Community Right to Know Act (N.J.S.A. 34:5A-1, et seq.); and the New Jersey Toxic Catastrophe Prevention Act (N.J.S.A. 13:1-19, et seq.); and the rules and regulations promulgated thereunder.
          (e) Hazardous Substances: (I) Any “Hazardous Substance”, “Hazardous Waste”, “Pollutant” or “Contaminant” as defined under any Environmental Laws, as such laws are presently in effect or hereinafter amended, and the regulations promulgated thereunder; (II) petroleum and petroleum-containing products as the terms “petroleum” is defined in Section 9000(8) of the RCRA; and (III) urea-formaldehyde, polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials and nuclear fuel and nuclear wastes. Notwithstanding the foregoing, for purposes of this Section 19, Hazardous Substances shall not include construction materials, office equipment, other office furnishings, cleaning solutions and other similar materials that are or contain de minimis quantities of Hazardous Substances provided that the use, handling and storage of any such materials on the Mortgaged Property is incidental to and reasonably necessary for the construction, operation or maintenance of the Mortgaged Property and provided that any such use, handling, storage and disposal of such materials as in compliance with all applicable laws and regulations, including all applicable Environmental Laws.
          (f) Placement Agent: Ferris, Baker Watts, Incorporated.
          (g) Regulatory Actions: Any claim, demand, action or proceeding brought or instigated by any governmental authority under any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, whether directing or requiring any action or compelling compliance with Environmental Laws or seeking costs, damages, penalties, expenses or injunctive relief.
          (h) Release: The spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching or escaping, whether intentional or unintentional, of any Hazardous Substance.
          (i) Third-Party Claims: Claims of third parties (other than Regulatory Actions) alleging damages arising from personal injury, property damage or damage to natural resources arising from or relating in any way to Environmental Conditions on, at, under or emanating from the Mortgaged Property.

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     (ii) Representations and Warranties. The Mortgagor represents and warrants to the best of its knowledge after due inquiry as of the date hereof that:
          (a) No part of the Mortgaged Property was ever used, nor is it being used now, as a landfill, dump or other disposal or treatment area for Hazardous Substances or as a gasoline service station or a facility with its primary operations involving the selling, dispensing, storing, transferring or handling of petroleum and/or petroleum products; and
          (b) There are not now nor have there ever been located on the Mortgaged Property any underground storage tanks, above-ground storage tanks or any other vessels used or intended for the treatment, storage or disposal of Hazardous Substances; and
          (c) There has not been nor is there now occurring any Release or threatened Release of any Hazardous Substance on, at, under or emanating from the Mortgaged Property; and
          (d) The Mortgagor’s use, handling and storage, if any, of Hazardous Substances on the Mortgaged Property and Mortgagor’s disposal, if any, at any location of Hazardous Substances generated on or from the Mortgaged Property have been in material compliance with all applicable Environmental Laws; and
          (e) The Mortgaged Property and the use and operation thereof are currently, and at all times during the Mortgagor’s occupancy, operation or control of the Mortgaged Property have been, in material compliance with all applicable Environmental Laws; and
          (f) No Third-Party Claims or Regulatory Actions (I) have been asserted in writing or assessed against the Mortgagor or the Mortgaged Property, (II) are pending against the Mortgagor or the Mortgaged Property or, (III) to the best of the Mortgagor’s knowledge, have been threatened in writing against the Mortgagor or the Mortgaged Property; and
          (g) The Mortgaged Property is not listed in the USEPA’s National Priorities List (“NPL”) of Superfund Sites or the CERCLIS list of sites maintained by the USEPA. The Mortgagor has not transported any Hazardous Substances generated at the Mortgaged Property to any location nor has Mortgagor arranged for the transportation of any Hazardous Substances generated at the Mortgaged Property to any location which is listed on the NPL under CERCLA or on the CERCLIS list of sites; and
          (h) The Mortgagor has made available to the Placement Agent and the Mortgagee all Environmental Documents requested by them; and
          (i) None of the real property owned and/or occupied by the Mortgagor including, but not limited to, the Mortgaged Property, has been or is now being used as a “Major Facility” as such term is defined in N.J.S.A. 58:10-23.11b(1). The Mortgagor will not use the Mortgaged Property in the future as a “Major Facility”; and

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          (j) There are no liens against the Mortgaged Property arising under any Environmental Law or based upon a Regulatory Action and/or Third-Party Claim; and further, no lien has been attached to any revenues or any real or personal property owned by the Mortgagor including, but not limited to, the Mortgaged Property, as a result of the Administrator of the New Jersey Spill Compensation Fund expending monies from said fund pursuant to N.J.S.A. 58:10-23.11g, or to pay for “Cleanup and Removal Costs” as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of the Mortgagor; and
          (k) ECRA and IRSA did not apply to the Mortgagor’s purchase of the Mortgaged Property.
     (iii) Covenants.
          (a) The Mortgagor will not permit or conduct on the Mortgaged Property the generation, treatment, manufacture, use, storage or disposal of any Hazardous Substance, except in material compliance with all applicable Environmental Laws. In addition, the Mortgagor will not permit the Mortgaged Property to be used for any of the purposes set forth in subsections (ii)(a) and (i) hereof.
          (b) The Mortgagor will promptly notify the Mortgagee in writing of any existing, pending or threatened (I) investigation, inquiry, claim or action by any governmental authority against the Mortgagor or the Mortgaged Property in connection with any Environmental Laws; (II) Third-Party Claims against the Mortgagor or the Mortgaged Property; (III) Regulatory Actions against the Mortgagor or the Mortgaged Property; and (IV) any existing, pending or threatened Environmental Conditions at, on, under or emanating from the Mortgaged Property.
          (c) In the event that any investigation or Clean-Up of any Environmental Conditions on, at, under or emanating from the Mortgaged Property is required to be undertaken by the Mortgagor by any governmental agency or under any applicable Environmental Laws as a result of or relating to any of the following, then the Mortgagor shall complete or cause to be completed in compliance with all applicable Environmental Laws, and at its own expense, such investigation and/or Clean-up: (I) any Release or threatened Release of any Hazardous Substance on, at, under or emanating from the Mortgaged Property; (II) any injury to human health or safety or the environment by reason of Environmental Conditions on, at, under or emanating from the Mortgaged Property; or (III) any violation, or alleged violation, of any applicable Environmental Law.
          (d) After the date of execution of this Mortgage, the Mortgagor shall upon request make available to the Mortgagee, so long as the Bonds are outstanding and the Mortgagee has any interest in the Mortgaged Property, complete copies of any and all Environmental Documents.
          (e) In the event that there shall be filed a lien against the Mortgaged Property by the NJDEP, pursuant to and in accordance with the provisions of the Spill Act (specifically,

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N.J.S.A. 58:10-23.11f(f)), as a result of the Administrator of the New Jersey Spill Compensation Fund having expended monies from said fund pursuant to N.J.S.A. 58:10-23.11g, or to pay for “Cleanup and Removal Costs,” as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of the Mortgagor, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of “Hazardous Substances,” as such term is defined in N.J.S.A. 58:10-23.11b(k), into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then the Mortgagor shall, within sixty (60) days from the date that the Mortgagor is given notice that the lien has been placed against the Mortgaged Property (or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Mortgaged Property to be sold pursuant to the lien), either (I) pay the claim and remove the lien from the Mortgaged Property, or (II) furnish to the NJDEP either (A) a bond satisfactory to the NJDEP in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to the NJDEP in an amount sufficient to discharge the claim out of which the lien arises.
          (f) The Mortgagor shall use its best efforts to assure material compliance with all Environmental Laws by all lessees, tenants, subtenants, occupants, licensees, operators, managers and users of the Mortgaged Property.
     (iv) Indemnities.
          (a) The Mortgagor agrees to, and does hereby, indemnify, defend and hold harmless the Mortgagee, its directors, officers, employees and agents and all Bondholders (all being included in the word “Mortgagee” for the purposes of this subsection (iv)) from and against any and all claims, causes of action, damages, demands, fines, liabilities, losses, penalties, settlements, expenses and costs, however defined and of whatever kind or nature, known or unknown, (including, but not limited to, reasonable attorneys’ consultants’ and engineering fees and disbursements and sampling, monitoring or remediation costs) (“Losses”) which may be asserted against, imposed upon, suffered or incurred by, the Mortgagee, arising out of in any way related to or due to (I) any Release at the Mortgaged Property or any Environmental Conditions on, at, under, or emanating from the Mortgaged Property, (II) any injury to human health, safety or the environment (including wrongful death, personal injury, property damage or damage to natural resources) by reason of Environmental Conditions on, at, under or emanating from the Mortgaged Property; (III) any violation, or alleged violation, of any Environmental Law; (IV) any material misrepresentation by the Mortgagor in this Mortgage and/or the Loan Agreement or in any other documents or materials furnished by the Mortgagor to the Mortgagee and/or its representatives in connection with the issuance of the Bonds; (V) any breach of any of Mortgagor’s representations, warranties or covenants set forth in subsections (ii) and (iii) of this Section 19; (VI) any Regulatory Action or Third-Party Claim arising from or relating to any Release or any Environmental Conditions on, at, under or emanating from the Mortgaged Property, except to the extent such Regulatory Action or Third-Party Claim arises from or relates to the acts or omissions of the Mortgagee or its successors or assigns including any transferee of the title of the Mortgagee or any subsequent purchaser at a foreclosure or, after a foreclosure of the Mortgaged Property, any third-party unrelated to or unaffiliated with the Mortgagor; or (VII) any lien imposed upon the Mortgaged Property in favor of any governmental

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entity as a result of (A) the presence or disposal of a Hazardous Substance on the Mortgaged Property, (B) a Release or threatened Release at or affecting the Mortgaged Property, or (C) any other Environmental Conditions on, at, under or affecting the Mortgaged Property, except to the extent such liens arise solely from or relate to the acts or omissions of the Mortgagee or its successors or assigns including any transferee of the title of the Mortgagee or any subsequent purchaser at a foreclosure, or, after a foreclosure of the Mortgaged Property any third-party unrelated to and unaffiliated with the Mortgagor. The duty of the Mortgagor to indemnify, defend and hold harmless the Mortgagee includes, but is not limited to, Regulatory Actions, Third-Party Claims or any other proceedings or actions commenced by any person (including, but not limited to, any federal, state or local governmental agency or entity) before any court or administrative agency.
          (b) In any event a Clean-up is required by any governmental agency or under any applicable Environmental Laws, Mortgagor shall promptly take all necessary measures to complete the Clean-up in accordance with all applicable Environmental Laws. If the initiation or the conduct of all or any portion of such Clean-up is delayed by Mortgagor or Mortgagor fails to conduct such Clean-up on the basis of Mortgagor’s good faith objection to the nature, extent or scope of any Clean-up required by any governmental agency, Mortgagor shall promptly provide Mortgagee with written notice of such objection (which notice shall include a detailed explanation of the basis for such objection) and, upon the request of Mortgagee, shall meet with Mortgagee at a mutually agreeable time and location to discuss the matter and attempt to reach a resolution concerning the conduct of any such Clean-up. In the event such an agreement cannot be reached within a period of forty-five (45) days following Mortgagee’s receipt of any such notice, the Mortgagee shall have the right to notify the Mortgagor that it is in default of this Mortgage and the Mortgagee shall have all rights available to it under Article III of this Mortgage.
     (v) General.
          (a) The representations, warranties, covenants and indemnities contained in this Section 19 shall survive the execution and delivery of this Mortgage, the discharge of the Bonds and any foreclosure of this Mortgage and any acquisition of title to the Mortgaged Property by the Mortgagee and they shall be deemed continuing representations, warranties and indemnities for the benefit of the Mortgagee and any successors and assigns of the Mortgagee and the Bondholders.
          (b) The Mortgagor and its successors and assigns, hereby forfeit and forever waive, release and agree not to make or bring, any claim for indemnification, contribution, reimbursement or direct payment against the Mortgagee or its successors or assigns arising out of any of the matters described in subsection (iv) hereof except to the extent such claim arises or results from the acts or omissions of the Mortgagee, and any successors (but not assigns), after the Closing of the Mortgage transaction or after any foreclosure of this Mortgage pursuant to Article III hereof, which acts or omissions result in a new Release at the Mortgaged Property or the aggravation of an existing Environmental Condition at the Mortgaged Property.

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          (c) The Mortgagee’s rights and remedies against the Mortgagor under this Section 19 shall be in addition to and not in lieu of all other rights and remedies of the Mortgagee under this Mortgage, the Loan Agreement, at law or in equity.
     (vi) Inspections and Investigations.
          (a) During the term of this Mortgage, Mortgagee and its designated representatives, including any environmental consultant retained by Mortgagee, shall have the right upon prior written notice to Mortgagor to enter upon and to conduct a noninvasive inspection of the Mortgaged Property and to review all Environmental Documents in the possession, custody or control of the Mortgagor relating or referring to the Mortgaged Property or the operations conducted thereon (the “Inspection”). The Mortgagee’s right to conduct such Inspections shall include, without limitation, a right of reasonable access to all portions of the Mortgaged Property and surrounding land and waters. The Mortgagor shall cooperate fully with respect to such Inspection. Mortgagee shall discuss with Mortgagor the results of any such Inspection and shall consult with Mortgagor concerning any deficiencies revealed as a result of such Inspection. Mortgagee shall bear its own costs and expenses incurred to conduct such Inspections unless such Inspection is conducted in response to Mortgagee’s receipt of any notice provided by Mortgagor to Mortgagee pursuant to subsection (iii)(b) of this Section 19. In such event, the cost and expense of such Inspection shall be borne by Mortgagor.
          (b) The Mortgagee, at any time after commencing foreclosure proceeding pursuant to its foreclosure rights under this Mortgage or in connection with any negotiations for a deed in lieu of foreclosure agreement between the Mortgagor and the Mortgagee and after the occurrence of any Event of Default under this Mortgage or with respect to the Bonds, or under the Loan Agreement, may itself, or by its employees, agents, contractors or representatives, enter upon the Mortgaged Property for the purposes of conducting any invasive soil and groundwater sampling and investigations or such other investigations, examinations, or analyses (hereafter referred to as “Investigation”) as the Mortgagee may reasonably desire. The Mortgagee shall provide the Mortgagor with reasonable notice before entering the Mortgaged Property to conduct any such Investigation, and the Mortgagor shall cooperate fully in such Investigation.
          (c) The Mortgagee and its employees, agents, contractors, consultants and/or representative shall conduct any such Investigation in a manner which does not unreasonably interfere with the Mortgagor’s use of and operations on the Mortgaged Property. In the event that this Mortgage is foreclosed, the Mortgagor shall deliver the Mortgaged Property to the Mortgagee in compliance with all applicable Environmental Laws.
          (d) In conducting any Inspection or Investigation pursuant to this subsection (vi), Mortgagee shall use its best efforts not to cause or suffer a violation of any applicable Environmental Laws at the Mortgaged Property or to cause any new Release at the Mortgaged Property or the aggravation of an existing Environmental Condition at the Mortgaged Property. In the event the Mortgagee, and any successors (but not assigns), causes any such violation, new Release or aggravated Environmental Condition as a result of its conduct of such Inspection or Investigation at the Mortgaged Property, the Mortgagee, and any successors (but not assigns), shall remedy such violation, new Release or aggravated Environmental Condition and shall

14

indemnify, defend and hold harmless Mortgagor from and against any Regulatory Action or Third-Party Claim arising directly from and solely as a result of any such violation, new Release or aggravated Environmental Condition. The Mortgagee, and any successors (but not assigns), shall also indemnify, defend and hold harmless Mortgagor from and against any personal injury or property damage claims or actions arising directly from and solely as a result of the Mortgagee’s, and any successors’ (but not assigns), entry upon the Mortgaged Property to conduct any Inspection or Investigation pursuant to this subsection (vi).
     Section 20. (a) Mortgagor shall pay or cause to be paid when due and payable pursuant to the provisions of the Lease all rent, supplemental rent, additional rent and other payments required to be paid by the tenant under the Lease. Without limiting the generality of the foregoing, Mortgagor covenants that it shall diligently perform and observe, not later than the times specified in the Lease or herein (whichever instrument shall provide for the earlier performance or observance), all of the terms, covenants and conditions of the Lease required to be performed and observed by the tenant thereunder so that Mortgagor’s rights as tenant under the Lease shall remain unimpaired. Mortgagor shall promptly notify Mortgagee in writing of any default by the landlord or Mortgagor in the performance or observance of any of the terms, covenants or conditions to be performed or observed by either such party under the Lease, and shall promptly after payment send to Mortgagee all receipts for all payments required under the Lease.
          (b) Mortgagor shall not modify, amend, release, cancel, surrender or terminate the Lease without the prior written consent of Mortgagee, the entire interest of Mortgagor as tenant under the Lease having been mortgaged and assigned to Mortgagee so that no such modification, amendment, release, cancellation, surrender or termination shall be of any force or effect whatsoever unless Mortgagee shall have given its prior written consent thereto.
          (c) Mortgagor further covenants and agrees that there shall be no merger of the Mortgaged Property with the fee estate of the owner or owners of the Real Estate, by reason of the fact that the Mortgaged Property or any part thereof may be held by or for the account of any person or persons who shall be the owner or owners of such fee estate, unless and until all persons at the time having an interest in the fee estate and all persons, including Mortgagee, at the time having an interest in the Mortgaged Property shall join in a written instrument effecting such merger and shall duly record such instrument in the public record.
          (d) No release or forbearance of any of Mortgagor’s obligations under the Lease, pursuant to the terms of the Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including Mortgagor’s obligations with respect to the payment of rents as provided for in the Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Lease to be kept, performed and complied with by the tenant therein.
          (e) Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by Mortgagor as tenant under the Lease and, if Mortgagor shall fail so to do, Mortgagee may (but shall not be obligated to) take any action Mortgagee deems necessary or desirable to prevent or to cure any default or breach of

15

condition by Mortgagor in the performance of or compliance with any of Mortgagor’s covenants or obligations under the Lease. Upon receipt by Mortgagee from the landlord (which term shall mean, as used herein, the landlord named in the Lease as landlord or any successor in title to such landlord) under the Lease of any written notice of default or breach of condition by Mortgagor, Mortgagee may rely thereon and take any action to cure such default even though the existence of such default or the nature thereof may be questioned or denied by Mortgagor or by any party on behalf of Mortgagor or by any other party to such agreements. Mortgagor hereby expressly grants to Mortgagee and agrees that Mortgagee shall have the absolute and immediate right to enter in and upon the Mortgaged Property or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any default in the covenants of Mortgagor under this Mortgage.
          (f) The occurrence of any event which, with the giving of notice or the lapse of time, would constitute a default or breach of condition under the Lease or which would entitle the landlord under the Lease to deprive Mortgagor of the estate or interest vested in Mortgagor by the Lease shall, for the purposes of this Mortgage, be treated as a default in or breach of condition under the Lease.
          (g) Mortgagor shall not exercise any election available to Mortgagor under the Lease with respect to the application of proceeds of insurance and condemnation without first having obtained the prior written consent thereof by Mortgagee.
          (h) If this Mortgage is still of public record on the date which is thirty (30) days prior to the last date on which the tenant under the Lease has a right to extend the term of the Lease and Mortgagor has not given Mortgagee written evidence of Mortgagor’s proper exercise of such extension option, Mortgagee may (but shall not be obligated to) at any time thereafter exercise such extension option on behalf of Mortgagor, and Mortgagor hereby grants Mortgagee a power of attorney to exercise such extension option, which power of attorney is irrevocable and coupled with an interest.
          (i) The lien of this Mortgage, securing payment of the Note and the Agreement and performance of the obligations under this Mortgage, shall not merge, and shall always remain a separate and distinct mortgage lien, notwithstanding the fact that such mortgage lien may from time to time be held by the same party that holds the tenant’s interest in the Lease or by any entity controlled by, controlling or under common control with such party; provided, however, that the holder of this Mortgage may at any time, by a suitable instrument, duly executed by Mortgagee and filed of public record, elect to effect a merger of such liens upon the Mortgaged Property. If at any time Mortgagee shall acquire all or any part of the fee estate in the Real Estate, such acquisition shall not cause a merger with Mortgagee’s interest as holder of this Mortgage; provided, however, that Mortgagee may at any time, by suitable instrument duly executed by Mortgagee and filed of public record, elect to effect a merger of such interests in the Mortgaged Property.
          (j) In the event of the bankruptcy or insolvency of the landlord under the Lease, if the landlord in bankruptcy shall elect to reject the Lease, pursuant to Section 365 of the Bankruptcy Code or any other similar or successor provision, Mortgagor shall timely exercise its

16

option to remain in possession for the balance of the term of the Lease. Mortgagor hereby authorizes Mortgagee, to the extent permitted by law, to make such election on behalf of Mortgagor and grants to Mortgagee an irrevocable power of attorney, coupled with an interest, to make such election on behalf of Mortgagor.
          (k) Nothing contained in this Section is intended to limit or impair any rights which may be granted to Mortgagee under the terms of the Lease.
     II. THE MORTGAGOR SHALL BE IN DEFAULT OF THIS MORTGAGE UPON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:
     Section 1. The occurrence of any Event of Default under the Agreement or the Lease.
     Section 2. In the event the Mortgaged Property shall be encumbered by a subsequent encumbrance, other than Permitted Encumbrances (as defined in the Agreement), or any change in the ownership of the Premises.
     Section 3. In the event that the Mortgagor shall have encumbered, mortgaged or given a security interest in any fixture or fixtures, or shall have, without the consent of the Mortgagee, removed or replaced any fixtures.
     Section 4. In the event of default as to, or in the event that proceedings be instituted for foreclosure or collection of, any mortgage, judgment, or lien affecting the Premises.
     Section 5. In the event that the Mortgagor shall be unable to retain an insurance company authorized to do business in the State of New Jersey to insure the Premises in the form of policy approved by the Mortgagee for a sum equal to the full amount of the Loan.
     Section 6. The Mortgagor shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted hereunder, to be created in any of the Mortgaged Property, or shall have failed to take any action requested by the Mortgagee to perfect or protect the security interest provided for herein.
     III. SHOULD ANY DEFAULT BE MADE BY THE MORTGAGOR, THE MORTGAGEE MAY TAKE ANY OR ALL OF THE FOLLOWING ACTIONS, AT THE SAME OR AT DIFFERENT TIMES:
     Section 1. Declare the entire amount of unpaid principal and accrued interest and other money due under this Mortgage, the Agreement and the Note immediately due and payable.
     Section 2. Enter upon, and take possession of, the Mortgaged Property, and to lease and let the said Mortgaged Property, and to receive all the rents, issues and profits thereof which are overdue, due or to become due, and to apply the same, after payment of all necessary charges and expenses, on account of the amounts hereby secured and the holder of this Mortgage is given and granted full power and authority to do any act or thing in connection with the management and operation of the Premises. This remedy becomes effective either with or without any action

17

brought to foreclose this Mortgage and without applying at any time for a receiver of such rents. Should said rents or any part thereof be assigned without the consent of the holder of this Mortgage, then the Note shall, at the option of the holder hereof, become due and payable immediately, anything herein contained to the contrary notwithstanding.
     Section 3. Institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Mortgage, and proceed thereon to final judgment and execution of the entire unpaid balance of the Loan, including costs of suit, interest and reasonable attorney’s fees. In case of any sale of the Mortgaged Property by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee, in its sole discretion, may elect. The failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights will not be asserted by the Mortgagor as a defense in any proceeding instituted by the Mortgagee to collect the obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Premises.
     Section 4. Appoint a receiver of the rents, issues and profits of the Mortgaged Property without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby and the Mortgagor and each such person waive such proof and consent to the appointment of a receiver.
     Section 5. If the Mortgagor or any subsequent owner is occupying the Premises or any part thereof, it is hereby agreed that the said occupants shall pay such reasonable rental monthly in advance as the Mortgagee shall demand for the Premises or the part so occupied, and for the use of the Mortgaged Property covered by this Mortgage or any chattel mortgage.
     Section 6. Apply on account of the unpaid indebtedness and the interest thereon or on account of any arrearages of interest thereon, or on account of any balance due to the Mortgagee after a foreclosure sale of the Mortgaged Property whether or not a deficiency action shall have been instituted, any unexpended moneys still retained by the Mortgagee that were paid by the Mortgagor to the Mortgagee for the payment of, or as security for the payment of taxes, assessments, municipal or governmental rates, charges, impositions, liens, water or sewer rents, or insurance premiums, if any, or in order to secure the performance of some act by the Mortgagor.
     Section 7. (i) Except as set forth in subsection (iv)(b) hereof, if the Mortgagor fails to initiate and diligently pursue to completion any Clean-Up required of the Mortgagor by any governmental agency or under any applicable Environmental Laws and such failure continues for thirty (30) days after the Mortgagee provides the Mortgagor written notice thereof (provided, however, that if such Clean-Up requires work to be done, actions to be taken or conditions to be remedied which by their nature cannot be fully done, taken or remedied, as the case may be, within such thirty (30) day period, then no such failure shall be deemed to have occurred with respect to any such work, action or remediation within such thirty (30) day period and thereafter diligently and continuously prosecutes same to completion), the Mortgagee may, in its sole discretion, either (1) declare a default under this Mortgage and the Agreement; or (2) cause the

18

Clean-Up of any Hazardous Substance or other Environmental Conditions on, at, under or emanating from the Mortgaged Property, or both; or (3) pay on behalf of the Mortgagor any Losses imposed on the Mortgagor as a result of any Regulatory Actions; or (4) make any other payment or perform any other reasonable act which will prevent a lien in favor of any federal, state or local governmental authority from attaching to the Mortgaged Property; or (5) pay, on behalf of the Mortgagor, any Losses imposed on the Mortgagor as a result of any Third-Party Claims or any one or more of the foregoing. The costs of such Clean-Up and/or exercise of any of the remedies hereinabove set forth by the Mortgagee shall be added to the indebtedness under the Loan Agreement (whether or not any court or governmental agency has ordered the Clean-Up), and said costs shall become due and payable, with interest thereon, at the highest interest borne by the Bonds. After the occurrence of a default hereunder, the Mortgagor shall give the Mortgagee and its employees, agents, contractors and representatives, access to the Mortgaged Property to conduct any Clean-Up or any of the other remedies set forth above that the Mortgagee, in its sole discretion, deems appropriate, however, the Mortgagee has no affirmative obligation to conduct any such Clean-Up or remedies, and this Mortgage and the Loan Agreement shall not be construed as creating any such obligation or liability on the part of the Mortgagee to conduct such Clean-Up or remedies.
     (ii) In connection with any Clean-Up conducted by Mortgagee pursuant to subsection (i) above, Mortgagee shall have the sole and exclusive right to: (1) select, hire and supervise the work of all persons, including environmental consultants and contractors engaged in any work required to conduct such Clean-Up (2) prepare and submit all data, test reports, recommendations, proposals or other documents to the NJDEP; and (3) conduct all negotiations with the NJDEP in connection with such Clean-Up, including without limitation, the sole and exclusive right to formulate, negotiate, secure NJDEP approval of and implement any cleanup plan or other remediation activities required by the NJDEP. The foregoing notwithstanding, Mortgagee shall provide Mortgagor with copies of all: (a) correspondence between the NJDEP and Mortgagees or its representatives with respect to such Clean-Up; (b) field and laboratory data generated in connection with such Clean-Up; and (c) reports, summaries, proposals and recommendations or other documents submitted by Mortgagee to the NJDEP in connection with such Cleanup within fifteen (15) days after submitting the same to the NJDEP. In addition, Mortgagee shall provide Mortgagor for its review and comment, draft copies of all documents Mortgagee intends to submit to the NJDEP in connection with such Clean-Up not less than ten (10) business days prior to submitting the same to the NJDEP. Mortgagee shall provide Mortgagor with at least five (5) business days’ notice of any meetings with or inspections by the NJDEP in connection with such Clean-Up and Mortgagor shall have the right to attend any such meetings or inspections.
     (iii) In conducting any Clean-Up pursuant to subsection (i) above, Mortgagee shall use its best efforts not to cause or suffer a violation of any applicable Environmental Laws at the Mortgaged Property or to cause any new Release at the Mortgaged Property or the aggravation of an existing Environmental Condition at the Mortgaged Property. In the event the Mortgagee, and any successors (but not assigns), causes any such violation, new Release or aggravated Environmental Condition as a result of its conduct of such Clean-Up at the Mortgaged Property, the Mortgagee, and any successors (but not assigns), shall remedy such violation, new Release or aggravated Environmental Condition. In the event the Mortgagee and any successors (but not

19

assigns), causes, any such violation, new Release or aggravated Environmental Condition as a result of its conduct of such Clean-Up at the Mortgaged Property, the Mortgagee, and any successors (but not assigns), shall remedy such violation, new Release or aggravated Environmental Condition and shall indemnify, defend and had harmless Mortgagor form and against any Regulatory Action or Third-Party Claim arising directly from and solely as a result of any such violation, new Release or aggravated Environmental Condition. The Mortgagee, and any successors (but not assigns), shall also indemnify, defend and hold harmless Mortgagor from and against any personal injury or property damage claims or actions arising directly from and solely as a result of the Mortgagee’s and any successors’ (but not assigns), entry upon the Mortgaged Property to conduct such Clean-Up pursuant to subsection (i) above.
     (iv) Any partial exercise by the Mortgagee of the remedies set forth in subsection (i) above, or any partial undertaking on the part of the mortgagee to cure the failure of the Mortgagor to comply with any Environmental Laws, shall not obligate the Mortgagee to complete the actions taken or require the Mortgagee to expend further sums to cure such noncompliance, except to the extent that Mortgagee’s partial exercise of such remedies prevents the Mortgagor from completing such remedies in accordance with the requirements of applicable Environmental Laws or governmental agencies with jurisdiction. In that event, the Mortgagee shall complete such remedies in accordance with and subject to the provision of subsection (i) above. The Mortgagee’s exercise of the remedies et forth in subsection (i) above, in whole or in part, shall not operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Property or make the Mortgagee or be construed to deem the Mortgagee to be, an “owner” or “operator” of the Mortgaged Property within the meaning of or under any Environmental Laws. The Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Mortgagor to seek reimbursement from any third parties, including, without limitation a predecessor-in-interest to the Mortgagor’s title to the Mortgaged Property, who may be a “responsible party” or otherwise liable for any or all of such payments or costs under any Environmental Laws, common law, equity or contract.
     IV. MISCELLANEOUS
     Section 1. The rights and remedies herein expressed to be vested in or conferred upon the Mortgagee shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable law. The failure, at any one or more times, of the Mortgagee to assert the right to declare the principal indebtedness due or the granting of any extension or extensions of time of payment of the Loan either to the Mortgagor or to any other person, or taking of other or additional security for the payment thereof, or releasing any security, or changing any of the terms of the within Mortgage or the Agreement, or other obligation accompanying this Mortgage, or waiver of or failure to exercise any right under any covenant or stipulation herein contained shall not in any way affect this Mortgage nor the rights of the Mortgagee hereunder nor operate as a release from any personal liability upon the Loan or obligation accompanying this Mortgage, nor upon any covenant or stipulation therein contained, nor under any agreement assuming the payment of said Loan or obligation.

20

     Section 2. All notices to be given hereunder shall be given by certified mail directed to the Mortgagor or to the Mortgagee at the respective addresses shown at the head of this Mortgage, or to such other address as either party may notify the other.
     Section 3. All of the terms, covenants, provisions and conditions herein contained shall be for the benefit of, apply to, and bind the heirs, executors, administrators, successors and assigns of the Mortgagor and the Mortgagee, and are intended and shall be held to be real covenants running with the land, and the term “Mortgagor” shall also include any and all subsequent owners and successors in title of the Premises.
     Section 4. When such interpretation is appropriate, any word denoting gender used herein shall include all persons, natural or artificial, and words used in the singular shall include the plural.
     Section 5. This Mortgage is the Mortgage referred to in the Agreement and is subject to all the terms and provisions of said Agreement. Should any provision of the Agreement be inconsistent or contrary to the provisions of this Mortgage, the provisions of the Agreement shall control. The Agreement is hereby incorporated by reference as though fully set forth herein and made a part hereof, and is on file for inspection at the offices of the Mortgagee.
     THE MORTGAGOR HEREBY DECLARES THAT THE MORTGAGOR HAS READ THIS MORTGAGE, HAS RECEIVED A COMPLETELY FILLED IN COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS MORTGAGE AS OF THE DATE CONTAINED IN THE ACKNOWLEDGMENT HEREOF.
[The remainder of this page intentionally left blank]

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     IN WITNESS WHEREOF, the Mortgagor has caused these presents to be signed by its proper officer the day and year contained in the acknowledgment hereof.

WITNESS:	CONVERTED ORGANICS OF WOODBRIDGE, LLC

By:
Name: Thomas Buchanan		Name: Edward Gildea
Title: Chief Financial Officer		Title: Chief Executive Officer
[Signature Page to Leasehold Mortgage]

ACKNOWLEDGMENT

STATE OF NEW JERSEY	:
	:	SS.:
COUNTY OF	:
     BE IT REMEMBERED, that on this ___day of ___, 2007, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, personally appeared Edward Gildea, the Chief Executive Officer of Converted Organics of Woodbridge, LLC, who, I am satisfied is the person who executed the foregoing Instrument and who thereupon acknowledged that he signed and delivered said Instrument as his voluntary act and deed.

SCHEDULE A
All that certain lot, parcel or tract of land, situate and lying in the Township of Woodbridge, County of Middlesex, State of New Jersey, and being more particularly described as follows:
BEING those certain premises depicted on “Property Site Plan/Plan of the Building and Leased Premises” attached as Exhibit A to the Agreement of Lease between Recycling Technology Development, LLC as Landlord and Converted Organics Inc. as Tenant dated June 2, 2006 and First Amendment to Agreement of Lease dated January 18, 2007 .
FOR INFORMATIONAL PURPOSES ONLY: Also known as part of Lot 1 in Block 51 on the Township of Woodbridge Tax Map.

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
to
THE BANK OF NEW YORK,
as Trustee

TRUST INDENTURE

DATED: AS OF FEBRUARY 1, 2007
Securing $17,500,000 Aggregate Principal Amount of
Solid Waste Facilities Revenue Bonds
(Converted Organics of Woodbridge, LLC — 2007 Project)

i

Page
Section 805. Filing and Recording	37
Section 806. Non-Presentment of Bonds; Escheats	37
Section 807. Indemnification	38
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES	39
Section 901. Events of Default	39
Section 902. Notice of Default; Opportunity to Cure Such Default	39
Section 903. Acceleration; Cure	39
Section 904. Powers of Trustee	40
Section 905. Powers of Bondholders	41
Section 906. Limitations on Bondholders	41
Section 907. Remedies Not Exclusive	42
Section 908. Delay or Omission of Trustee	42
Section 909. Application of Moneys	42
Section 910. Severability of Remedies	42
Section 911. Borrower’s Right of Possession and Use of its Property	42
Section 912. Notice of Default	43
Section 913. Remedies Herein Additional to Remedies in Agreement	43
Section 914. Trustee May Enforce Rights Without Possession of Bonds	43
ARTICLE X THE TRUSTEE	44
Section 1001. Acceptance of Trust	44
Section 1002. Rights and Powers During Default	46
Section 1003. Right to Rely Upon Documents	46
Section 1004. Right to Own and Deal in Bonds	46
Section 1005. Interest Upon Moneys Received	46
Section 1006. Construction of Provisions of Indenture	46
Section 1007. Co-Trustee	46
Section 1008. Resignation by Trustee	46
Section 1009. Removal of Trustee	47
Section 1010. Appointment of Temporary Successor Trustee	47
Section 1011. Qualifications of Successor Trustee	47
Section 1012. Court Appointment of Successor Trustee	48
Section 1013. Acceptance and Transfer of Trust	48
Section 1014. Successor Trustee by Merger	48
Section 1015. Trustee’s Right to Make Advances	48
Section 1016. Intervention by Trustee	48
Section 1017. Fees, Charges and Expenses of Trustee	49
ARTICLE XI AMENDMENTS AND SUPPLEMENTS	50
Section 1101. Amendments and Supplements Without Bondholders’ Consent	50
Section 1102. Amendments With Bondholders’ Consent	50
Section 1103. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel	50
Section 1104. Amendments to the Loan Agreement or the other Loan Documents Without Consent of Bondholders	50
Section 1105. Amendments to the Loan Agreement or the other Loan Documents with Consent of Bondholders	51
Section 1106. Conditions to Supplements and Amendments	51
ARTICLE XII DEFEASANCE	52
Section 1201. Defeasance	52
ARTICLE XIII MISCELLANEOUS PROVISIONS	53
Section 1301. Limitations on Recourse	53
Section 1302. No Rights Conferred on Others	53
Section 1303. Illegal, etc. Provisions Disregarded	53
Section 1304. Authority Not Responsible for Insurance, Taxes, Execution of Indenture or Application of Moneys Applied in Accordance with this Indenture	53
Section 1305. Authority May Rely on Certificates	54
Section 1306. Notices to Trustee and Authority	54

ii

iii

TRUST INDENTURE
     THIS TRUST INDENTURE made and entered into as of the 1st day of February, 2007 by and between the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public instrumentality body corporate and politic organized and existing under the laws of the State of New Jersey (the “Authority”), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York with trust powers in the State of New Jersey, being qualified to accept and administer the trusts hereby created, as trustee (the “Trustee”):
W I T N E S S E T H:
     WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented (the “Act”), declares it to be in the public interest and to be the policy of the State of New Jersey (the “State”) to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises by making available financial assistance, to locate, remain or expand within the State; and
     WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Authority, on such terms and conditions and such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and
     WHEREAS, Converted Organics of Woodbridge, LLC (the “Borrower”) has applied to the Authority for financial assistance in the aggregate principal amount of $17,500,000, the proceeds to be used by the Borrower to finance the Project (as defined in the Loan Agreement described below) in the Township of Woodbridge, County of Middlesex, New Jersey (the “Project”) through the issuance of the Authority’s Bonds (defined below); and
     WHEREAS, the Authority at a meeting thereof duly convened and held on January 9, 2007, adopted a resolution which authorized Bonds to be issued as Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A in the principal amount $17,500,000 (the “Bonds”), in order to finance the Project pursuant to a Loan Agreement by and between the Authority and the Borrower dated as of February 1, 2007 (the “Loan Agreement”); and
     WHEREAS, the Authority by the aforesaid resolution of January 9, 2007 has duly authorized the execution and delivery of this Indenture and the issuance thereunder of the Bonds (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth; and
     WHEREAS, all acts and things have been done and performed, which are necessary to make the Bonds when executed and issued by the Authority, authenticated by the Trustee and delivered, the valid and binding legal obligations of the Authority in accordance with their terms and to make this Indenture a valid and binding loan agreement for the security of the Bonds authenticated and delivered under this Indenture;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH: that, to provide for the payment of principal or Redemption Price (as the case may be) and interest in respect of all Bonds issued and outstanding under this Indenture, the rights of the Bondholders (as hereinafter defined) and the performance of the covenants contained in said Bonds and herein, and the payment of all other amounts due under this Indenture, the Authority has caused the Borrower to deliver to the Trustee, in addition to the Loan Agreement, a Note in the principal amount of $17,500,000 (the “Series 2007 Note”), which is secured by a Leasehold Mortgage from the Borrower to the Authority, an Assignment of Leases and Other Loan Agreements and the Guaranty Agreement (each as defined in the Loan Agreement), and all Additional Bonds, if any, issued hereunder, and does hereby sell, assign, transfer, set over and pledge unto The Bank of New York, as Trustee, its successors in trust and its assigns forever, all the right, title and interest of the Authority in and to, and remedies under, the Series 2007 Note, the Leasehold Mortgage, the Assignment of Leases and Other Agreements, the Guaranty Agreement and the Loan Agreement (except for the Reserved Rights of the Authority under the Loan Agreement) as the same relate to the Bonds issued under the Indenture, and all the right, title and interest of the Authority in and to the Revenues and the Funds (collectively, the “Trust Estate”);
     TO HAVE AND TO HOLD all and singular said right, title and interest of the Authority; granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, alienist, remised, released, confirmed and set over by the Authority as aforesaid or intended so to be, unto the said Trustee, its successors and assigns, forever.
     IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereinafter set forth, for the benefit, protection and security of the Holders of any and all of the Bonds, all of which regardless of the time or times of their issuance or maturity, shall be of equal rank within their respective series, without preference, priority or distinction of any of the Bonds over any other thereof, except as otherwise provided in or pursuant to this Indenture and for securing the observance and performance of all the conditions, covenants, promises, stipulations, loan agreements and terms and provisions of this Indenture and the uses and purposes herein expressed and declared.
     PROVIDED, HOWEVER, that notwithstanding the foregoing, the Authority retains pursuant to Section 504 of the Loan Agreement (but without prejudice to the assignment of such right, title and interest to the Trustee as hereinabove provided including, without limitation, the ability of the Trustee to exercise fully and independently its rights with respect thereto) equally but severally with the Trustee such right, title and interest arising from the Reserved Rights as set forth in the Loan Agreement, to receive indemnity against claims and payment of its fees and expenses, to receive notices, information and reports, to give consents and approvals and to enforce covenants of the Borrower in furtherance of the Act and to cause the Extraordinary Mandatory Redemption of the Bonds as set forth in Section 701(d) of this Indenture.
     PROVIDED FURTHER, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate pledged and assigned to it under this Indenture shall have ceased, terminated and become void in accordance with Section 1201 hereof, the principal of, redemption premium, if any, and interest on the Bonds and any other obligations arising hereunder shall have been paid to the Bondholders or shall have been paid to the Borrower pursuant to Section 1201 hereof, and all amounts due to the Authority and the Trustee hereunder, under the Loan Agreement, the Series 2007 Note, the Assignment of Leases and Other Loan Agreements and the Leasehold Mortgage have been paid in full, then this Indenture and all covenants, loan agreements and other obligations of the Authority hereunder shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Authority and the Borrower such instruments in writing as shall be required to evidence the discharge hereof; otherwise, this Indenture shall be and remain in full force and effect.

ARTICLE I
DEFINITIONS
     Section 101. Terms Defined in Recitals. The following terms shall have the meanings set forth in the recitals hereto:

Act	State
Borrower	Trustee
Loan Agreement	Trust Estate
Project
     Section 102. Certain Funds. All references herein to the “Redemption Fund”, the “Project Fund”, the “Debt Service Fund”, the “Debt Service Reserve Fund” and the “Revenue Fund” shall mean the funds so designated which are established pursuant to Article IV and V hereof.
     Section 103. Additional Definitions. The following additional terms shall have the meanings specified below:
     “Act” means the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented.
     “Articles” and “Sections” mentioned by number are the respective Articles and Sections of this Indenture so numbered.
     “Authentication Date” means the date of authentication of any Bond by the Trustee.
     “Authority” means the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State, exercising public and essential governmental functions and its successors or assigns.
     “Authorized Denominations” means Bonds in a minimum principal amount of $100,000 and any integral multiple of $5,000 in excess of $100,000.
     “Authorized Officer” means: (i) in the case of the Authority, the Chief Executive Officer, the Chief Operating Officer, any Director of the Authority or any individual or individuals duly authorized by the by-laws of the Authority or any resolution of the Authority to execute contracts on behalf of the Authority; (ii) in the case of the Borrower, any individual or individuals duly authorized in writing by the Borrower to act on its behalf; and (iii) in the case of the Trustee, the president, any vice-president, any assistant vice president, any corporate trust officer, any trust officer or any assistant trust officer of the Trustee, and when used with reference to any act or document also means any other person authorized to perform any act or sign any document by or pursuant to a resolution of the Board of Directors of the Trustee.

     “Bond” or “Bonds” means the aggregate $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A and any Additional Bonds authenticated and delivered under and pursuant to this Indenture.
     “Bond Counsel” means Cozen O’Connor, or any other attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds appointed by the Authority or the Borrower and acceptable to the Trustee.
     “Bond Proceeds Account” means the account so designated and established pursuant to Section 401 hereof.
     “Bond Redemption Fund” or “Redemption Fund” means the fund so designated and established pursuant to Section 506 hereof.
     “Bondholder” or the term “Holder” or any similar term, when used with reference to a Bond or Bonds, means any person who shall be the registered owner of any Outstanding Bond or Bonds, respectively.
     “Borrower” means Converted Organics of Woodbridge, LLC, a limited liability company organized under the laws of the State, and its successors or assigns.
     “Borrower’s Completion Certificate” means the certificate described in Section 304 of the Loan Agreement, executed by the Borrower in form attached as Exhibit B to the Loan Agreement.
     “Borrower Representative” means the President, General Manager or any other person or persons at the time designated to act on behalf of the Borrower, either generally or with respect to the execution of any particular document or other specific matter, as set forth in the bylaws of the Borrower or a certified resolution of its governing body, copies of which shall be on file with the Authority and the Trustee.
     “Business Day” means any day upon which the Trustee is not authorized or required by law or executive order to remain closed and on which the New York Stock Exchange remains open.
     “Capitalized Interest Account” means the account so designated and established pursuant to Section 401 hereof.
     “Certified Resolution” means a copy of one or more resolutions or amending resolutions certified by the Secretary or Assistant Secretary of the Authority to have been duly adopted by the Authority and to be in effect on the date of such certification.
     “Contractor’s Completion Certificate” means the certificate or certificates provided for in the Loan Agreement, executed by the Contractor and any Subcontractors, upon substantial completion of construction of the Project Facilities, in form and substance acceptable to the Authority, wherein the Contractor or Subcontractor certifies as to such matters as the Authority shall require, including, without limitation, that the Contractor or Subcontractor has made every effort to satisfy the minority employment goals established in the Affirmative Action Program and that the Contractor or Subcontractor has submitted all certificates, reports, and records required by the Authority.
     “Cost” or “Costs” means: (a) when used with respect to new construction, all costs which are allocable thereto and properly capitalized (or, with a proper election, could be properly capitalized) under generally accepted accounting principles and any other costs (whether or not properly capitalized) which are incidental thereto and reasonably necessary or desirable in connection therewith (or with the financing thereof); and (b) when used with respect to the refinancing of Indebtedness (as defined in the Loan Agreement), all costs which are allocable to the retirement of the Indebtedness to be refinanced (whether at or prior to maturity) and all costs incidental to and reasonably necessary or desirable in connection with the incurrence of any Indebtedness for the purpose of the refinancing.
     “Costs of Issuance Account” means the account so designated and established pursuant to Section 401 hereof.
     “Counsel” means an attorney at law or law firm (who may be counsel for the Trustee, the Authority or the Borrower) designated by the party offering an opinion as its counsel and not unsatisfactory to the Trustee.
     “Dated Date” means February 16, 2007.
     “Debt Service Fund” means the fund so designated and established pursuant to Section 503 hereof.
     “Debt Service Reserve Fund” means the fund so designated and established pursuant to Section 504 hereof.
     “Determination of Taxability” means a determination that the interest on the Bonds is includable in gross income of the holder or the beneficial owner thereof for purposes of federal income taxation, which determination shall be deemed to have occurred upon the receipt by the Trustee of a written notice from a current or former holder of a Bond or from the Borrower of (a) the issuance of a published or private ruling or a technical advice memorandum by the Internal Revenue Service in which the Borrower has participated or has been given the opportunity to participate, and which ruling or memorandum the Borrower, in its discretion, does not contest or from which no further right of judicial review or appeal exists, or (b) a final determination from which no further right of appeal exists of any court of competent jurisdiction in the United States in a proceeding in which the Borrower has participated or has been a party, or has been given the opportunity to participate or be a party, in the case of either (a) or (b), to the effect that, as a result of a failure by the Borrower to observe the provisions of its tax covenants in the Loan Agreement, or in any tax certificate delivered by the Borrower in connection with the issuance the Bonds, the interest payable on such Bonds is included in the gross income of the holders thereof for federal income tax purposes, other than a person who is a “substantial user” of either Project or a “related person” of such substantial user within the meaning of the Code; provided, however, that no such Determination of Taxability shall be considered to exist unless (i) the registered owner or former registered owner of the Bond involved in such proceeding or action (a) gives the Borrower and the Trustee prompt notice of the commencement thereof and (b) (if the Borrower agrees to pay all expenses in connection therewith) offers the Borrower the opportunity to control unconditionally the defense thereof and (ii) either (a) the Borrower does not agree within 30 days of receipt of such offer to pay such expenses and liabilities and to control such defense or (b) the Borrower shall exhaust or choose not to exhaust all available proceedings for the contest, review, appeal or rehearing of such decree, judgment or action which the Borrower determines to be appropriate. No Determination of Taxability described above will result from the inclusion of interest on any Bond in the computation of minimum or indirect taxes or if the events which would otherwise give rise to a Determination of Taxability are the result of a change in the Code or regulations under the Code adopted and becoming effective after the date of issuance of such Bonds.
     “Equity Account” means the account so designated and established pursuant to Section 401(d) hereof.
     “Event of Default” means any of the events described in Section 901 hereof.
     “Extraordinary Mandatory Redemption” means any redemption made pursuant to Section 701(d) hereof.
     “Extraordinary Optional Redemption” means any redemption made pursuant to Section 701(e) hereof.
     “Favorable Opinion” means an opinion of Bond Counsel acceptable to the Trustee addressed to the Authority and the Trustee to the effect that: (i) the action proposed to be taken is authorized or permitted by the Act and this Indenture and complies with their respective terms; and (ii) such action will not adversely affect (A) the exemption of interest on the Bonds from New Jersey personal income tax and corporate net income tax, (B) the exemption of the Bonds from New Jersey gross income taxes, and (C) the validity of the Bonds.
     “Fiscal Year” means the annual accounting year of the Borrower, which currently begins on January 1 of each fiscal year.
     “Funds” means the Revenue Fund, Bond Redemption Fund, Debt Service Reserve Fund, Debt Service Fund and the Project Fund.
     “Government Obligations “ means (i) direct obligations of, or obligations the timely payment of the principal of and interest on which is guaranteed by, the United States of America, (ii) evidences of ownership of a proportionate interest in specified direct obligations of, or specified obligations the timely payment of the principal of and the interest on which are unconditionally and fully guaranteed by, the United States of America, which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian and (iii) obligations which are issued by any state or political subdivision thereof or any agency or instrumentality of such a state or political subdivision and which are fully secured as to principal and interest by obligations described in clause (i) or (ii) above.
     “Indenture” means this Trust Indenture dated as of February 1, 2007, as amended or supplemented at the time in question.

     “Independent” means (a) in the case of an individual, one who is not a member of the governing body of the Authority or the Borrower or an officer or employee of the Authority or the Borrower, and (b) in the case of a partnership, corporation or association, one which does not have a partner, director, officer, member or substantial stockholder who is a member of the governing body of the Authority or the Borrower or an officer or employee of the Authority or the Borrower; provided, however, that the fact that a Person is retained regularly by or transacts business with the Authority or the Borrower shall not make such Person an employee within the meaning of this definition.
     “Investment Obligations” means, to the extent permitted by law (i) Government Obligations or obligations of the Federal National Mortgage Association, Export Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, U.S. Department of Housing & Urban Development (PHA’s) or Federal Housing Administration; (ii) bonds, notes or other evidences of indebtedness rated at the time of purchase “AAA” by Standard & Poor’s Ratings Group or “Aaa” by Moody’s Investors Service issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation with remaining maturities not exceeding three years; (iii) U.S. dollar denominated deposit accounts and banker’s acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of “A 1” or “A 1+” by Standard & Poor’s or “P 1” by Moody’s and maturing no more than 360 days after the date of purchase. (Ratings on holding companies are not considered as the rating of the bank); (iv) commercial paper which is rated at the time of purchase in the single highest classification, “A 1+” by Standard & Poor’s or “P 1” by Moody’s Investors Service and which matures not more than 270 days after the date of purchase; (v) investments in a money market fund rated “AAAm” or “AAAm G” or better by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., including any fund from which the Trustee or its affiliates may receive advisor compensation; (vi) certificates of deposit and time deposits of any bank organized under the laws of the United States or any state thereof which has a combined capital, surplus and undivided profits of at least $25,000,000, including the Trustee and, to the extent then permitted by law for the Trustee, any other investments of its trust funds provided that any such certificates and investments are fully collateralized by obligations mentioned in clauses (i) and (ii) hereof; (vii) repurchase Loan Agreements collateralized by Government Obligations having a market value at the time of purchase equal to 102% of the amount of such repurchase agreement; or (viii) Pre refunded Municipal Obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and (A) which are rated, based on the escrow established for such pre refunding, in the highest rating category of Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. or any successors thereto; or (B) (1) which are fully secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or obligations described in paragraph (i) above, which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (2) which fund is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates thereof or on the redemption date or dates specified in the irrevocable instructions referred to above, as appropriate.
     “Investor Representation Letter” means that letter required to be signed by a proposed transferee or purchaser of the Bonds pursuant to Section 211 hereof.
     “Lease” means that Agreement of Lease dated as of June 2, 2007 by and between Recycling Technology Development, LLC and the Borrower (as assignee of Converted Organics, Inc.), as amended.
     “Leasehold Mortgage” shall mean the mortgage relating to the Project Facilities, dated February 16, 2007, executed by the Borrower, as mortgagor, and given to the Authority, as mortgagee.
     “Lease Reserve Fund” means the fund so designated and established pursuant to Section 511 hereof.
     “Loan Agreement” means the Loan Agreement dated as of February 1, 2007 between the Authority and the Borrower.
     “Mandatory Redemption” means any redemption made pursuant to Section 701(a) hereof.
     “Optional Redemption” means any redemption made pursuant to Section 701(b) hereof.
     “Outstanding” means, with respect to the Bonds, all Bonds authenticated and delivered under this Indenture as of the time in question, except:
(a)	All Bonds theretofore cancelled or required to be cancelled under Section 208 hereof.

(b)	Bonds for the payment or redemption of which provision has been made in accordance with Article XII hereof; provided that, if such Bonds are being redeemed, the required notice of redemption shall have been given or provision satisfactory to the Trustee shall have been made therefor, and that if such Bonds are being purchased, there shall be a firm commitment for the purchase and sale thereof; and

(c)	Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.
     “Paying Agent” means The Bank of New York, and its successor or successors of any other corporation or association which may at any time be substituted in its place pursuant to this Indenture.
     “Payment Date” means the (i) Principal Installment Date for the payment of the principal of the Bonds, the dates established for the payment of principal on any Additional Bonds, or any February 1 or August 1 for the payment of interest on the Bonds and (ii) the Redemption Date set by the Trustee for the payment of the principal or redemption premium, if any, of or interest on the Bonds upon redemption prior to the scheduled payment dates.
     “Person” means an individual, a corporation, a partnership, a limited liability company an association, a joint stock company, a trust, any unincorporated organization, a governmental body or a political subdivision, a municipality, a municipal authority or any other group or organization of individuals.
     “Principal Installment Date” means any August 1st on which the principal of any Bonds shall mature.
     “Project” shall have the meaning given in the recitals hereto.
     “Project Facilities” means the structures, buildings, improvements, equipment and fixtures financed by or acquired with the proceeds of the Bonds as reflected on Exhibit A to the Loan Agreement, as amended from time to time.
     “Project Fund” means the 2007 Project Fund and any other Project Fund established pursuant to Section 402 hereof.
     “Proper Charges” means: (i) costs of issuance of the Bonds, attorneys’ fees, printing costs, agent’s fees and similar expenses paid in connection with the Project Facilities; (ii) an expenditure for the Project Facilities, paid and incurred after May 12, 2006 for the acquisition or improvement of land or the acquisition, construction, reconstruction or improvement of property of a character subject to the allowance for depreciation under the Code; or (iii) any costs of issuance, preliminary expenditures or de minimis expenditures described in Treas. Regs. § 1.150-2(f).
     “Property” means any and all right, title and interest of the Borrower in and to any and all property whether real or personal, tangible or intangible and wherever situated.
     “Purchaser” means Ferris, Baker Watts, Richmond, Virginia, and its successors and assigns.
     “Rating Agency” means Moody’s Investors Service or Standard & Poor’s Ratings Group or any other successor organization providing securities rating services.
     “Redemption Date” means the date established for the payment of the Redemption Price of the Bonds whether as a result of a redemption event set forth in Article VII hereof, upon acceleration of the Bonds upon the occurrence of an Event of Default or the redemption in part of any Bonds on the Interest Payment Date.
     “Redemption Price” means the principal amount of any Bond to be redeemed pursuant hereto, plus the applicable premium, if any, payable upon redemption.
     “Registrar” means The Bank of New York and its successors and assigns.

     “Reserve Fund Requirement” means an amount equal to the lesser of ten percent (10%) of the proceeds of the Bonds or one hundred percent (100%) of the maximum annual debt service on the Bonds; provided, however, that the Reserve Fund Requirement shall not be less than $1,750,000.
     “Requisition” means the form of requisition required by Section 303 of the Loan Agreement as a condition precedent to the disbursement of moneys from the Project Fund, in the form attached to the Loan Agreement as Exhibit C.
     “Revenues” means (i) all amounts received as payments under the Series 2007 Note, (ii) investment income in respect of any money held by the Trustee, and (iii) any other amounts paid by the Borrower to the Trustee pursuant to the Loan Agreement (except for amounts payable under Sections 712, 718, 806 and 904 of the Loan Agreement).
     “Revenue Fund” means the fund so designated and established pursuant to Section 502 hereof.
     “Series 2007 Note” means the Note dated February 16, 2007 evidencing the Loan and which is made a part of the Record of Proceedings.
     “Special Mandatory Redemption” shall mean any redemption made pursuant to Section 701(c) hereof and pursuant to the requirements of each series of Bonds.
     “Supplemental Indenture” or “indenture supplemental hereto” means any indenture amending or supplementing this Indenture which may be entered into in accordance with the provisions of this Indenture.
     “Transfer Agent” means The Bank of New York and its successors and assigns.
     “Trust Estate” has the meaning set forth in the granting clause within the preambles hereto. and
     “Trustee” means The Bank of New York, a banking corporation organized and existing under the laws of the State of New York with trust powers in the State, being qualified to accept and administer the trusts hereby created, and its successors in the trust hereunder.
     The words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” (except in the form of Bonds) refer to this entire Indenture.
     Terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

ARTICLE II
THE BONDS
     Section 201. Form and Terms of Bonds and Additional Bonds.
(a)	The Bonds shall be issued in substantially such form as may be approved by the Authority and the Borrower and set forth in Exhibit A hereto, as the same may be supplemented to include the form of any Additional Bonds.

(b)	The Bonds shall be issued initially in a book-entry only system with The Depository Trust Company, New York, New York (“DTC”), acting as securities depository for the Bonds in the manner described in Section 210 hereof. The ownership of one fully registered Bond in the aggregate principal amount of each maturity of Bonds will be initially registered in the name of Cede & Co., as nominee for DTC.

(c)	The Authority, with the prior approval of the Borrower, shall determine the terms of each series of Bonds, including, without limitation thereto, the following: (i) the aggregate principal amount of such Bonds; (ii) the Authorized Denominations of such Bonds; (iii) the date of such Bonds; (iv) the maturity date or dates of such Bonds and the principal amount of Bonds within each maturity; (v) the redemption provisions for such Bonds; and (vi) the rate or rates of interest on such Bonds and the dates on which such interest is required to be paid. To the extent that all such terms are not otherwise set forth herein or in the Bonds, they shall be set forth in Exhibit B hereto, as the same may be supplemented to include the terms of any Additional Bonds.

(d)	The Bonds shall be numbered consecutively, beginning with the letter “R”, followed by the letter of the series designation of the Bonds and followed by the number. Temporary Bonds shall include the designation “(T).”

(e)	When the Bonds are issued, transferred and delivered in accordance with the provisions of this Indenture, the Bonds will have been duly authorized, executed, issued and delivered and will constitute the valid special, limited obligation of the Authority payable solely from the revenues and other monies derived by the Authority from the Loan Agreement, and nothing in the Bonds or this Indenture shall be construed as assigning or pledging therefore any other funds or assets of the Authority. THE STATE IS NOT OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL OR REDEMPTION PRICE, IF ANY, OF OR INTEREST ON THE BONDS. THE BONDS ARE A SPECIAL, LIMITED OBLIGATION OF THE AUTHORITY, PAYABLE SOLELY OUT OF THE REVENUES OR OTHER RECEIPTS, FUNDS OR MONEYS OF THE AUTHORITY PLEDGED UNDER THE INDENTURE AND FROM ANY AMOUNTS OTHERWISE AVAILABLE UNDER THE INDENTURE FOR THE

PAYMENT OF THE BONDS. THE BONDS DO NOT NOW AND SHALL NEVER CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY. THE AUTHORITY HAS NO TAXING POWER.

The Act provides that neither the members of the Authority nor any person executing bonds for the Authority shall be liable personally on said bonds by reason of the issuance thereof.
     Section 202. Execution. Each Bond shall be executed in the name of the Authority by the manual or facsimile signature of the Authority Officer and its corporate seal shall be thereunto affixed, imprinted or otherwise reproduced and attested by the manual or facsimile signature of the Secretary or Assistant Secretary. In case any officer who shall have signed, sealed or attested any of the Bonds shall cease to be such officer of the Authority before the Bonds so signed, sealed or attested shall have been authenticated and delivered by the Trustee, such Bonds may nevertheless be authenticated and delivered as herein provided as if the person who so signed, sealed or attested such Bonds had not ceased to be such officer. Any Bond may be signed, sealed or attested on behalf of the Authority by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of such Bond such person may not have held such office.
     Section 203. Authentication. The Bonds shall bear thereon a certificate of authentication, substantially in the form set forth hereinafter in this Indenture, duly executed by the Trustee. Only such Bonds shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless such certificate of authentication upon such Bond shall have been duly executed by the Trustee, and such certificate of authentication by the Trustee upon any Bond executed on behalf of the Authority shall be conclusive and the only evidence that the Bond so authenticated has been duly authenticated and delivered under this Indenture and that the Holder thereof is entitled to the benefit of this Indenture.
     Section 204. Registration, Transfer and Exchange.
(a)	The ownership of each Bond shall be recorded in the books of the Authority, which books shall be kept by the Trustee at its principal corporate trust office and shall contain such information as is necessary for the proper discharge of the Trustee’s duties hereunder as Trustee, Registrar, Paying Agent and Transfer Agent.

(b)	Bonds may be transferred or exchanged as follows:
(i)	Except as otherwise provided herein, any Bond may be transferred if endorsed for such transfer by the holder thereof and surrendered by such holder or his duly appointed attorney at the principal corporate trust office of the Trustee or at such other location where the Trustee’s principal payment operation exist, whereupon the Trustee shall authenticate and deliver to the transferee a new Bond or Bonds of the same series and maturity and in the same denomination as the Bond surrendered for transfer or in different

Authorized Denominations equal in the aggregate to the principal amount of the surrendered Bond.

(ii)	Any Bond or Bonds of a particular series and maturity may be exchanged for one or more Bonds of the same series and maturity and in the same principal amount, but in a different authorized denomination or denominations. Each Bond so to be exchanged shall be surrendered by the holder thereof or his duly appointed attorney at the principal corporate trust office of the Trustee, whereupon a new Bond or Bonds shall be authenticated and delivered to the holder.

(iii)	In the case of any Bond properly surrendered for partial redemption, the Trustee shall authenticate and deliver a new Bond in exchange therefor, such new Bond to be of the same series and maturity and in a denomination equal to the unredeemed principal amount of the surrendered Bond; provided that, at its option, the Trustee may certify the amount and date of partial redemption upon the partial redemption certificate, if any, printed on the surrendered Bond and return such surrendered Bond to the holder in lieu of an exchange.

Except as provided in subparagraph (iii) above, the Trustee shall not be required to effect any transfer or exchange during the fifteen (15) days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice if the Bond to be transferred or exchanged has been called for such redemption. No charge shall be imposed in connection with any transfer or exchange, except for taxes or governmental charges related thereto. Transfers or exchanges shall be valid for any purposes hereunder except as provided above.
     Section 205. Mutilated, Destroyed, Lost or Stolen Bonds.
(a)	If any Bond is mutilated, lost, stolen or destroyed, the holder thereof shall be entitled to the issuance of a substitute Bond only as follows:
(i)	in all cases, the Bondholder shall provide indemnity to the Borrower, the Authority and the Trustee against any claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section;

(ii)	in the case of a mutilated Bond the Bondholder shall surrender the Bond to the Trustee for cancellation; and

(iii)	in the case of a lost, stolen or destroyed Bond, the Bondholder shall provide evidence, satisfactory to the Authority and the Trustee, of the ownership and the loss, theft or destruction of the affected Bond.
Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Authority, shall be authenticated by the Trustee and delivered to the Bondholder, all at the expense of the Bondholder to whom the substitute Bond is delivered. Notwithstanding the foregoing, the Trustee shall not be required to authenticate and deliver any substitute for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal or Redemption Price then due or becoming due shall be paid by the Trustee in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.
(b)	Every substituted Bond issued pursuant to this Section 205 shall constitute an additional contractual obligation of the Authority, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

(c)	All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments, investments or other securities without their surrender.
     Section 206. Payments of Principal, Redemption Price and Interest; Persons Entitled Thereto.
(a)	The principal or Redemption Price of each Bond shall be payable upon surrender thereof at the principal corporate trust office of the Trustee or at such other location where the Trustee’s principal payment operations exist. Such payments shall be made to the holder of the Bond so surrendered, as shown on the books of the Authority on the date of payment.

(b)	Each Bond shall bear interest and be payable as to interest as follows:
(i)	Each Bond shall bear interest from (A) the date thereof, if authenticated for to the first date on which interest on such Bond is required to be paid, as set forth in Exhibit B (each such date being herein referred to as a “scheduled interest payment date”), (B) from the date of authentication, if authenticated on a scheduled interest payment date to which interest has been paid, or (C) from the last preceding scheduled interest payment date to which interest has been paid (or the date of the Bond if no interest thereon has been paid) in all other cases.

(ii)	Subject to the provisions of subparagraph (iii) below, the interest due on any Bond on any scheduled interest payment date shall be paid by check mailed to the holder of such Bond as shown on the registration books kept by the Trustee as of the close of business on the “regular record date”, which shall be the fifteenth day of the calendar month (or the last preceding Business Day if such date is not a Business Day) immediately preceding the scheduled interest payment date in question.

(iii)	If the available funds under this Indenture are insufficient on any scheduled interest payment date to pay the interest then due, such interest shall continue to accrue interest at the interest Rate on the Bonds but thereupon cease to be payable to the Bondholders shown on the registration books as of the regular record date. If sufficient funds for the payment of such overdue interest thereafter become available, the Trustee shall immediately establish a “special interest payment date” for the payment of the overdue interest and a “special record date” (which shall be a Business Day) for determining the Bondholders entitled to such payments. Notice of each date so established shall be mailed to each Bondholder at least 10 days prior to the special record date, but not more than 30 days prior to the special payment date. The overdue interest shall be paid on the special interest payment date by check or draft mailed to the Bondholders, as shown on the registration books kept by the Trustee as of the close of business on the special record date.
In lieu of receiving interest payments by check or draft as provided above, any holder of at least $500,000 in aggregate principal amount of Bonds of any series shall, upon written request to the Trustee, be entitled to receive interest on such Bonds by wire transfer to a designated account.
     Section 207. Temporary Bonds. Pending preparation of definitive Bonds of any series, or by agreement with the purchasers of all Bonds of any series, the Authority may issue and, upon its request, the Trustee shall authenticate in lieu of definitive Bonds one or more temporary printed or typewritten Bonds, in Authorized Denominations, of substantially the tenor recited above which shall be numbered as provided in 201(d) hereof. At the request of the Authority, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.
     Section 208. Cancellation and Destruction of Surrendered Bonds. The Trustee shall cancel and destroy: (a) all Bonds surrendered for transfer or exchange, for payment at maturity or for redemption (unless the surrendered Bond is to be partially redeemed and the Trustee elects to return the Bond, certified as to the redemption, to the holder thereof pursuant to subsection 204(b)(iii)); (b) all Bonds purchased by the Trustee with available moneys in Funds established hereunder; and (c) all Bonds purchased by the Borrower and surrendered to the Trustee for cancellation. The Trustee shall deliver to the Authority and the Borrower a certificate of destruction in respect of all Bonds destroyed in accordance with this Section.
     Section 209. Acts of Bondholders; Evidence of Ownership. Any action to be taken by Bondholders may be evidenced by one or more concurrent (or substantially concurrent) written instruments of similar tenor signed or executed by such Bondholders in person or by agent appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Any action by the holder of any Bond shall bind all future holders of the same Bond in respect of any thing done or suffered by the Authority, the Borrower or the Trustee in pursuance thereof.

     Section 210. Book-Entry Only System for Bonds.
(a)	Except as provided below, the registered Holder of all of the Bonds shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). With respect to the Bonds for which Cede & Co. shall be the registered Holder, payment of interest on such the Bonds shall be made by wire transfer of same day funds to the account of Cede & Co. on the scheduled interest payment dates for the Bonds at the address indicated for Cede & Co. in the registration books of the Authority kept by the Trustee, as Registrar.

(b)	The Bonds shall be initially issued in the form of a separate fully registered bond in the amount of each separate maturity. Upon initial issuance, the ownership of such Bond shall be registered on the registration books of the Authority kept by the Trustee in the name of Cede & Co. With respect to Bonds so registered in the name of Cede & Co., the Authority and the Trustee shall have no responsibility or obligation to any DTC participant, indirect DTC participant, or any beneficial owner of a Bond. Without limiting the immediately preceding sentence, the Authority and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC participant or indirect DTC participant with respect to any beneficial ownership interest in a Bond, (ii) the delivery to any DTC participant, indirect DTC participant, beneficial owner or any other person, other than DTC or Cede & Co., of any notice with respect to a Bond, or (iii) the payment to any DTC participant, indirect DTC participant, beneficial owner or any other person, other than DTC or Cede & Co., of any amount with respect to the principal of, premium, if any, or interest on a Bond. The Authority and the Trustee may treat DTC as, and deem DTC to be, the absolute registered Holder of each Bond for the purpose of (i) payment of the principal of and interest on each such Bond, (ii) giving notices with respect to the Bond, (iii) registering transfers with respect to a Bond and (iv) for all other purposes whatsoever. The Trustee shall pay the principal of and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Authority’s obligations with respect to such principal and interest to the extent of the sum or sums so paid. No person other than DTC shall receive a Bond evidencing the obligation of the Authority to make payments of principal and interest thereon pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the words “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(c)	(i) DTC may determine to discontinue providing its services with respect to Bonds at any time by giving written notice to the Authority and discharging its responsibilities with respect thereto under applicable law. Upon receipt of such notice, the Authority shall promptly deliver a copy of same to the Trustee.

(i)	The Authority, (A) in its sole discretion and without the consent of any other person, may discontinue the book-entry services of DTC with respect to the Bonds, in which event certificates for such Bonds are required to be printed and delivered to DTC, and (B) shall terminate the services of DTC with respect to the Bonds upon receipt by the Authority and the Trustee of written notice from DTC to the effect that DTC has received written notice from DTC participants or indirect DTC participants having interests, as shown in the records of DTC, in an aggregate principal amount of not less than fifty percent (50%) of the aggregate principal amount of the then Outstanding Bonds to the effect, that (A) DTC is unable to discharge its responsibilities with respect to such Bonds; or (B) a continuation of the requirement that all of the Outstanding Bonds be registered in the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the beneficial owners of the Bonds.
(d)	Upon termination of the services of DTC with respect to all Bonds as set forth above, such Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, but may be registered in whatever name or names Bondholders transferring or exchanging such Bonds shall designate, in accordance with the provisions of the Indenture. Upon the determination by any party authorized herein that the Bonds shall no longer be limited to book-entry only form, the Authority shall immediately advise the Trustee in writing of the procedures for transfer of such Bonds from such book-entry only form to a fully registered form.

(e)	Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of and interest on, and all notices with respect to, such Bond shall be made and given, respectively, to DTC as provided in the DTC Blanket Letter of Representation of the Authority and the Trustee, addressed to DTC.

(f)	In connection with any notice or other communication to be provided to holders of the Bonds of any Series pursuant to the Indenture by the Authority or the Trustee with respect to any consent or other action to be taken by such Bondholders, the Authority or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.

(g)	The Authority and the Trustee hereby signify their approval of the DTC Blanket Letter of Representation of the Authority. Any successor Trustee shall, in its written acceptance of its duties under this Indenture, agree to take any actions necessary from time to time to comply with the requirements of the DTC Blanket Letter of Representation.

     Section 211. Restrictions on Transfer of Bonds; Bond Legend.
(a)	Notwithstanding any provision herein to the contrary, the Bonds may only be resold in Authorized Denominations upon receipt by the Trustee of an Investor Representation Letter from the proposed transferee or purchaser in the form attached hereto as Exhibit C.

(b)	The following language shall be set forth in bold as a legend on each Bond:

“THIS BOND IS NOT RATED AND NO APPLICATION IS EXPECTED TO BE MADE TO OBTAIN A RATING THEREON. PURCHASE OF THIS BOND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO (A) CAN BEAR THE ECONOMIC RISK OF SUCH BOND; (B) HAVE KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS AS TO BE CAPABLE OF EVALUATING THE RISKS AND MERITS OF SUCH BOND; (C) ARE A NATIONAL BANK, COMMERCIAL BANK, REGISTERED INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AN ACCREDITED INVESTOR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR A QUALIFIED PURCHASER AS SUCH TERM IS DEFINED UNDER SECTION 2(A)(5)(A) OF THE INVESTMENT COMPANY ACT; (D) ACKNOWLEDGE THAT SUCH BOND IS HIGH RISK AND SHOULD ONLY BE CONSIDERED FOR PURCHASE AS PART OF A DIVERSIFIED PORTFOLIO OF HIGH YIELD, HIGH RISK SECURITIES; AND (E) HAVE UNDERTAKEN THE RESPONSIBILITY FOR OBTAINING ALL INFORMATION THAT THEY DEEM NECESSARY AND DESIRABLE TO FORM A DECISION TO PURCHASE SUCH BOND. BY PURCHASING SUCH BOND, EACH PURCHASER OF SUCH BONDS AGREES THAT THE AUTHORITY IS NOT RESPONSIBLE FOR ITS DECISION TO PURCHASE SUCH BOND AND ACKNOWLEDGES THAT IT HAS NO RIGHTS OR RECOURSE AGAINST THE AUTHORITY WITH RESPECT TO THE DECISION TO PURCHASE SUCH BOND.”

ARTICLE III
ISSUE OF BONDS
     Section 301. Issue of Bonds. Upon the execution and delivery of this Indenture, the Authority shall issue the Bonds, and the Trustee shall authenticate and deliver such Bonds to the initial purchasers thereof and apply the net proceeds of the Bonds (“Bond Proceeds”), together with $4,500,000 contributed by the Borrower (“Equity Contribution”), as follows:
(a)	$1,750,000 of Bond Proceeds shall be transferred to the Debt Service Reserve Fund to satisfy the Reserve Fund Requirement;

(b)	$350,000 of Bond Proceeds and $603,374.74 of Equity Contribution shall be transferred to the Cost of the Issuance Account in the Project Fund to pay Costs of Issuance;

(c)	$1,634,411 of Bond Proceeds shall be transferred to the Capitalized Interest Account in the Project Fund to pay interest on the Bonds;

(d)	(i) $13,365,589 of Bond Proceeds and $846,625.26 of Equity Contribution shall be held in the Bond Proceeds Account of the 2007 Project Fund to pay for Costs of the Project;
(ii) $400,000 of Bond Proceeds and $2,855,000 of Equity Contribution shall be held in the Equity Account of the 2007 Project Fund to pay Costs of the Project and certain general and administrative costs, including salaries, accounting and legal fees, and other expenses of the Borrower; and
(e)	$195,000 of Equity Contribution shall be transferred to the Lease Reserve Fund to be applied pursuant to Section 511 hereof.
     Prior to authentication and delivery of the Bonds by the Trustee, the Trustee shall also have received the following:
(a)	A copy of the resolution adopted by the Authority authorizing the execution and delivery of the Loan Agreement and this Indenture and the issuance and delivery of the Bonds, duly certified by the Secretary or Assistant Secretary of the Authority, to have been duly adopted by the Authority and to be in full force and effect on the date of such certification;

(b)	An original executed counterpart of the Loan Agreement, the Leasehold Mortgage and this Indenture;

(c)	The original executed Series 2007 Note in the aggregate principal amount of $17,500,000;

(d)	The opinion of Counsel for the Borrower regarding the enforceability of the Loan Agreement and the opinion of Bond Counsel regarding the enforceability of the Bonds;

(e)	Certificate regarding the insurance required to be maintained as provided for in Section 813 of the Loan Agreement; and

(f)	The Authority’s Certificate to the Trustee setting forth the Authority’s instructions to the Trustee regarding the disposition of the Bond proceeds.
     Section 302. Issue of Additional Bonds. Subject to the terms of the Loan Agreement, the Authority, with the consent of the Bondholders (which consent shall not be unreasonably withheld), may issue one or more series of Additional Bonds from time to time and lend the proceeds thereof to the Borrower pursuant to the Loan Agreement to provide funds for the Cost of undertaking or completing the Project, an addition to the Project or additional facilities on the mortgaged property or the Cost of refunding or refinancing all or a portion of the Outstanding Bonds of any one or more series or of any Indebtedness (as defined in the Loan Agreement) other than Bonds. The Trustee shall authenticate and deliver such Additional Bonds at the request of the Authority, but only upon compliance with the requirements set forth in Section 601 of the Loan Agreement and upon delivery to the Trustee of:
(a)	An opinion or opinions of Counsel to the effect that (i) the Additional Bonds have been duly issued for a permitted purpose under this Section 302, (ii) all consents or approvals required to be obtained from any regulatory body for the issuance of the Additional Bonds have been obtained, (iii) the consent of the Bondholders have been obtained; (iv) the issuance of the Additional Bonds and execution and delivery of related documents will not constitute a material breach or default on the part of the Authority under its charter or the Borrower under its Articles of Incorporation and Bylaws, any applicable laws or regulations, court orders or rulings of regulatory bodies to which the Authority or the Borrower is subject or any agreements to which the Authority or Borrower is a party or to which their respective properties are subject, (v) all documents delivered by the Authority and the Borrower in connection with the issuance of the Additional Bonds have been duly and validly authorized, executed and delivered and such execution and delivery and all other actions taken by the Authority and the Borrower in connection with the issuance of the Additional Bonds have been duly authorized by all necessary corporate actions, and (vi) all conditions precedent to the issuance of the Additional Bonds pursuant to this Indenture have been satisfied.

(b)	Such amendments or supplements to this Indenture and the Loan Agreement and such other financing documents as may be necessary or appropriate in order to (i) provide for the issuance of the Additional Bonds, (ii) provide for the loan of the proceeds of such Additional Bonds to the Borrower under the Loan Agreement and the application of such proceeds to the Costs of any capital additions, or to the Costs of the funding or refinancing in respect of which the Additional Bonds are being issued, and (iii) provide for the Additional Bonds and all other Bonds previously issued and then Outstanding to be equally and ratably secured (except as otherwise permitted herein) by this Indenture, the Leasehold Mortgage, and the Loan Agreement.

(c)	Certified Resolutions of the Authority and the Borrower authorizing (i) the issuance of the Additional Bonds, (ii) the application of the proceeds thereof and (iii) the execution and delivery of the amendments, supplements and additional documents referred to in subsection (b) above and the consummation of the transactions contemplated thereby.

(d)	In the event the Additional Bonds are to issued on a parity with any Bonds Outstanding, the Borrower shall provide for the funding of the Debt Service Reserve Fund in an amount necessary to meet the Reserve Fund Requirement for all Bonds Outstanding and the Additional Bonds and cause an amendment to the Mortgage to increase the amount thereof in accordance with Section 505(c) hereof to include the Additional Bonds.

(e)	The reasonable fees and expenses of the Trustee, including but not limited to legal fees and expenses, in connection with the issuance of the Additional Bonds.

ARTICLE IV
2007 PROJECT FUND; PROJECT FUNDS
     Section 401. 2007 Project Fund. There is hereby established a 2007 Project Fund in connection with the issuance of the Bonds, into which the Trustee shall deposit the amounts specified in Section 301 hereof.
(a)	There is hereby established a Costs of Issuance Account in the 2007 Project Fund, the moneys in which shall be used to pay costs incurred by the Authority and the Borrower in connection with the issuance of the Bonds. All such payments shall be made in accordance with written Requisitions given to the Trustee by a Borrower Representative, which instructions shall specify the Person to whom the payment is to be made and the nature of the cost to be paid. Any moneys remaining in the Costs of Issuance Account in 2007 Project Fund as of April 1, 2007 shall be transferred to the Project Fund.

(b)	There is hereby established a Capitalized Interest Account in the 2007 Project Fund. Any moneys deposited in the Capitalized Interest Account shall be transferred to the Debt Service Fund and applied to the payment of interest as it becomes due on the Bonds from the date of issuance to the date on which the funds deposited therein have been depleted in full. At the request of the Borrower, the Authority shall direct the Trustee to transfer any remaining balance in the Capitalized Interest Account to the Project Fund.

(c)	There is hereby established a Bond Proceeds Account in the 2007 Project Fund, the moneys in which shall be used to pay Costs of the Project as set forth in Section 402 hereof.

(d)	There is hereby established an Equity Account in the 2007 Project Fund, into which the Borrower shall deposit the amount of $4,500,000 from sources other than proceeds of the Bonds, a portion of which shall be transferred to the other funds and accounts described in, and in accordance with and pursuant to, Section 301 of this Indenture on the date of the initial issuance of the Bonds. The remaining moneys in the Equity Account shall be used to pay Costs of the Project as set forth in Section 402 hereof after moneys in the Bond Proceeds Account for the 2007 Project Fund have first been depleted for payment of Costs of the Project, and are also available to pay certain general and administrative costs, including salaries, accounting and legal fees, and other expenses of the Borrower; provided, that upon receipt of a Borrower’s Completion Certificate, if the Borrower is not in default under the terms of the Loan Agreement, the Trustee may pay any moneys in the Equity Account to or at the direction of the Borrower for any purpose; subject to the limitations and restrictions set forth in Section 703 of the Loan Agreement regarding the making of dividends, payments or other cash distributions to Converted Organics.

     Section 402. Project Funds. The Trustee shall establish additional Project Funds for the payment of Costs of any additions to be paid from the proceeds of Additional Bonds or from insurance proceeds, condemnation awards (or other similar sums) pursuant to the Loan Agreement. Project Funds shall consist of the amounts required or permitted to be deposited therein pursuant to any provision hereof or of the Loan Agreement. Such additional Project Funds or accounts within a given Project Fund shall be maintained for each series of Additional Bonds.
     Payments first from the Bond Proceeds Account of the 2007 Project Fund and then from the Equity Contribution Account of the 2007 Project Fund, and from any other Project Fund established hereunder, shall be made only in respect of the Costs of the additions (or portion thereof) for which it is established and only upon compliance with the following:
(a)	On or after the date on which any Bond proceeds are deposited into a Project Fund, the Trustee shall pay such Costs for which the Project Fund is established as are authorized by a closing statement delivered at settlement for such Bonds. Any such closing statement shall be signed by an Authorized Officer of the Authority and approved by an authorized officer of the Borrower and shall specify the Person to whom payment is to be made, the obligation on account of which the payment is to be made, and the amount payable with respect thereto.

(b)	Except as provided in subsection (a) above, all payments from any Project Fund shall be made only upon receipt by the Trustee of a completed written Requisition executed by a Borrower Representative.

(c)	Any Requisition relating in whole or in part to payments under Construction Contracts as defined in the Loan Agreement shall be accompanied by a Contractor’s Certificate or Certificates as defined in the Loan Agreement certifying (i) his approval of the Requisition; (ii) that the obligation was properly incurred; (iii) that the amount requisitioned is due and unpaid; (iv) that, insofar as the payment is to be made for work, material, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed in the Project or have been delivered either at the Project site or at a proper place for fabrication and are covered by the builders’ risk insurance; and (v) that all work, material, supplies and equipment for which payment is to be made are, in the signer’s opinion, in accordance with the plans and specifications or duly approved change orders, all of which shall have been previously filed with the Trustee.

(d)	There shall be retained in the Project Fund an amount equal to ten percent (10%) of each Requisition for purposes of the Affirmative Action Program (a “holdback”); provided, however, if such Requisition if for payment or reimbursement of a payment by the Borrower, which payment itself is or was for only ninety percent (90%) of the payment requested by the Contractor or Subcontractor pursuant to the Construction Contract, then such Requisition may be paid or reimbursed without regard to the aforementioned holdback, but the remaining ten percent (10%), when requisitioned by the Borrower, shall be disbursed upon the holdback conditions hereinafter set forth. Said holdback shall be disbursed from the Project Fund upon compliance with the Affirmative Action and Prevailing Wage provision of the Loan Agreement and (i) the execution and filing of the Contractor’s Completion Certificate, (ii) the execution and filing of the Borrower’s Completion Certificate, (iii) receipt by the Borrower of written notice issued by the Authority’s Office of Affirmative Action that the Contractor has complied with the requirements of the Affirmative Action Program, and (iv) certification to the Trustee by an Authorized Representative of the Borrower of compliance with the conditions stated in clauses (i) through (iii) above.

Upon written request to the Authority, the Trustee shall furnish the Authority with a record of the Requisitions and disbursements from the Project Fund.

(e)	Any closing statement or Requisition may authorize the reimbursement to the Borrower for advances made in respect of Costs, but only to the extent that such amounts are properly chargeable against the Project Fund. Any such closing statement or requisition (and accompanying Contractor’s Certificate, if appropriate) shall relate to the underlying Cost in respect of which the requested reimbursement or repayment of indebtedness is to be made.

(f)	Upon receipt of a Borrower’s Completion Certificate (as defined in the Loan Agreement), the Borrower shall direct the Trustee to (i) transfer the moneys remaining in the applicable Bond Proceeds Account of the Project Fund to the Bond Redemption Fund, to be applied in Authorized Denominations to redeem Bonds upon the earliest date upon which Bonds may be redeemed at the option of the Authority; and (ii) transfer the moneys remaining in the applicable Equity Account of the Project Fund to the Borrower.

ARTICLE V
REVENUES OF THE AUTHORITY, RECEIPTS AND
REVENUES OF THE BORROWER AND THE
APPLICATION THEREOF TO FUNDS
     Section 501. Payments, etc., to be Sufficient. Payments under the Loan Agreement shall be set so that the payments to be made by the Borrower thereunder will be sufficient in each Fiscal Year to provide for the payment, when due, of the principal or Redemption Price of and interest on the Bonds and to provide for all other deposits and other payments required to made hereunder.
     Section 502. Revenue Fund; Application Thereof. There is hereby established a Revenue Fund, into which the Trustee shall deposit all payments made pursuant to the Loan Agreement, and any other amounts required or permitted to be deposited therein pursuant to the provisions hereof. On the last Business Day preceding any required payment, or permitted payment as set forth in a Borrower Certificate, from the Debt Service Fund pursuant to Section 503 hereof, an amount equal to such payment shall be transferred from the Revenue Fund to the Debt Service Fund.
     Section 503. Debt Service Fund. There is hereby established a Debt Service Fund, the moneys on deposit within which shall be applied by the Trustee as follows:
(a)	to the payment of interest, when due, on all Outstanding Bonds, including any accrued interest due in connection with purchases or redemptions of Bonds pursuant to this Section 503 or Sections 505 and 701 hereof;

(b)	to the payment, when due, of the principal or Redemption Price of Bonds then payable at maturity or upon Mandatory Redemption (but only upon surrender of such Bonds) subject to reduction by the principal amount of Bonds of the same series and maturity which are either (i) purchased by the Borrower and surrendered to the Trustee for cancellation, provided that, in the case of Bonds subject to Mandatory Redemption, such Bonds shall be surrendered to the Trustee for cancellation at least 15 days prior to the giving of notice of such redemption by the Trustee, or (ii) purchased for cancellation by the Trustee pursuant to subsection (c) below or Section 505 hereof; and

(c)	during the 12 month period preceding each principal maturity or Mandatory Redemption date, the Trustee shall, at the request of the Borrower, purchase Bonds of the series and maturity coming due on such principal maturity or Mandatory Redemption date from funds transferred from the Revenue Fund to the Debt Service Fund for such purpose; provided, however, that no such purchase shall be made unless (i) the purchase price does not exceed 100% of the principal amount of the Bonds so to be purchased (ii) in the case of any purchase of any maturity of Bonds which are subject to Mandatory Redemption, firm commitments for the sale of such Bonds from the holders thereof shall have been accepted at least 15 days prior to the giving of notice of such redemption by the

Trustee, and (iii) upon the making of any transfer of moneys from the Revenue Fund to the Debt Service Fund in connection with the proposed purchase, there shall be no deficiency in the Revenue Fund, taking into account the amounts then required to be paid or transferred therefrom for other purposes or reserved therein against such payments and transfers.
     Section 504. Debt Service Reserve Fund.
(a)	There is hereby established a Debt Service Reserve Fund into which the Trustee shall initially deposit, pursuant to Section 301(b) hereof, an amount equal to the Reserve Fund Requirement for the Bonds. The Trustee shall make additional deposits in connection with the issuance of Additional Bonds if and to the extent required under subsection (c) below.

(b)	Moneys on deposit in the Debt Service Reserve shall be applied as follows:
(i)	On the date of each required payment from the Debt Service Fund, moneys in the Debt Service Reserve Fund shall be applied to cure any deficiency in the Debt Service Fund with respect to the Bonds and any Additional Bonds secured by the Debt Service Reserve Fund;

(ii)	At the time of valuation, any amount in the Debt Service Reserve Fund in excess of the Reserve Fund Requirement shall be transferred to the Revenue Fund and credited to interest payments in respect of the applicable series of Bonds, except that during the construction period for the acquisition, improvement, renovation or repair of any Capital Addition for which a Project Fund is established, such portion of the excess as may be necessary to cure a deficiency in such Project Fund shall, at the written direction of the Borrower, be transferred thereto; and

(iii)	In each month during the sixth month period preceding the final maturity date of any series of Bonds secured by the Debt Service Reserve Fund, moneys held in the Debt Service Reserve Fund shall be credited against the payment of interest on such series of Bonds and shall be transferred to the Debt Service Fund for the payment of such principal and interest; provided, however, that no such credit shall be given and no such transfer shall be made if and to the extent that, immediately prior to such crediting and transfer, the amount on deposit in the Debt Service Reserve Fund is not at least equal to the Reserve Fund Requirement, less the amounts previously transferred to the Debt Service Fund during such sixth month period pursuant to this subparagraph (iii).
(c)	The Reserve Fund Requirement shall be recalculated by Bond Counsel in connection with the issuance of any Additional Bonds; provided that the Authority may, at the request of the Borrower, issue Additional Bonds which are not secured by or otherwise entitled to any payments from the Debt Service Reserve Fund, in which case no such recalculation shall be required and in which case such Additional Bonds shall be secured by a lien on the Project which is not on a parity with the Bonds Outstanding which are secured by the Debt Service Reserve Fund. If any recalculation of the Reserve Fund Requirement is made which indicates that excess moneys are on deposit in the Debt Service Reserve Fund, such excess shall be applied as a credit against the next succeeding interest payments on the Bonds; provided that if Additional Bonds are secured by the Debt Service Reserve Fund, then applied pro rata to the next succeeding interest payments on the Bonds so secured. If any recalculation indicates that the amount on deposit in the Debt Service Reserve Fund is less than the Reserve Fund Requirement, an additional deposit to cure such deficiency shall be made on the settlement date for the Additional Bonds.

(d)	The Trustee may establish additional Debt Service Reserve Funds as may be provided in Supplemental Indentures authorizing Additional Bonds to be held as security for Additional Bonds of a series not to be secured by the Debt Service Reserve Fund for the Bonds, as provided in the applicable Supplemental Indenture.
     Section 505. Redemption Fund. There is hereby established a Redemption Fund into which the Trustee shall deposit such amounts as are required or permitted to be deposited therein pursuant to the provisions of the Loan Agreement or this Indenture, including but not limited to, Section 713 of the Loan Agreement. Moneys in the Redemption Fund shall be applied to the Optional or Extraordinary Redemption of Bonds pursuant to Article VII hereof.
     Section 506. Rebate Fund.
(a)	A special fund is hereby created and designated as the Rebate Fund. The Borrower shall transfer or cause to be transferred by the Trustee from the Rebate Fund at such times and to such person as required by Section 148 of the Code an amount equal to the Rebate Amount. Amounts in the Rebate Fund shall be exempt from the lien of this Indenture. To the extent such amounts on deposit in the Rebate Fund are not sufficient to meet the Rebate Amount, the amount of the deficiency shall be immediately paid by the Borrower to the Trustee for deposit in the Rebate Fund. Notwithstanding anything contained in this Indenture to the contrary, neither the Authority nor the Trustee shall be responsible or liable for any loss, liability, or expense incurred to the extent incurred as a result of the failure of the borrower to fulfill its obligations with respect to the calculation and payment of the Rebate Amount. The Authority and Trustee shall be entitled to rely conclusively upon the calculations provided by the Borrower. The Trustee, at the direction of the Borrower given in accordance with the Loan Agreement, shall apply or cause to be applied the amounts in the Rebate Fund at the times and in the amounts required by Section 148 of the Code solely for the purpose of paying the United States of America in accordance with Section 148 of the Code.
(b)	Moneys held in the Rebate Fund shall be invested and reinvested upon the written direction of the Borrower by the Trustee in Investment Obligations that mature at such times specified in such written direction, which times shall be not later than such times as shall be necessary to provide moneys when needed for the payments to be made from such Rebate Fund and in accordance with the provisions hereof. The interest earned on any moneys or investments in the Rebate Fund shall be retained in such Fund.

(c)	Moneys held in the Rebate Fund shall be held by the Trustee for a period of not less than 75 days following the redemption of final maturity of the Bonds.

(d)	The Trustee agrees to furnish the Borrower and the Authority with notice of the Borrower’s obligation to file its report with the Authority in accordance with the Loan Agreement and to file its rebate calculation and make its rebate payment, if any, to the Internal Revenue Service. Such reminder notice shall be furnished to the Borrower and the Authority at least 90 days prior to each fifth anniversary of the issuance of the Bonds as set forth in the Loan Agreement and within 30 days following the redemption or final payment of the Bonds. The Trustee shall have no further obligation for the computation of the Rebate Amount or the filing or payment thereof.
     Section 507. Procedure When Funds Are Sufficient to Pay All Bonds. If at any time the Trustee receives a Borrower Certificate to the effect that the amounts held by the Trustee in the Funds established under this Article V other than the Rebate Fund are sufficient to pay principal or Redemption Price of and interest on all Bonds then Outstanding to maturity or prior redemption, together with any amounts due the Authority and the Trustee, the Trustee shall so notify the Authority and apply the amounts in the Funds to the payment of the aforesaid obligations and neither the Authority nor the Borrower shall be required to pay over any further revenues unless and until it shall appear that there is a deficiency in the Funds held by the Trustee.
     Section 508. Moneys to Be Held for All Bondholders, With Certain Exceptions. Until applied as herein provided, the moneys and investments held in all Funds and Accounts established hereunder, other than the Rebate Fund, and the proceeds of any remedies exercised under Article IX hereof shall be held in trust for the benefit of the holders of all Outstanding Bonds, except that: (a) on and after the date on which the interest on or principal or Redemption Price of any particular Bond or Bonds is due and payable from the Debt Service Fund or Redemption Fund, the unexpended balance of the amount deposited or reserved in either or both of such Funds for the making of such payments shall, to the extent necessary therefor, be held for the benefit of the Bondholder or Bondholders entitled thereto; (b) any special redemption fund established in connection with the issuance of any Additional Bonds for a refunding shall be held for the benefit of the holders of Bonds being refunded; (c) the rights of any Bondholders with respect to principal or interest payments extended beyond their due dates pursuant to Section 804 hereof shall be subordinate to the rights of Bondholders with respect to payments not so extended; (d) if any Additional Bonds are issued which are not secured by the Debt Service Reserve Fund, the moneys on deposit therein and the income from the investment thereof shall not be available to pay any portion of the principal or Redemption Price of or the interest on such Additional Bonds; and (e) any Debt Service Reserve Fund established for a series of Additional Bonds shall be held as security only for such Additional Bonds, as provided in the applicable Supplemental Indenture.

     Anything in this Indenture to the contrary notwithstanding, any moneys held by the Trustee in trust for the payment and discharge of any of the Bonds which remain unclaimed after the date when such Bonds have become due and payable, either at their stated maturity dates or by call for earlier redemption, if such moneys were held by the Trustee at such date, or after the date of deposit of such moneys if deposited with the Trustee after the said date when such Bonds became due and payable, shall be applied when and as provided in the Uniform Unclaimed Property Act, N.J.S.A. 46:30B-1 et seq., and the Trustee shall thereupon be released and discharged with respect thereto and the Bondholders shall have such rights as are provided in the Uniform Unclaimed Property Act.
     Section 509. Additional Accounts and Subaccounts. At the written request of the Borrower, Trustee shall establish and maintain additional Funds or accounts within the Funds or subaccounts within the Accounts established hereunder; provided that (a) in each case, the written request of the Borrower shall set forth in reasonable detail the sources of deposits into and disbursements from the Account or Subaccount to be established, (b) in each case, the sources of deposits into and disbursements from the Account Subaccount to be established shall be limited to the sources of deposits permitted or required to be made into and the disbursements permitted or required to be made from the Fund or Account within which it is to be established, and (c) except as otherwise provided in Section 508 hereof in the Supplemental Indenture establishing such Fund, each additional Fund, Account or Subaccount established hereunder shall be held in trust for the benefit of the holders of all Outstanding Bonds.
     Section 510. Fees, Charges and Expenses. The reasonable fees and expenses of the Trustee, including but not limited to reasonable legal fees and expenses, in connection with any Bonds or the administration of this Indenture or the Loan Agreement shall be paid separately by the Borrower.
     Section 511. Lease Reserve Fund. There is hereby established a Lease Reserve Fund into which the Trustee shall deposit such amounts as are required to be deposited therein pursuant to Section 509 of the Loan Agreement. Moneys in the Lease Reserve Fund shall be applied (to the extent necessary) upon the written direction of the Borrower to pay Rent (as defined in the Lease) and other amounts due under the Lease. Moneys remaining in the Lease Reserve Fund after the expiration of the Lease shall be returned to the Borrower pursuant to the Loan Agreement.
     Section 512. Operations and Maintenance Expense Reserve Fund. There is hereby established an Operation and Maintenance Expense Reserve Fund into which the Trustee shall deposit such amounts as are required to be deposited therein pursuant to Section 717 of the Loan Agreement, provided however that amounts contained in the Operation and Maintenance Expense Reserve Fund shall not be required to exceed $1,200,000 at any time. Moneys in the Operations and Maintenance Expense Reserve Fund shall be applied (to the extent necessary) to pay operations and maintenance expenses in excess of those set forth in the Annual Budget described in Section 717 of the Loan Agreement. Moneys remaining in the Operation and Maintenance Expense Reserve Fund after payment in full of all amounts owing hereunder and under the Loan Agreement shall be returned to the Borrower.

ARTICLE VI
SECURITY FOR AND INVESTMENT OR DEPOSIT OF FUNDS
     Section 601. Deposits. All moneys received by the Trustee under this Indenture shall, except as hereinafter provided, be deposited with the Trustee, and held by the Trustee in accordance with the terms of this Indenture, until or unless invested as provided in Section 602 hereof.
     Section 602. Investments. The Trustee shall invest any moneys held by it and not needed for immediate application in Investment Obligations; provided that the accrued interest, if any, received upon the issuance of the Bonds held in the Debt Service Fund shall be invested only in Government Obligations or Investment Obligations as described in (v) of the definition of Investment Obligation; and provided further, that all Investment Obligations shall mature no later than the date when the amounts will foreseeably be needed for purposes of this Indenture. Except as otherwise expressly set forth herein, all investment earnings shall be credited to the Fund or Account in which the investment is held.
     Absent written directions from the Borrower, the Trustee shall invest any moneys not otherwise invested in Investment Obligations as described in (v) of the definition of Investment Obligations.
     The Borrower shall be entitled to receive from the Trustee monthly and at such other times as the Borrower may reasonably request, a statement of account of any moneys held in the Funds by the Trustee.
     Section 603. Valuation.
(a)	The Trustee shall compute the value of the assets of each Fund or account established under this Indenture of Trust as of August 1 and February 1 in each year after taking into account any payments required to be made to Bondholders on such dates and any transfers required to be made from the Debt Service Reserve Fund pursuant to Section 505 hereof.

(b)	In computing the assets of any Fund or account, investments and accrued interest thereon shall be deemed a part thereof. Such investments shall be valued at the current market value thereof, or at the redemption price thereof, if then redeemable at the option of the Trustee.

ARTICLE VII
REDEMPTION OF BONDS
     Section 701. Bonds Subject to Redemption. The Bonds of any series shall be subject to redemption prior to maturity upon such terms as are acceptable to the Authority and the Borrower and expressed in such Bonds, subject, however, to the following:
(a)	Mandatory Redemption. Bonds of specified maturities may be required to be redeemed from moneys deposited in the Debt Service Fund for such purpose, such redemptions to be made in such amounts and on such dates as set forth in Exhibit B hereto or in the Supplemental Indenture entered into in connection with the issuance of any Additional Bonds, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to the Redemption Date.
(b)	Optional Redemption. The Bonds shall be subject to redemption prior to maturity, at the option of the Authority at the direction of the Borrower, as a whole or in part in Authorized Denominations at any time on or after August 1, 2017, upon thirty (30) day prior written notice given to the Trustee, in such order of maturity as shall be directed by the Authority at the direction of the Borrower, at a redemption price equal to the percentage of the principal amount to be so redeemed shown in the table below, plus accrued interest to the Redemption Date.

Dates (inclusive)	Redemption Price
August 1, 2017 – July 31, 2018	106%
August 1, 2018 – July 31, 2019	103%
August 1, 2019 and thereafter	100%
(c)	Special Mandatory Redemption — Demise of Mortgaged Property. Bonds of any series in Authorized Denominations may be subject to redemption from surplus money in the Project Fund which are transferred to the Bond Redemption Fund, and from insurance proceeds, condemnation awards or proceeds of conveyances in lieu of condemnation arising out of the Project Facilities deposited in the Redemption Fund and available for such purpose, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to the Redemption Date.
(d)	Extraordinary Mandatory Redemption. The Bonds are subject to extraordinary mandatory redemption in whole after receipt by the Trustee of the Authority’s written direction that either of the following events has occurred:
(i)	if the Borrower ceases to operate the Project, or to cause the Project to be operated, as an authorized “project” under the Act for twelve (12) consecutive months, without first obtaining the prior written consent of the Authority; or

(ii)	if any representation or warranty made by the Borrower in the Loan Agreement or in any report, certificate, financial statements or other instrument furnished by the Borrower in connection with the Loan Agreement shall prove to be false or misleading in many material respect when made.
(e)	Extraordinary Optional Redemption . The Bonds are subject to extraordinary optional redemption in whole at the option of the Authority, upon the written notice to the Borrower and the Trustee, at any time prior to maturity, at a redemption price equal to the principal amount thereof to be redeemed, plus accrued interest to the redemption date if, as evidenced by a certificate of an Authorized Officer of the Borrower (i) as a result of any change in the Constitution of the United States of America or of the State or of any final legislative or executive action of the United States of America or of the State or any political subdivision thereof or by final decree or judgment of any court after the contest thereof by the Borrower, the Loan Agreement becomes void or unenforceable or legally impossible of performance in accordance with the intent and purpose of the Authority or the Borrower, in which case such redemption shall be in whole only at anytime and not in part or (ii) as set forth in an Opinion of Bond Counsel that the redemption of the Bonds is required to maintain the exclusion from gross income of interest on the Bonds for federal income tax purposes.

The Authority shall provide written notice to the Trustee of its election to redeem the Bonds pursuant to this paragraph, the principal amount of such Bonds to be redeemed and the date, within one hundred eighty (180) days from the effective date of any such constitutional amendment, legislative or executive action, final decree, judgment or order but not less than sixty (60) days from the date such notice is mailed, on which the Bonds shall be redeemed pursuant to this paragraph.

(f)	Special Mandatory Redemption on Determination of Taxability. The Bonds are subject to special mandatory redemption, in whole, on a pro rata basis, after receipt by the Trustee of the Authority’s written direction that a Determination of Taxability has occurred (i) as a result of a failure by the Borrower to observe the provisions of its tax covenants in Loan Agreement, or in any tax certificate delivered by the Borrower in connection with the issuance the Bonds, at a Redemption Price equal to 110% of the principal amount thereof, plus accrued interest to the Redemption Date; or (ii) for any reason not specified in subsection (i) above, at a Redemption Price equal to 104% of the principal amount thereof, plus accrued interest to the Redemption Date.

(g)	Special Mandatory Redemption For Transfer without Bondholder Consent. The Bonds are subject to special mandatory redemption, in whole, on a pro rata basis, after receipt by the Trustee of the Authority’s written direction upon notice by the Borrower that the Borrower will (i) merge into or consolidate with any Person; (ii) acquire any material portion of the stock of any Person or a material portion of the assets or business of any Person or the operating business or division of any Person; (iii) permit any Person to merge into it, (iv) form any subsidiaries; or (v)

sell or transfer any material portion of its membership interests or assets to any Person, pursuant to the requirements of Section 703 of the Loan Agreement but without the consent of the Bondholders, at a Redemption Price equal to the then applicable optional redemption price set forth in the Indenture. If the Bonds are not yet subject to optional redemption upon the occurrence of such event or events, the Borrower is required to deposit funds with the Trustee sufficient to defease the outstanding principal of, premium and interest on the Bonds through the first permitted optional redemption date, and to redeem the Bonds on such date, all in accordance with the terms and conditions of the Indenture.

(h)	Other Redemptions. Bonds of any series may be subject to redemption upon such other terms as are provided in the Supplemental Indenture authorizing the issuance of such Bonds, notwithstanding the fact that other series of Bonds issued and Outstanding hereunder are not subject to such redemption.
     Section 702. Selection of Bonds for Redemption. In the event that less than all Bonds of any series or maturity are to be redeemed, Bonds of such series or maturity shall be selected for redemption in such manner as may be expressed herein, subject, however, to the following:
(a)	in the case of any Extraordinary or Special Redemption, the moneys available therefor shall be allocated to each series of Bonds subject to such redemption as nearly as practicable in the same proportion as the Outstanding principal amount of Bonds of such series bears to the Outstanding principal amount of all Bonds subject to such redemption and the selection of Bonds of each series for redemption shall be independent of the selection of Bonds of other series for redemption; and
(b)	in the case of any series having Bonds of varying denominations, each Bond of such series shall be treated as representing that number of Bonds which is obtained by dividing the face amount thereof by the smallest authorized denomination; and
(c)	if less than all of the Bonds are to be redeemed, the Trustee shall select the particular Bonds for redemption by lot, but in no event shall any partial redemption result in a Bond of a denomination of less than the Authorized Denomination.
     Section 703. Notice of Redemption.
(a)	The Trustee shall cause notice of any redemption of Bonds hereunder to be mailed by first class mail to the holders of all Bonds to be redeemed at the register addresses appearing in the registration books kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed not more than 60 nor less than 30 days prior to the redemption date, (ii) identify the Bonds to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds) (iii) specify the Redemption Date, the Redemption Price and, if less than all of any particular Bond is to be redeemed, the principal amount so to be redeemed, (iv) state that on the Redemption Date the Bonds called for redemption will be payable at the principal corporate trust office of the Trustee, that from that date interest will cease to accrue, that no representation is made as to the accuracy or correctness of the CUSIP numbers (if any) printed therein or on the Bonds, and (v) provide any other descriptive information which may be necessary in order to identify the Bonds to be redeemed, including without limitation the original issuance date, maturity date and interest rate applicable to such Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.
(b)	Notice of any redemption of Bonds hereunder shall also be given by the Trustee on the same day as the mailed notice to Bondholders, by first class mail or confirmed fax to (i) Financial Information, Inc.’s “Daily Called Bond Service”, 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services’ “Called Bond Service”, 55 Bond Street, 28th Floor, New York, New York 10004; Moody’s “Municipal and Government Bond Service”, 99 Church Street, 8th Floor, New York, New York 10007, Attention: Municipal News Report; and Standard and Poor’s “Called Bond Record”, 26 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then current guidelines of the Securities and Exchange Commission, to such other addresses and/or such other services, as the Authority may designate with respect to the Bonds; and (ii) the Authority. Such further notice shall contain the information required in subsection (a) above. Failure to give all or any portion of such further notice shall not in any manner defeat the effectiveness of a call for redemption if notice thereof is given to the Bondholders as described in Section (a) above.
(c)	If at the time of mailing of any notice of optional redemption here shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for optional redemption, such notice shall state that it is subject to the deposit of the redemption moneys with the Trustee not later than two business days prior to the Redemption Date and shall be of no effect unless such moneys are so deposited.

ARTICLE VIII
COVENANTS OF AUTHORITY
     Section 801. Payment of Principal of and Interest on Bonds. The Authority shall promptly pay or cause to be paid the principal or Redemption Price of, and the interest on, every Bond issued hereunder according to the terms thereof, but shall be required to make such payment or cause such payment to be made only out of Revenues or any other moneys held by the Trustee under this Indenture. The Authority shall appoint one or more paying agents for such purpose, each such agent to be a national banking association, a state bank, a bank and trust company or a trust company. The Authority hereby appoints the Trustee as Paying Agent, and designates the principal corporate trust office of such agent as the place of payment or such other location where the Trustee’s principal payment operations exist, such appointment and designation to remain in effect until notice of change is filed with the Trustee.
     Notwithstanding the foregoing, the Authority may enter into a written agreement with any Holder of any Bond providing for the payment of principal or Redemption Price of and interest on such Bond at a place other than the place specified in such Bond as the place for payment without the necessity of surrendering the Bond to the Trustee; provided, that (a) there shall be filed with the Trustee a duplicate original of such agreement and (b) such agreement will provide that in each case in which payment of principal is so made, the Holder will not sell, transfer or otherwise dispose of such Bond unless it shall have caused notation to be made thereon by the Trustee of the amount of principal paid thereon and the last date to which interest has been paid thereon.
     Section 802. Corporate Existence; Compliance with Laws. The Authority shall maintain its corporate existence; shall use its best efforts to maintain and renew all its rights, powers, privileges and franchises; and shall comply with all valid and applicable laws, acts, rules, regulations, permits, orders, requirements and directions of any legislative, executive, administrative or judicial body.
     Section 803. Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default. The Authority has assigned its rights (subject to its Reserved Rights) to the Trustee which shall require the Borrower to perform its obligations under the Loan Agreement. The Authority may exercise all its rights under the Loan Agreement as amended or supplemented from time to time, including the right to amend the Loan Agreement to cure any ambiguity or to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision contained therein or herein and to make such other provision in regard to matters or questions arising under the Loan Agreement or this Indenture; provided that it shall not amend the Loan Agreement or make such other provisions in a manner which materially and adversely affect the interests of Bondholders without the consent of the Trustee pursuant to Section 1103 hereof. Prior to making any amendment, the Authority shall file with the Trustee (i) a copy of the proposed amendment and (ii) an opinion of Bond Counsel to the effect that such amendment or supplemental is authorized under Section 1104 hereof, and, to the further effect that such amendment or supplement will not otherwise materially and adversely affect the interests of the Bondholders. The Authority shall give prompt written notice to the Trustee of any default known to the Authority under the Loan Agreement or any amendment or supplement thereto.
     Section 804. Further Assurances. Except to the extent otherwise provided in this Indenture, the Authority shall not enter into any contract or take any action by which the rights of the Trustee or the Bondholders may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.
     Section 805. Filing and Recording. The Authority has been advised by Bond Counsel in its opinion to the Authority and the Borrower, that no recording, rerecording, filing or refiling of the Indenture or any other instrument is required in order to protect the lien of this Indenture or to perfect the security interest created hereby. Upon written request of the holders of a majority in aggregate principal amount of the Bonds or upon receipt of a written opinion of Bond Counsel requiring the same, the Borrower shall cause this Indenture or a financing statement relating hereto to be filed, in such manner and at such places as may be required by law fully to protect the security of the Holders of the Bonds and the right, title and interest of the Trustee in and to the right, title and interest of the Authority in and to the Revenues and the various Funds created hereunder or any part thereof. The Authority shall execute or cause to be executed any and all further instruments as may be required by law or as shall reasonably be requested by the Trustee for such protection of the interests of the Bondholders, and the Borrower shall furnish satisfactory evidence to the Trustee of filing and refiling of such instruments and of every additional instrument which shall be necessary to preserve the lien of this Indenture upon the trust estate or any part thereof until the principal, redemption premium, if any, and interest on the Bonds issued hereunder shall have been paid. The Trustee shall execute or join in the execution of any such further or additional instrument and file or join in the filing thereof at such time or times and in such place or places as it may be advised by an opinion of Counsel will preserve the lien of this Indenture upon the foregoing right, title and interest of the Authority assigned to the Trustee by this Indenture or any part thereof and to preserve the Trustee’s interests as a secured party in the Collateral until the aforesaid principal, redemption premium, if any, and interest shall have been paid. In accordance with Section 701(b) of the Loan Agreement in the event that U.C.C.-1 financing statement(s) are filed, the Trustee shall advise the Borrower no earlier than six (6) months and no later than sixty (60) days prior to each fifth anniversary of the filing of any U.C.C.-1 financing statement of the requirement to renew or continue such filing. The Authority agrees that it will cooperate with the Borrower in connection with the Borrower’s obligation to cause all documents, statements, memoranda or other instruments to be registered, filed or recorded in such manner and at such places as may be required by law fully to protect the security of the registered owners and the right, title and interest of the Trustee in and to any moneys or securities held hereunder or any part thereof (including any refilings, continuation statements or such other documents as may be required).
     Section 806. Non-Presentment of Bonds; Escheats. If any Bond or evidence of beneficial ownership of such Bond shall not be presented for payment when the principal thereof becomes due (whether at maturity, by acceleration, upon call for redemption, upon purchase or otherwise), all liability of the Authority to the registered owner thereof for the payment of such Bond, shall forthwith cease, terminate and be completely discharged if funds sufficient to pay such Bond and interest due thereon, if any, are held by the Trustee uninvested for the benefit of the registered owner thereof. Thereupon it shall be the duty of the Trustee to comply with the Uniform Unclaimed Property Act, N.J.S.A. 46:30B-1 et. seq. with respect to such funds. The registered owner shall thereafter be restricted exclusively to such funds for any claim of whatsoever nature on his or her part under this Indenture or on, or with respect to, such Bond.
     Section 807. Indemnification. Pursuant to Sections 715 and 718, respectively, of the Loan Agreement, the Borrower has agreed to indemnify the Authority, any person who “controls” the Authority within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and any member, director, officer, official, agent, attorney and employee of the authority or the State, and the Trustee (herein, the Indemnified Parties”).
(a)	To secure the Borrower’s indemnification payment obligation under the Loan Agreement, the Indemnified Parties shall have a lien prior to the lien created by this Indenture for the benefit of the registered owners of the Bonds on all money or property held or collected by the Trustee other than money held for the payment of the principal and redemption price, if any, of, and interest on, any Bonds previously matured or called for redemption in accordance with this Indenture, which shall be held for the benefit of the registered owners of such Bonds only. Such obligations shall survive the satisfaction and discharge of this Indenture.
(b)	When an Indemnified Party incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
     Section 901. Events of Default. Each of the following shall be an “Event of Default” hereunder:
(a)	If the principal or Redemption Price of any Bond is not paid when the same shall become due and payable at maturity, upon redemption or otherwise; or

(b)	If an installment of interest on any Bond is not paid when the same shall become due and payable; or

(c)	If the Borrower shall fail to pay, when due and payable, any sum due pursuant to the provisions of the Loan Agreement and such failure continues to exist as of the expiration of any grace period provided in the Loan Agreement; or

(d)	If any other event of default under the Loan Agreement or any other Loan Document shall occur and be continuing; or

(e)	If the Authority fails to perform any of its covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture (other than as specified in subsections (a) or (b) above).
     Section 902. Notice of Default; Opportunity to Cure Such Default. No default under Section 901(d), (e) or (f) hereof shall constitute an Event of Default until actual notice of such default by registered or certified mail shall be given to the Authority and the Borrower by the Trustee or by the holders of not less than 25% in aggregate principal amount of all Bonds Outstanding and until the Authority and the Borrower shall have had 30 days after receipt of such notice to correct such default, and shall not have corrected it; provided, however, if said default be shall be such that it cannot be corrected within such 30 day period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Borrower within such 30 day period and is diligently pursued to completion by the Authority or the Borrower.
     Section 903. Acceleration; Cure. Should any Event of Default occur and be continuing, then the Trustee may, by notice in writing delivered to the Authority, the Borrower and the Bondholders, declare the principal of all Bonds then Outstanding to be due and payable immediately, and upon such declaration the said principal, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that no such declaration shall be made if the Borrower cures such Event of Default prior to the date of the declaration. The Trustee shall be required to take the foregoing actions if requested in writing to do so by the holders of at least 25% in aggregate principal amount of all Outstanding Bonds.
     The above provisions, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, all arrears of interest upon the

Bonds, and all other sums payable under this Indenture (except the principal of, and interest on, the Bonds which by such declaration shall have become due and payable) shall have been paid by or on behalf of the Authority, and the Authority also shall have performed or caused to be performed all other things in respect of which it may have been in default hereunder, and shall have paid or caused to be paid the reasonable charges of the Trustee, its counsel and the Bondholders, including reasonable attorneys’ fees paid or incurred, then and in every such case, the Trustee may annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all holders of Bonds issued hereunder; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.
     Section 904. Powers of Trustee.
(a)	Upon the happening and continuance of any Event of Default, then and in every such case the Trustee may, and upon the written request of the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding hereunder shall, proceed to protect and enforce its rights and the rights of the Bondholders under the laws of the State and under the Loan Agreement, as assignee of the Authority (but not in the name of the Authority) and this Indenture by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or office having jurisdiction, either for the specific performance of any covenant, condition or agreement contained herein or in aid of execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as the Trustee, being advised by Counsel, shall deem most effectual to protect and enforce such rights.
(b)	The Authority agrees that the Trustee, subject to the provisions of the Loan Agreement and this Indenture reserving certain rights to the Authority, as assignee of the Authority, (but not in the name of the Authority) may enforce all rights of the Authority and all obligations of the Borrower under and pursuant to the Loan Agreement for and on behalf of the registered owners whether or not the Authority is in default hereunder.
(c)	Notwithstanding anything in the Indenture or in any of the other Loan Documents to the contrary, neither the Trustee nor the registered owners shall have the right to waive an Event of Default under any of the Loan Documents which arises out of a violation of a Reserved Right without the prior written consent of the Authority, which it shall give in its sole and complete discretion. Notwithstanding anything herein or in any document executed in connection herewith to the contrary, nothing herein shall affect the Authority’s unconditional right to enforce its Reserved Rights.
(d)	Upon the occurrence and continuance of an Event of Default under Sections 901(a) 901(b) or 901(c) and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers with respect to the Borrower, its Property and the rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.
(e)	The Trustee may maintain any proceedings without the possession of any of the Bonds or the production thereof in connection with said proceeding.
(f)	If any proceeding taken by the Trustee on account of any Event of Default is discontinued or abandoned for any reason, or determined adversely to the Trustee, then and in every case the Authority, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.
     Section 905. Powers of Bondholders. The holders of a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken by the Trustee hereunder.
     Section 906. Limitations on Bondholders. No Bondholder shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust hereunder, or any other remedy hereunder or on the Bonds, unless:
(a)	the Trustee shall have been given written notice of an Event of Default;

(b)	the holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names;

(c)	there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities, including but not limited to, counsel fees to be incurred therein or thereby; and

(d)	the Trustee shall have refused or neglected to comply with such request within a reasonable time.
     Such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture or to any other remedy hereunder; it being understood and intended that no Bondholder shall have any right in any manner whatever by his action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the full and ratable benefit of all holders of Outstanding Bonds affected thereby, subject to the provisions of this Indenture. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder to institute suit for enforcement of payment of the principal of and the premium, if any, and interest on such Bond when due and payable in accordance with its terms, upon redemption or otherwise.

     Section 907. Remedies Not Exclusive. Except as limited under Section 1301 of this Indenture, no remedy herein conferred upon or reserved to the Trustee of the Bondholders is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
     Section 908. Delay or Omission of Trustee. No delay or omission of the Trustee or of any Bondholder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Article IX to the Trustee and to the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient.
     Section 909. Application of Moneys. Upon the occurrence and during the continuance of any Event of Default, any moneys on deposit in any Fund or Account established hereunder and any moneys received by the Trustee under this Article IX shall be applied,
     First: to the payment of the reasonable costs of the Trustee, including but not limited to counsel fees, any disbursements of the Trustee with interest thereon and its reasonable compensation;
     Second: Subject to the provisions of Section 508 hereof, to the payment of all interest then due or overdue on Outstanding Bonds or, if the amount available for the payment of interest is insufficient for such purpose, to the payment of interest ratably in accordance with the amount due in respect of each Bond; and
     Third: Subject to the provisions of Section 508 hereof, to the payment of the outstanding principal amount due or overdue, by acceleration or otherwise, with respect to all Bonds or, if the amount available for the payment of principal is insufficient for such purpose, to the payment of principal ratably in accordance with the amount due in respect of each Bond.
     Notwithstanding the foregoing, moneys in the Debt Service Reserve Fund shall be applied only to the payment of the Bonds and such Additional Bonds as shall specifically benefit from deposits made therein as provided in any Supplemental Indenture. The surplus, if any, shall be paid to the Borrower or the Person lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     Section 910. Severability of Remedies. It is the purpose and intention of this Article IX to provide rights and remedies to the Trustee and the Bondholders which may be lawfully granted under the provisions of the Act, but, should any right or remedy herein granted be held to be unlawful, the Trustee and the Bondholders shall be entitled, as above set forth, to every other right and remedy provided in this Indenture.
     Section 911. Borrower’s Right of Possession and Use of its Property. So long as the Borrower is in compliance with the terms and provisions of the Loan Agreement, the Borrower shall be entitled to possess, use, operate and enjoy its Property without interference from, and free from claims of, the Authority and the Trustee or persons claiming by, through or under them.
     Section 912. Notice of Default. The Trustee shall mail to all owners of the Bonds, at their addresses as they appear on the registration books kept pursuant to Article II hereof, written notice of the occurrence of any Event of Default set forth in Section 901 hereof within thirty (30) days after the Trustee shall have notice of the same; provided, that the Trustee shall not be subject to any liability to any Bondholder by reason of its failure to mail any such notice.
     Section 913. Remedies Herein Additional to Remedies in Agreement. The remedies conferred in this article shall be in addition to all remedies provided for in the Loan Agreement, which remedies are hereby incorporated herein by reference.
     Section 914. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the holders of the Bonds.

ARTICLE X
THE TRUSTEE
     Section 1001. Acceptance of Trust. The Trustee hereby accepts the trusts imposed upon it by this Indenture and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:
(a)	The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified in this Article, and shall be entitled to advice of Counsel concerning all matters of trusts hereof and the duties hereunder and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of Counsel in the exercise of reasonable care. Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

(b)	The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the authentication of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture or for insuring the property herein conveyed, or for collecting any insurance moneys, or for the validity of the execution by the Authority of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof, except that in the event the Trustee enters into possession of a part or all of the property pursuant to any provision of this Indenture it shall use due diligence in preserving such property; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Authority or on the part of the Borrower under the Loan Agreement, except as hereinafter set forth. The Trustee shall have no obligation to perform any of the duties of the Authority under the Loan Agreement. The Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(c)	The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Authority. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not Trustee.

(d)	Any action taken by the Trustee, pursuant to this Indenture upon the request, or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

(e)	As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon an Authority Certificate or any Borrower Certificate as sufficient evidence of the facts therein contained and, prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a similar Certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

(f)	The permissive right of the Trustee (indicated by the word “may” and not by the word “shall”) to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(g)	The Trustee shall not be deemed to have notice of any Event of Default under Section 901(d), (e) or (f) hereof unless the Trustee shall have actual knowledge of such default or shall be specifically notified in writing of such default by the Authority, the Borrower or the holders of at least 25% in aggregate principal amount of Bonds then Outstanding. In the absence of such actual knowledge or written notice, the Trustee may conclusively assume there is no such default.

(h)	The Trustee shall not be personally liable, except with respect to matters involving its willful misconduct or gross negligence, for any actions taken by it, debts contracted or for damages to persons or property, or for salaries or nonfulfillment of contracts during any period following an Event of Default in which it may be in the possession of or managing real or tangible personal property pursuant to this Indenture.

(i)	At any and all reasonable times the Trustee, and its authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right to inspect any and all property and all books, papers and records of the Authority pertaining to any improvements and the Bonds and to make copies thereof and to take such information from and in regard thereto as may be desired to the extent permitted by law.

(j)	The Trustee shall not be required to give any bond or security in respect of the execution of the said trusts and powers or otherwise in respect of the premises; provided, however, that prior to taking any remedial action hereunder, the Trustee shall be entitled to reasonable indemnity therefor.

(k)	All moneys received by the Trustee shall, applied or invested as herein provided, be held in trust for purposes for which they were received but need not be segregated from other funds except to the extent required by law.
     Section 1002. Rights and Powers During Default. Subject to its responsibility to act upon the direction of the Bondholders hereunder, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of its personal affairs; provided, that, if in the opinion of the Trustee such action may tend to involve expense or liability, it shall not be obligated to take such action unless it is furnished with indemnity reasonably satisfactory to it.
     Section 1003. Right to Rely Upon Documents. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine. The Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.
     Section 1004. Right to Own and Deal in Bonds. The Trustee, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Borrower and may act as depository, trustee or agent for any committee or body of holders of the Bonds or other obligations of the Authority, as freely as if it were not Trustee hereunder.
     Section 1005. Interest Upon Moneys Received. The Trustee shall not be under any liability for interest on any moneys received under any of the provisions of this Indenture, except such as may be agreed upon between the Trustee and the Borrower. All interest allowed on any such moneys shall be credited as provided in Article VI hereof with respect to interest on investments.
     Section 1006. Construction of Provisions of Indenture. The Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision thereof.
     Section 1007. Co-Trustee. The Trustee, with the approval of the Authority and the Borrower, may appoint an additional individual or institution as an additional or co-trustee. If the Trustee appoints an additional or co-trustee, each power or right vested in the Trustee hereunder shall be exercisable by and vest such additional or co-trustee to the extent necessary or desirable to enable the co-trustee to exercise such powers or rights, and every covenant and obligation necessary to the exercise thereof by such additional or co-trustee shall run to and be enforceable by either of them.
     Section 1008. Resignation by Trustee. The Trustee may at any time resign from the trusts hereby created by giving written notice to the Authority, the Borrower and each registered owner of Bonds then Outstanding. Any such resignation shall take effect upon the later of (a) the date specified by the Trustee in the foregoing notice (which shall be not less than 30 days after the giving of such notice), or (b) the appointment of a successor Trustee (i) by the Borrower, unless an Event of Default has occurred under the Loan Agreement or an event has occurred which, with the passage of time or the giving of notice, would constitute such an Event of Default (a “Potential Default”), or (ii) by the holders of at least 25% in aggregate principal amount of Outstanding Bonds.
     Section 1009. Removal of Trustee. The Trustee may be removed at any time upon written notice, appointing a successor Trustee, given by the Borrower, unless an Event of Default or Potential Default (as defined in Section 1008 above) has occurred under the Loan Agreement, or by the holders of at least 51% in aggregate principal amount of Outstanding Bonds. Such notice shall be given to the Trustee to be removed, the Authority and (if given by the Bondholders) the Borrower and shall be effective immediately, if the removal is for a breach of the Trustee’s duties hereunder, or on a specified date not less than 30 days after the giving of the notice, in all other cases. Any unpaid fees and expenses of the Trustee shall be paid prior to effectiveness of such removal. The successor Trustee shall notify all Bondholders of such removal and appointment.
     Section 1010. Appointment of Temporary Successor Trustee
(a)	In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee, or of its property or affairs, a successor Trustee shall be appointed by the Authority, at the direction of the Borrower, by a duly executed written instrument signed by an Authorized Officer of the Authority, but if the Borrower does not direct the Authority to appoint a successor Trustee within sixty (60) days, then by the Holders of a majority in principal amount of the Bonds then Outstanding, excluding any Bonds held by or for the account of the Authority, by an instrument or concurrent instruments in writing signed and acknowledged by such Bondholders or by their attorneys-in-fact duly authorized and delivered to such successor Trustee, notification thereof being given to the Authority and the predecessor Trustee. After such appointment of a successor Trustee, the Borrower shall mail notice of any such appointment to the registered owners of the Bonds then Outstanding.
(b)	If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within 120 days after the Trustee shall have given to the Authority written notice or after a vacancy in the office of the Trustee shall have occurred by reason of its inability to act, removal, or for any other reason whatsoever, the Trustee or the Holder of any Bond (in any case) may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon, after such notice, if any, as such court may deem proper, appoint a successor Trustee.
     Section 1011. Qualifications of Successor Trustee. Every successor Trustee appointed pursuant to any of the foregoing provisions shall be a trust company or a national banking association or state bank with trust powers in good standing located in or incorporated under the laws of the State, duly authorized to exercise trust powers and subject to examination by federal or state authority, and, if there be such a trust company, national banking association or state bank willing and able to accept the trust on reasonable and customary terms, shall have a reported capital and surplus of not less than $100,000,000.
     Section 1012. Court Appointment of Successor Trustee. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X prior to the date specified in the notice of resignation as the date when such resignation shall take effect, the resigning Trustee or any Bondholder may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor Trustee.
     Section 1013. Acceptance and Transfer of Trust. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Authority and the Borrower an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the trust estate and the rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, the Trustee ceasing to act and the Authority shall execute and deliver an instrument transferring to such successor Trustee all the trust estate and the rights, powers and trusts hereunder of the Trustee so ceasing to act; and the Trustee so ceasing to act shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.
     Section 1014. Successor Trustee by Merger. Any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.
     Section 1015. Trustee’s Right to Make Advances. In case any tax, assessment or governmental or other charge upon, or insurance premium with respect to, any part of the Borrower’s Property is not paid as may be required under the Loan Agreement, the Trustee may, with prior notice to the Borrower, pay such tax, assessment or governmental charge or insurance premium, without prejudice, however, to any rights of the Trustee or the Bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this Section, with interest thereon from the date of payment at the Trustee’s prime rate of lending at the time or for the period in question, shall be given a preference in payment over any payment of principal of and premium, if any, and interest on the Bonds, and shall be paid out of the proceeds of revenues collected under the Loan Agreement, if not otherwise caused to be paid; provided however, that the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the holders of at least 25% in aggregate principal amount of Bonds then Outstanding and shall have been provided with adequate funds for the purpose of such payment.
     Section 1016. Intervention by Trustee. The Trustee may intervene on behalf of the Bondholders in any judicial proceeding to which the Authority is a party and which, in the opinion of the Trustee and its counsel, has a substantial bearing on the interests of the Bondholders, and shall intervene if it is requested in writing by the holders of at least 25% in aggregate requested principal amount of the Bonds then Outstanding and is provided indemnity pursuant to Section 1002. The rights and obligations of the Trustee under this Section 1016 are subject to the approval of a court of competent jurisdiction.
     Section 1017. Fees, Charges and Expenses of Trustee. The Trustee shall be entitled from the Borrower to payment and/or reimbursement for reasonable fees and for its services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services, including but not limited to counsel fees. Upon an Event of Default, but only upon an Event of Default, the Trustee shall have a right of payment prior to payment on account of interest on or principal of, or premium, if any, on, any Bond for the foregoing advances, fees, costs and expenses incurred. The Authority shall not be responsible for payment of any such fees and expenses.

ARTICLE XI
AMENDMENTS AND SUPPLEMENTS
     Section 1101. Amendments and Supplements Without Bondholders’ Consent. This Indenture may be amended or supplemented from time to time, without the consent of the Bondholders by a Supplemental Indenture for one or more of the following purposes:
(a)	in connection with the issuance of Additional Bonds, to set forth such matters as are specifically required or permitted hereunder or such other matters as will not adversely affect the holders of the Bonds then Outstanding;

(b)	to make conforming changes in connection with any changes to the Loan Agreement pursuant to Section 1104(c) hereof; and

(c)	in connection with obtaining a rating on any series of Bonds from a Rating Agency; provided that the amendments do not impair the security hereof or adversely affect the Bondholders.
     Section 1102. Amendments With Bondholders’ Consent. This Indenture may be amended or supplemented from time to time by a Supplemental Indenture with the consent of the holders of at least 51% in aggregate principal amount of the Bonds then Outstanding; provided, that (a) no amendment shall be made which adversely affects one or more but less than all series of Bonds without the consent of the holders of at least 51% of the then Outstanding Bonds of each series so affected, (b) no amendment shall be made which affects the rights of some but less than all the Outstanding Bonds of any one series without the consent of the holders of 51% of the Bonds so affected, and (c) no amendment which alters the interest rates on any Bonds, the maturities, interest payment dates or redemption provisions of any Bonds, this Article XI or the security provisions hereunder may be made without the consent of the holders of all Outstanding Bonds adversely affected thereby.
     Section 1103. Trustee Authorized to Join in Amendments and Supplements: Reliance on Counsel. The Trustee is authorized to join with the Authority in the execution and delivery of any Supplemental Indenture or amendment permitted by this Article XI and in so doing shall be protected by an opinion of Counsel that such Supplemental Indenture or amendment is so permitted and has been duly authorized by the Authority and that all things necessary to make it a valid and binding agreement have been done.
     Section 1104. Amendments to the Loan Agreement or the other Loan Documents Without Consent of Bondholders. The Loan Agreement or the other Loan Documents may be amended without the consent of the Bondholders (a) to correct any formal defect or omission therein, provided such correction does not adversely affect the Bondholders, or (b) in connection with the issuance of Additional Bonds, to set forth such matters as are permitted or required hereunder in connection with such issuance or to set forth other matters not adversely affect the holders of the Bonds then Outstanding. No prior notice to the Bondholders of any proposed changes pursuant to this Section shall be required.

     Section 1105. Amendments to the Loan Agreement or the other Loan Documents with Consent of Bondholders. Except for amendments, changes or modifications as specifically provided in Section 1104 hereof, neither the Authority nor the Trustee shall consent to any amendment, change or modification of the Loan Agreement or the other Loan Documents or waive any obligation or duty of the Borrower under the Loan Agreement or the other Loan Documents without the written consent of the holders of not less than 51% in aggregate principal amount of the Outstanding Bonds affected thereby; provided, however, that no such waiver, amendment, change or modification shall permit termination or cancellation of the Loan Agreement or the other Loan Documents or any reduction of the amounts payable under Section 401 of the Loan Agreement or the other Loan Documents or change the date when such payments are due without the consent of the holders of all the Bonds then Outstanding.
     Section 1106. Conditions to Supplements and Amendments. Before the Authority and the Trustee shall enter into any Supplemental Indenture, or before the Authority, the Borrower and the Trustee shall enter into any amendment or supplement of the Loan Agreement, there shall have been delivered to the Trustee: (a) a Favorable Opinion, including an opinion that upon execution thereof such supplemental indenture or other amendment or supplement will be valid and binding upon each of the Authority and the Borrower, as applicable, and (b) any required consents, in writing, of the Bondholders.

ARTICLE XII
DEFEASANCE
     Section 1201. Defeasance. When principal or Redemption Price (as the case may be) of, and interest on, all Bonds issued hereunder have been paid, or provision has been made for payment of the same when due in the manner described in this Section 1201, whether at maturity or upon redemption, acceleration, or otherwise, together with all other sums payable hereunder or under the Loan Agreement, the right, title and interest of the Trustee shall thereupon cease (except with respect to moneys or securities held by the Trustee hereunder for the payment of the principal or Redemption Price (as the case may be) of, and interest on, the Bonds and other amounts) and the Trustee, on written demand of the Authority, shall release the lien of this Indenture and shall execute documents to evidence such release as may be reasonably required by the Authority, shall surrender the Series 2007 Note to the Borrower and shall turn over to the Borrower or to such person, body or authority as may be entitled to receive the same all balances then held by it hereunder.
     Provision for the payment of Bonds shall be deemed to have been made upon the delivery to the Trustee of (i) cash in an amount which, when added to any other moneys held by the Trustee and available for such payment, would be sufficient to make all payments specified above, or (ii) Government Obligations which are non callable prior to the stated maturity thereof and having stated maturities arranged so that the principal of and interest becoming due and payable on such Government Obligations will, under any and all circumstances (and without further investment or reinvestment of either the principal amount thereof or the interest earned thereon), be sufficient (as confirmed by a nationally recognized firm of public accountants) to make all such payments, or (iii) any combination of such cash and such Government Obligations the amounts of which and interest thereon, when due, are or will be, in the aggregate, sufficient to make all such payments, and in each case, the delivery to the Trustee of (a) an opinion of Bond Counsel to the effect that such defeasance is permitted under this Section 1201 and (b) an opinion of Counsel selected by the Trustee and reasonably acceptable to the Borrower as to such other matters as the Trustee may reasonably request. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for the payment of the principal of, Redemption Price and interest on said Bonds.
     The release of the obligations of the Authority under this Section 1201 shall not affect the obligations of the Borrower to make direct payments to the Authority or the Trustee pursuant to the Loan Agreement.

ARTICLE XIII
MISCELLANEOUS PROVISIONS
     Section 1301. Limitations on Recourse. No personal recourse shall be had for any claim based on this Indenture or the Bonds against any member, officer employee, past, present or future, of the Authority or of any successor body as such, either directly or through the Authority or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. The Bonds are payable solely from the Revenues and other moneys held by the Trustee hereunder for such purpose. There shall be no other recourse under the Bonds, this Indenture, the Loan Agreement or otherwise against the Authority or any other property now or hereafter owned by it and, upon entry of any judgment. The Authority shall be conclusively deemed to have complied with all of its covenants and other obligations hereunder, including but not limited to those set forth in Articles IV, V and VIII hereof, upon requiring the Borrower in the Loan Agreement to agree to perform such Authority covenants and other obligations (excepting only any approvals or consents permitted or required to be given by the Authority hereunder, and any exceptions to the performance by the Borrower of the Authority’s covenants and other obligations hereunder, as may be contained in such agreement in the Loan Agreement). However, nothing contained in any such agreement in the Loan Agreement shall prevent the Authority from time to time, in its discretion, from performing any such covenants or other obligations. The Authority shall have no liability for any failure to fulfill, or breach by the Borrower of, the Borrower’s obligations under the Bonds, this Indenture, the Loan Agreement or otherwise.
     Section 1302. No Rights Conferred on Others. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Authority, the Trustee, and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Authority shall be for the sole and exclusive benefit of the Authority, the Trustee, and the registered owners of the Bonds.
     Section 1303. Illegal, etc. Provisions Disregarded. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstances shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.
     Section 1304. Authority Not Responsible for Insurance, Taxes, Execution of Indenture or Application of Moneys Applied in Accordance with this Indenture.
(a)	The Authority is not under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured or advised as to which the payment of any taxes or assessments, or to require any such payment to be made. The Authority shall have no responsibility in respect of the sufficiency of the security provided by this Indenture. The Authority shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Authority shall not be under any liability for failure to see that such duties or covenants are so done or performed.
(b)	The immunities and exemptions from liability of the Authority hereunder shall extend to its directors, members, attorneys, officers, employees and agents.
     Section 1305. Authority May Rely on Certificates.
(a)	The Authority shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Indenture, upon any resolution, order, notice request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document, which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of the Loan Agreement or this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Authority shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.
(b)	Upon receipt of notice by or actual knowledge of any officer responsible for the administration of the Project Fund, the Trustee shall report immediately to the Authority any breach of any covenant or any Event of Default by the Borrower under this Loan Agreement or any fact or circumstance which, except for any grace period permitted by this Loan Agreement, would result in any breach of a covenant or Event of Default by the Borrower hereunder.
     Section 1306. Notices to Trustee and Authority. Any notice to or demand upon the Trustee may be made, and shall be deemed to have been sufficiently given, if served or presented at or sent by registered or certified United States mail to the principal corporate trust office of the Trustee at 385 Rifle Camp Road, West Paterson, New Jersey 07424, Attention: Corporate Trust Department. Any notice to or demand upon the Authority may be made, and shall be deemed to have been sufficiently given if served or presented at or sent by registered or certified United States mail to New Jersey Economic Development Authority, PO Box 990, 36 West State Street, Trenton, New Jersey 08625 or such other address as may be filed in writing by the Authority with the Trustee. Copies of any and all such notices or demands sent to the Authority or the Trustee be provided to the Borrower immediately upon receipt thereof at the Borrower’s address set forth in Section 901 of the Loan Agreement.
     Section 1307. Controlling Law. The laws of the State shall govern the construction of this Indenture.

     Section 1308. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Authority or by or on behalf of the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.
     Section 1309. Headings for Convenience Only. The table of contents and descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 1310. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Authority and the Trustee have caused their respective corporate seals to be hereunto affixed and attested and these presents to be signed by their respective officers thereunto duly authorized and this Indenture to be dated as of the day and year first above written.

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

ATTEST:

By:
Gregory Ritz		Teri Dunlop
Assistant Secretary		Director of Lending Services

THE BANK OF NEW YORK

ATTEST:

By:
Name:
Title:

EXHIBIT A
FORM OF THE BOND
THE STATE OF NEW JERSEY IS NOT OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF NEW JERSEY IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL OR REDEMPTION PRICE, IF ANY, OF OR INTEREST ON THIS BOND. THIS BOND IS A SPECIAL, LIMITED OBLIGATION OF THE AUTHORITY, PAYABLE SOLELY OUT OF THE REVENUES OR OTHER RECEIPTS, FUNDS OR MONEYS OF THE AUTHORITY PLEDGED UNDER THE INDENTURE AND FROM ANY AMOUNTS OTHERWISE AVAILABLE UNDER THE INDENTURE FOR THE PAYMENT OF THE BOND. THIS BOND DOES NOT NOW AND SHALL NEVER CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY. THE AUTHORITY HAS NO TAXING POWER.
THIS BOND IS NOT RATED AND NO APPLICATION IS EXPECTED TO BE MADE TO OBTAIN A RATING THEREON. PURCHASE OF THIS BOND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO (A) CAN BEAR THE ECONOMIC RISK OF SUCH BOND; (B) HAVE KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS AS TO BE CAPABLE OF EVALUATING THE RISKS AND MERITS OF SUCH BOND; (C) ARE A NATIONAL BANK, COMMERCIAL BANK, REGISTERED INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AN ACCREDITED INVESTOR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR A QUALIFIED PURCHASER AS SUCH TERM IS DEFINED UNDER SECTION 2(A)(5)(A) OF THE INVESTMENT COMPANY ACT; (D) ACKNOWLEDGE THAT SUCH BOND IS HIGH RISK AND SHOULD ONLY BE CONSIDERED FOR PURCHASE AS PART OF A DIVERSIFIED PORTFOLIO OF HIGH YIELD, HIGH RISK SECURITIES; AND (E) HAVE UNDERTAKEN THE RESPONSIBILITY FOR OBTAINING ALL INFORMATION THAT THEY DEEM NECESSARY AND DESIRABLE TO FORM A DECISION TO PURCHASE SUCH BOND. BY PURCHASING SUCH BOND, EACH PURCHASER OF SUCH BONDS AGREES THAT THE AUTHORITY IS NOT RESPONSIBLE FOR ITS DECISION TO PURCHASE SUCH BOND AND ACKNOWLEDGES THAT IT HAS NO RIGHTS OR RECOURSE AGAINST THE AUTHORITY WITH RESPECT TO THE DECISION TO PURCHASE SUCH BOND.

No. R-1	$17,500,000
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
SOLID WASTE FACILITIES REVENUE BONDS
(CONVERTED ORGANICS OF WOODBRIDGE, LLC. — 2007 PROJECT) SERIES A

		Accrued
Maturity Date	Dated Date	Interest Date	Rate	CUSIP
August 1, 2027	February 16, 2007	February 16, 2007	8%	645903AM7

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL AMOUNT:	SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
     The NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the “Authority”), a public body corporate and politic constituting an instrumentality of the State of New Jersey (the “State”), for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the Registered Owner identified above, or registered assigns, on the Maturity Date shown above unless this Bond shall have been called for redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, upon surrender hereof, the Principal Amount identified above and to pay to the registered owner hereof (but only out of the sources hereinafter mentioned) interest thereon from the Dated Date shown above until payment of said principal sum has been made or provided for, at the Interest Rate stated above on August 1, 2007 and thereafter on each August 1 and February 1, to the registered owner hereof as of the close of business on the July 15 or January 15 next preceding such interest payment date, and to pay interest on overdue interest (to the extent permitted by applicable law) at the rate per annum above specified. Except as otherwise provided in the Trust Indenture dated as of February 1, 2007 (the “Indenture”) between the Authority and The Bank of New York, as Trustee (the “Trustee”), principal and interest shall be paid at the principal corporate trust office of the Trustee, or at such other location where the Trustee’s principal operations exist, or at the duly designated office of any duly appointed alternate or successor paying agent, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, provided that interest may be paid by check or draft drawn upon any such paying agent and mailed to the registered owner hereof at his address as it appears on the Bond registry of the Authority.
     This Bond is one of a duly authorized series (the “Bonds”) limited in aggregate principal amount to $17,500,000 issued under the Indenture and pursuant to a resolution of the Authority dated January 9, 2007, to accomplish the public purposes of the Act by aiding Converted Organics of Woodbridge, LLC (the “Borrower”) in financing the (i) costs of certain improvements to and equipment and miscellaneous expenditures for, the premises located on certain leased property located in Woodbridge, New Jersey, on which the Borrower will build a solid waste recovery facility (the “Facility”), (ii) funding of the Reserve Fund Requirement on the Bonds; (iii) payment of capitalized interest on the Bonds; and (iv) paying of costs of issuing the Bonds (collectively, the “Project”).
     The Bonds are special limited obligations of the Authority, payable solely from payments made on the promissory note (the “Note”) delivered or to be delivered by the Borrower evidencing a loan made by the Authority to the Borrower to finance the Project and from certain payments made by the Borrower pursuant to the Loan Agreement by and between the Authority and the Borrower dated as of February 1, 2007 (the “Agreement”). Repayment of the Bonds and the Borrower’s obligations under the Note will be secured by (i) the Loan Agreement (except for the Reserved Rights of the Authority under the Loan Agreement); (ii) the Leasehold Mortgage from the Borrower to the Authority dated February 16, 2007 (the “Leasehold Mortgage”), constituting a first lien on the Project and the Borrower’s rights under that certain Agreement of Lease dated as of June 2, 2007, between Recycling Technology Development, LLC, as landlord, and Converted Organics Inc., as tenant, as assigned to the Borrower pursuant to an Assignment to be executed prior to the issuance of the Bonds (as so assigned, the “Lease Agreement”), (iii) the Assignment of Leases and Other Agreements from the Borrower to the Authority dated as of February 1, 2007 (the “Assignment of Lease”); (iv) the Corporate Guaranty dated February 16, 2007 of Converted Organics (the “Guaranty Agreement”), and (v) all the right, title and interest of the Authority in and to the Revenues and the Funds as defined in the Indenture (collectively, the “Trust Estate”); and other than as provided in the Indenture, there shall be no other recourse against the Authority.

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     Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption price) and interest with all other Bonds issued under the Indenture, to which reference is made for a description of the rights of the holders of the Bonds, the rights and obligations of the Authority, the rights, duties and obligations of the Trustee, the provisions relating to amendments to and modifications of the Indenture. The holder of this Bond may not enforce the provisions of the Borrower’s Note, the Leasehold Mortgage and the Assignment of Leases and Other Agreements except in accordance with the provisions of the Indenture. Copies of the Indenture and the Agreement are on file at the principal corporate trust office of the Trustee.
     The Bonds are issuable only as fully-registered bonds without coupons in denominations of $100,000 or any integral multiple of $5,000 in excess thereof (“Authorized Denominations”). At any other time, interest on the Bonds will be payable by check mailed to each registered owner thereof at his address as it appears on the registration books of the Authority kept by the Trustee at the close of business on the 15th day (or the last preceding Business Day if such date is not a Business Day) of the calendar month immediately preceding the Interest Payment Date (the “Record Date”), and the principal amount and premium, if any, of the Bonds will be payable upon presentation and surrender of the Bonds when due at the principal corporate trust office of the Trustee; provided, however, upon the written request to the Trustee by a registered owner of at least $500,000 aggregate principal amount of the Bonds, interest may be payable by wire transfer to an account designated by such registered owner. So long as the Bonds shall be maintained under a book-entry only system, payments of the principal of and redemption premium (if any) and interest on the Bonds will be made as described under the subsection entitled “Book-Entry Only System” herein.
MANDATORY SINKING FUND REDEMPTION
     The Bonds are subject to mandatory sinking fund redemption prior to maturity in part by lot, on August 1 of the years and in the amounts applicable to each respective maturity set forth as follows, at a redemption price equal to 100% plus accrued interest to the date fixed for redemption.

Redemption	Principal	Redemption	Principal
Date	Amount	Date	Amount
2013	$645,000	2021	$1,195,000
2014	695,000	2022	1,290,000
2015	750,000	2023	1,390,000
2016	810,000	2024	1,505,000
2017	875,000	2025	1,625,000
2018	945,000	2026	1,750,000
2019	1,025,000	2027 *	1,895,000
2020	1,105,000

*	Final Maturity

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OPTIONAL REDEMPTION
     The Bonds shall be subject to redemption prior to maturity, at the option of the Authority at the direction of the Borrower, as a whole or in part in Authorized Denominations at any time on or after August 1, 2017, upon thirty (30) day prior written notice given to the Trustee, in such order of maturity as shall be directed by the Authority at the direction of the Borrower, at a redemption price equal to the percentage of the principal amount to be so redeemed shown in the table below, plus accrued interest to the date of redemption.

Dates (inclusive)	Redemption Price
August 1, 2017 – July 31, 2018	106%
August 1, 2018 – July 31, 2019	103%
August 1, 2019 and thereafter	100%
SPECIAL MANDATORY REDEMPTION — DEMISE OF MORTGAGED PROPERTY
     Bonds may be subject to redemption, in authorized denominations, from surplus money in the Project Fund, which are transferred to the Redemption Fund, and from insurance proceeds, condemnation awards or proceeds of conveyances in lieu of condemnation arising out of the Mortgaged Property deposited in the Redemption Fund and available for such purpose, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to the Redemption Date.
EXTRAORDINARY MANDATORY REDEMPTION
     The Bonds are subject to extraordinary mandatory redemption in whole after receipt by the Trustee of the Authority’s written direction that either of the following events has occurred:
(i)	if the Borrower ceases to operate the Project, or to cause the Project to be operated, as an authorized “project” under the Act for twelve (12) consecutive months, without first obtaining the prior written consent of the Authority; or

(ii)	if any representation or warranty made by the Borrower in the Agreement or in any report, certificate, financial statements or other instrument furnished by the Borrower in connection with the Agreement shall prove to be false or misleading in any material respect when made.

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EXTRAORDINARY OPTIONAL REDEMPTION
     The Bonds are further subject to extraordinary optional redemption in whole at the option of the Authority, upon the written notice to the Borrower and the Trustee, at any time prior to maturity, at a redemption price equal to the principal amount thereof to be redeemed, plus accrued interest to the redemption date if, as evidenced by a certificate of an Authorized Officer of the Borrower (i) as a result of any change in the Constitution of the United States of America or of the State or of any final legislative or executive action of the United States of America or of the State or any political subdivision thereof or by final decree or judgment of any court after the contest thereof by the Borrower, the Agreement becomes void or unenforceable or legally impossible of performance in accordance with the intent and purpose of the Authority or the Borrower, in which case such redemption shall be in whole only at anytime and not in part or (ii) as set forth in an Opinion of Bond Counsel that the redemption of the Bonds is required to maintain the exclusion from gross income of interest on the Bonds for federal income tax purposes.
     The Authority shall provide written notice to the Trustee of its election to redeem the Bonds pursuant to this paragraph, the principal amount of such Bonds to be redeemed and the date, within one hundred eighty (180) days from the effective date of any such constitutional amendment, legislative or executive action, final decree, judgment or order but not less than sixty (60) days from the date such notice is mailed, on which the Bonds shall be redeemed pursuant to this paragraph.
SPECIAL MANDATORY REDEMPTION ON DETERMINATION OF TAXABILITY
     The Bonds are subject to special mandatory redemption, in whole, on a pro rata basis, after receipt by the Trustee of the Authority’s written direction that a Determination of Taxability has occurred (i) as a result of a failure by the Borrower to observe the provisions of its tax covenants in the Agreement, or in any tax certificate delivered by the Borrower in connection with the issuance the Bonds, at a Redemption Price equal to 110% of the principal amount thereof, plus accrued interest to the Redemption Date; or (ii) for any reason not specified in subsection (i) above, at a Redemption Price equal to 104% of the principal amount thereof, plus accrued interest to the Redemption Date.
SPECIAL MANDATORY REDEMPTION FOR TRANSFER WITHOUT BONDHOLDER CONSENT
     The Bonds are subject to special mandatory redemption, in whole, on a pro rata basis, after receipt by the Trustee of the Authority’s written direction upon notice by the Borrower that the Borrower will (i) merge into or consolidate with any Person; (ii) acquire any material portion of the stock of any Person or a material portion of the assets or business of any Person or the operating business or division of any Person; (iii) permit any Person to merge into it, (iv) form any subsidiaries; or (v) sell or transfer any material portion of its membership interests or assets to any Person, pursuant to the requirements of Section 703 of the Loan Agreement but without the consent of the Bondholders, at a Redemption Price equal to the then applicable optional

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redemption price set forth in the Indenture. If the Bonds are not yet subject to optional redemption upon the occurrence of such event or events, the Borrower is required to deposit funds with the Trustee sufficient to defease the outstanding principal of, premium and interest on the Bonds through the first permitted optional redemption date, and to redeem the Bonds on such date, all in accordance with the terms and conditions of the Indenture.
OTHER REDEMPTIONS
     Bonds may be subject to redemption upon such other terms as are provided in a supplemental indenture authorizing the issuance of such bonds, notwithstanding the fact that other Bonds issued and Outstanding hereunder are not subject to such redemption.
SELECTION OF BONDS FOR REDEMPTION
In the event that less than all of the Bonds of any series or maturity are to be redeemed, Bonds of such series or maturity shall be selected for redemption in such manner as may be provided in the Indenture or in a Supplemental Indenture, subject, however, to the following:
     (a) in the case of any Extraordinary or Special Redemption, the moneys available therefor shall be allocated to each series of Bonds subject to such redemption as nearly as practicable in the same proportion as the Outstanding principal amount of Bonds of such series bears to the Outstanding principal amount of all Bonds subject to such redemption and the selection of Bonds of each series for redemption shall be independent of the selection of Bonds of other series for redemption; and
     (b) in the case of any series having Bonds of varying denominations, each Bond of such series shall be treated as representing that number of Bonds which is obtained by dividing the face amount thereof by the smallest authorized denomination; and
     (c) if less than all of the Bonds are to be redeemed, the Trustee shall select the particular Bonds for redemption by lot, but in no event shall any partial redemption result in a Bond of a denomination of less than the Authorized Denomination.
NOTICE OF REDEMPTION
     The Trustee shall cause notice of any redemption of Bonds under the Indenture to be mailed by first class mail to the holders of all Bonds to be redeemed at the register addresses appearing in the registration books kept for such purpose pursuant to Article II of the Indenture. Each such notice shall (i) be mailed not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date, (ii) identify the Bonds to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds) (iii) specify the Redemption Date, the Redemption Price and, if less than all of any particular Bond is to be redeemed, the principal amount so to be redeemed, (iv) state that on the Redemption Date the Bonds called for redemption will be payable at the

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principal corporate trust office of the Trustee, that from that date interest will cease to accrue, that no representation is made as to the accuracy or correctness of the CUSIP numbers (if any) printed therein or on the Bonds, and (v) provide any other descriptive information which may be necessary in order to identify the Bonds to be redeemed, including without limitation the original issuance date, maturity date and interest rate applicable to such Bonds. No defect affecting any Bond, whether in the notice of optional redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.
     If at the time of mailing of any notice of optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all of the Bonds called for optional redemption, such notice shall state that it is subject to the deposit of the redemption moneys with the Trustee not later than the opening of business on the Redemption Date and shall be of no effect unless such moneys are so deposited.
     Notwithstanding any provision in the Indenture or this Bond to the contrary, this Bond may only be resold in authorized denominations upon receipt by the Trustee of an Investor Representation Letter from the proposed transferee or purchaser in the form attached as Exhibit C to the Indenture.
     This Bond is transferable by the registered owner hereof or his duly authorized attorney at the principal corporate trust office of the Trustee, upon surrender of this Bond, accompanied by a duly executed instrument of transfer satisfactory to the Trustee, subject to such reasonable regulations as the Authority or the Trustee may prescribe, and upon payment of any tax, fee or other governmental charge and any mailing, delivery or insurance expense incurred with respect to such transfer. Upon any such transfer a new Bond or Bonds in the same aggregate principal amount will be issued, upon request, to the transferee. The person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Authority and the Trustee shall not be affected by a notice to the contrary.
     The New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented (the “Act”) provides that no member of the Authority nor any person executing bonds for the Authority shall be liable personally on this Bond by reason of the issuance hereof.
     THE STATE OF NEW JERSEY IS NOT OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OR REDEMPTION PREMIUM, IF ANY, OF OR INTEREST ON THE BONDS. THE BONDS ARE SPECIAL, LIMITED OBLIGATIONS OF THE AUTHORITY, PAYABLE SOLELY OUT OF THE REVENUES OR OTHER RECEIPTS, FUNDS OR MONEYS OF THE AUTHORITY PLEDGED UNDER THE INDENTURE AND FROM ANY AMOUNTS OTHERWISE AVAILABLE UNDER THE INDENTURE FOR THE PAYMENT OF THE BONDS. THE BONDS DO NOT NOW AND SHALL NEVER CONSTITUTE A

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CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY. THE AUTHORITY HAS NO TAXING POWER.
     It is hereby certified and recited that all conditions, acts and things required by the Constitution or statutes of the State of New Jersey or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this Bond, exist, have happened and have been performed and that said issue of Bonds, together with all other indebtedness of the Authority, is within every debt and other limit prescribed by said Constitution or statutes.
     This Bond is not valid unless the Certificate of Authentication endorsed hereon is duly executed by the Trustee.

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     IN WITNESS WHEREOF, the New Jersey Economic Development Authority has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Director of Lending Services or any other Authorized Officer of the Authority, and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, and this Bond to be dated the Dated Date.
[Seal]

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

ATTEST:
By:
Gregory Ritz		Teri Dunlop
Assistant Secretary		Director of Lending Services
[SIGNATURE PAGE TO TRUST INDENTURE]

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This Bond is one of the New Jersey Economic Development Authority Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC. — 2007 Project) Series A described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signature

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ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto                                          the within-mentioned registered Certificate and does hereby irrevocably constitute and appoint                                                              to transfer the such Certificate on the Certificate register of the Agent with full power of substitution in the premises.
     This Bond may only be resold in authorized denominations upon receipt by the Trustee of an Investor Representation Letter from the proposed transferee or purchaser in the form attached as Exhibit C to the Indenture.
Dated:

Signature:	Signature:

NOTICES: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank, trust company, national bank association or other banking institution incorporated under the laws of the United States or a state of the United States.
NOTICE: The Signature of this Assignment must correspond with the name that appears upon the face of the within Certificate in particular, without alteration, enlargement or any change whatever.
     The Agent will be required to register a Certificate in the name of a transferee only if provided with the information requested below. The transferee (or his designated representative(s) should provide as much of the information below as is applicable to him prior to submitting this Certificate for transfer.

Name:

Address:

Social Security or Employer Identification Number:

If a Trust, Name and Address of Trustee:

EXHIBIT B
CERTAIN TERMS OF BONDS

Dated Date of Bonds:	February 16, 2007

Interest Payment Dates:	February 1st and August 1st, commencing August 1, 2007

Aggregate Principal Amount:	$17,500,000

Authorized Denominations:	$100,000 and integral multiples in excess thereof.

SERIES	CUSIP	MATURITY	AMOUNT	INTEREST RATE
2007	645903AM7	August 1, 2027	$17,500,000	8.0%
Redemption Provisions
     In the manner and with the effect provided in this Indenture, the Bonds will be subject to redemption prior to maturity as described below.
Mandatory Redemption
The Bonds are subject to mandatory sinking fund redemption prior to maturity in part by lot, on August 1 of the years and in the amounts applicable to each respective maturity set forth as follows, at a redemption price equal to 100% plus accrued interest to the date fixed for redemption.

Redemption	Principal	Redemption	Principal
Date	Amount	Date	Amount
2013	$645,000	2021	$1,195,000
2014	695,000	2022	1,290,000
2015	750,000	2023	1,390,000
2016	810,000	2024	1,505,000
2017	875,000	2025	1,625,000
2018	945,000	2026	1,750,000
2019	1,025,000	2027 *	1,895,000
2020	1,105,000

*	Final Maturity
Optional Redemption
The Bonds shall be subject to redemption prior to maturity, at the option of the Authority at the direction of the Borrower, as a whole or in part in Authorized Denominations at any time on or after August 1, 2017, upon thirty (30) day prior written notice given to the

Trustee, in such order of maturity as shall be directed by the Authority at the direction of the Borrower, at a redemption price equal to the percentage of the principal amount to be so redeemed shown in the table below, plus accrued interest to the date of redemption.

Dates (inclusive)	Redemption Price
August 1, 2017 – July 31, 2018	106%
August 1, 2018 – July 31, 2019	103%
August 1, 2019 and thereafter	100%

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Special Mandatory Redemption — Demise of Mortgaged Property
Bonds may be subject to redemption, in Authorized Denominations, from surplus money in the Project Fund, which are transferred to the Redemption Fund, and from insurance proceeds, condemnation awards or proceeds of conveyances in lieu of condemnation arising out of the Mortgaged Property deposited in the Redemption Fund and available for such purpose, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to the Redemption Date.
Extraordinary Mandatory Redemption
The Bonds are subject to extraordinary mandatory redemption in whole after receipt by the Trustee of the Authority’s written direction that either of the following events has occurred:
(iii)	if the Borrower ceases to operate the Project, or to cause the Project to be operated, as an authorized “project” under the Act for twelve (12) consecutive months, without first obtaining the prior written consent of the Authority; or

(iv)	if any representation or warranty made by the Borrower in the Loan Agreement or in any report, certificate, financial statements or other instrument furnished by the Borrower in connection with the Loan Agreement shall prove to be false or misleading in any material respect when made.
Extraordinary Optional Redemption
The Bonds are further subject to extraordinary optional redemption in whole at the option of the Authority, upon the written notice to the Borrower and the Trustee, at any time prior to maturity, at a redemption price equal to the principal amount thereof to be redeemed, plus accrued interest to the redemption date if, as evidenced by a certificate of an Authorized Officer of the Borrower (i) as a result of any change in the Constitution of the United States of America or of the State or of any final legislative or executive action of the United States of America or of the State or any political subdivision thereof or by final decree or judgment of any court after the contest thereof by the Borrower, the Loan Agreement becomes void or unenforceable or legally impossible of performance in accordance with the intent and purpose of the Authority or the Borrower, in which case such redemption shall be in whole only at anytime and not in part or (ii) as set forth in an Opinion of Bond Counsel that the redemption of the Bonds is required to maintain the exclusion from gross income of interest on the Bonds for federal income tax purposes.
The Authority shall provide written notice to the Trustee of its election to redeem the Bonds pursuant to this paragraph, the principal amount of such Bonds to be redeemed and the date, within one hundred eighty (180) days from the effective date of any such constitutional amendment, legislative or executive action, final decree, judgment or order

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but not less than sixty (60) days from the date such notice is mailed, on which the Bonds shall be redeemed pursuant to this paragraph. If less than all of the Bonds are to be redeemed, the Trustee shall select the Bonds for redemption by lot.
Special Mandatory Redemption on Determination of Taxability
The Bonds are subject to special mandatory redemption, in whole, on a pro rata basis, after receipt by the Trustee of the Authority’s written direction that a Determination of Taxability has occurred (i) as a result of a failure by the Borrower to observe the provisions of its tax covenants in the Loan Agreement, or in any tax certificate delivered by the Borrower in connection with the issuance the Bonds, at a Redemption Price equal to 110% of the principal amount thereof, plus accrued interest to the Redemption Date; or (ii) for any reason not specified in subsection (i) above, at a Redemption Price equal to 104% of the principal amount thereof, plus accrued interest to the Redemption Date.
Special Mandatory Redemption For Transfer without Bondholder Consent
The Bonds are subject to special mandatory redemption, in whole, on a pro rata basis, after receipt by the Trustee of the Authority’s written direction upon notice by the Borrower that the Borrower will (i) merge into or consolidate with any Person; (ii) acquire any material portion of the stock of any Person or a material portion of the assets or business of any Person or the operating business or division of any Person; (iii) permit any Person to merge into it, (iv) form any subsidiaries; or (v) sell or transfer any material portion of its membership interests or assets to any Person, pursuant to the requirements of Section 703 of the Loan Agreement but without the consent of the Bondholders, at a Redemption Price equal to the then applicable optional redemption price set forth in the Indenture. If the Bonds are not yet subject to optional redemption upon the occurrence of such event or events, the Borrower is required to deposit funds with the Trustee sufficient to defease the outstanding principal of, premium and interest on the Bonds through the first permitted optional redemption date, and to redeem the Bonds on such date, all in accordance with the terms and conditions of the Indenture.
Selection of Bonds for Redemption
In the event that less than all of the Bonds of any series or maturity are to be redeemed, Bonds of such series or maturity shall be selected for redemption in such manner as may be provided in the Indenture or in a Supplemental Indenture, subject, however, to the following:
in the case of any Extraordinary or Special Redemption, the moneys available therefor shall be allocated to each series of Bonds subject to such redemption as nearly as practicable in the same proportion as the Outstanding principal amount of Bonds of such series bears to the Outstanding principal amount of all Bonds subject to such redemption and the selection of Bonds of each series for redemption shall be independent of the selection of Bonds of other series for redemption; and

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in the case of any series having Bonds of varying denominations, each Bond of such series shall be treated as representing that number of Bonds which is obtained by dividing the face amount thereof by the smallest authorized denomination; and
if less than all of the Bonds are to be redeemed, the Trustee shall select the particular Bonds for redemption by lot, but in no event shall any partial redemption result in a Bond of a denomination of less than the Authorized Denomination.
Notice of Redemption
The Trustee shall cause notice of any redemption of Bonds under the Indenture to be mailed by first class mail to the holders of all Bonds to be redeemed at the register addresses appearing in the registration books kept for such purpose pursuant to Article II of the Indenture. Each such notice shall (i) be mailed not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date, (ii) identify the Bonds to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds) (iii) specify the Redemption Date, the Redemption Price and, if less than all of any particular Bond is to be redeemed, the principal amount so to be redeemed, (iv) state that on the Redemption Date the Bonds called for redemption will be payable at the principal corporate trust office of the Trustee, that from that date interest will cease to accrue, that no representation is made as to the accuracy or correctness of the CUSIP numbers (if any) printed therein or on the Bonds, and (v) provide any other descriptive information which may be necessary in order to identify the Bonds to be redeemed, including without limitation the original issuance date, maturity date and interest rate applicable to such Bonds. No defect affecting any Bond, whether in the notice of optional redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.
If at the time of mailing of any notice of optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all of the Bonds called for optional redemption, such notice shall state that it is subject to the deposit of the redemption moneys with the Trustee not later than the opening of business on the Redemption Date and shall be of no effect unless such moneys are so deposited.

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EXHIBIT C
FORM OF INVESTOR REPRESENTATION LETTER
[Date]
New Jersey Economic Development Authority
36 West State Street
P.O. Box 990
Trenton, NJ 08625
The Bank of New York
385 Rifle Camp Road
West Paterson, New Jersey 07424
Attention: Corporate Trust Department

Re:	Purchase of New Jersey Economic Development Authority $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A
Ladies and Gentlemen:
     This letter in being delivered in connection with the purchase of all or a portion of the $17,500,000 principal amount of New Jersey Economic Development Authority Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A (the “Bonds”) issued pursuant to the Trust Indenture by and between the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic and a political subdivision of the State of New Jersey (the “Authority”), and THE BANK OF NEW YORK, as trustee (the “Trustee”), dated as of February 1, 2007 (the “Indenture”). Capitalized terms used herein, unless otherwise defined, will have the meanings set forth in the Indenture.
          In connection with the purchase of the Bonds, the undersigned represents, warrants, covenants and consents that:
          1. The undersigned has received and reviewed a copy of the Private Placement Memorandum (with attachments) dated                     , 2007 relating to the Bonds.
          2. The undersigned is a national bank, commercial bank or registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), an accredited investor under the Securities Act of 1933, as amended (the “Securities Act”), a “qualified institutional buyer” within the meaning of 144(A) of the Securities Act, or a “qualified purchaser” within the meaning of Section 2(a)(5)(A) of the Investment Company Act.
          3. The undersigned is purchasing the Bonds for its own account and not with a view toward distributing or reselling any of the Bonds, provided nevertheless that it may at any time, in its sole discretion and control sell some or all of the Bonds. The undersigned shall comply with all applicable federal and state securities laws in connection with any subsequent resale of the Bonds. The undersigned acknowledges that the Bonds have not been and will not be registered under the Securities Act. The undersigned shall require each subsequent purchaser of the Bonds to provide a letter to the Trustee in substantially the same form as this letter.

          4. The undersigned has received copies of the Indenture, the Loan Agreement and the Leasehold Mortgage, as well as other information concerning the Bonds, Converted Organics of Woodbridge, LLC, a New Jersey limited liability company (the “Borrower”), and the Project as has been requested by it and otherwise deemed by it to be relevant to its decision to purchase the Bonds.
          5. The undersigned understands that the Bonds are not general obligations of the New Jersey Economic Development Authority (the “Authority”), but rather special and limited obligations of the Authority payable and secured solely as provided in the resolution of the Authority adopted on January 9, 2007 (the “Resolution”).
          6. The undersigned has made its own independent investigation and evaluation of the financial position and business condition of the Borrower. Although certain financial information regarding the Borrower and the Project was distributed by the Authority, the undersigned hereby acknowledges that it has not relied upon the Authority for any information or analysis with respect to the Borrower or the Project in making its decision to purchase the Bonds, and that the Authority has made no representations to it with respect to such information.
          7. The undersigned hereby waives the right to receive information from the Authority relating to the Borrower and the Project and relieves the Authority and its agents, representatives and attorneys of any liability for failure to provide such information or for the inclusion of such information in any of the documents, representations or certifications provided by the Borrower of any untrue statement or for failure to include therein any fact.
          8. The undersigned acknowledges the requirement to be contained in the Bonds to give notice to the Trustee and to the Authority of the assignment or sale of the Bonds and the name and address of such assignee or owner in addition to the street name owner for registration purposes. The undersigned also acknowledges the requirement to be contained in the appropriate bond documents that it will require each subsequent purchaser of the Bonds to provide a letter to the Trustee in substantially the same form as this letter.
          9. The undersigned agrees to protect, exonerate, defend, indemnify and save the Authority and its members, directors, officers, employees, agents and attorneys, and each person, if any, who controls the Authority within the meaning of the Securities Act (all such indemnified parties being referred to herein as “Indemnified Panics”) harmless from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the reasonable costs of investigating, defending or preparing to defend any such action or claim) to which the Authority may become subject through claims, actions or proceedings by subsequent purchasers of the Bonds arising out of the Authority’s issuance and sale of the Bonds, whether under federal or state securities laws or other statutes, at common law or otherwise.

[Name of Investor]

Signature

Print Name:

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     In any event, if not sooner paid, on August 1, 2027, all unpaid principal and accrued interest on the Bonds shall be due and payable.
     This Note is the Promissory Note referred to in the Indenture and is subject to all the terms and provisions of said Indenture and a Loan Agreement dated as of February 1, 2007 by and between the Authority and the Borrower (the “Agreement”). This Note is secured by a Leasehold Mortgage from the Borrower to the Authority dated February 16, 2007 (the “Leasehold Mortgage”) and an Assignment of Leases and Other Agreements from the Borrower to the Authority dated as of February 1, 2007 (the “Assignment of Leases and Other Agreements”). This Note, the Agreement, the Leasehold Mortgage and the Assignment of Leases and Other Agreements have been assigned by the Authority to the Trustee in accordance with the terms of the Indenture.
     In the event of a Determination of Taxability with respect to interest on the Bonds issued by the Authority in connection with the Project, this Note shall become subject to acceleration and shall be due and payable in an amount equal to the principal amount due hereunder, plus accrued interest to the date set for redemption of the Bonds as a result of a Mandatory Redemption.
     In the event that any of the Bonds may be subject to redemption, as described in the Indenture, the amount necessary to pay the Redemption Price of the Bonds shall become due and payable hereunder, together with interest accrued to the date set for redemption of the Bonds.
     If any Event of Default (as defined in the Agreement) occurs, the principal of and interest on this Note may become payable at the times, in the manner, with the effect and subject to the conditions provided in the Indenture and the Agreement.
     Undersigned and all endorsers (if any) of this Note waive presentment, demand for payment, protest and notice of dishonor of this Note, and authorize the holder, without notice or further consent, to grant extensions of time in the payment of any moneys payable under this Note, to waive compliance with any of the provisions of this Note or the Agreement (except as otherwise provided in the Agreement), and to release all or any part of the collateral subject to the Agreement from the lien thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its proper officer as of the day and year first above written.

CONVERTED ORGANICS OF WOODBRIDGE, LLC

ATTEST:
By:

Name:	Thomas Buchanan		Name: Edward Gildea
Title:	Chief Financial Officer		Title: Chief Executive Officer

PROMISSIORY NOTE

$17,500,000	Newark, New Jersey Dated: February 16, 2007
     FOR VALUE RECEIVED, CONVERTED ORGANICS OF WOODBRIDGE, LLC (the “Borrower”) promises to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the “Authority”) at its offices located at 36 West State Street, P.O. Box 990, Trenton, New Jersey, the sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($17,500,000) in lawful money of the United States, together with interest thereon at the rates per annum set forth in the Bonds (as defined below).
     This Note shall be payable in such manner and upon such terms so as to provide for the timely payment of the principal and interest of the Authority’s $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC. — 2007 Project) Series A (the “Bonds”), as set forth on the attached Schedule A, and any other sums due and owing from the Authority under the Trust Indenture dated as of February 1, 2007, by and between the Authority and The Bank of New York, as Trustee (the “Indenture”). To that end, the Borrower shall make the following payments to the Trustee for the account of the Authority:
     Commencing on or before the second Business Day prior to August 1, 2012, and the second Business Day prior to the first day of each month thereafter, one-twelfth (1/12th) of the amount which is necessary for the payment of the principal of the Bonds becoming due on August 1, 2013 and on or before the first day of each month of each year thereafter one-twelfth (1/12th) of the principal amount of the Bonds coming due on the immediately succeeding August 1st, whether for the payment of principal on a principal maturity or a mandatory redemption date, subject to credit for other available funds in the manner provided in the Indenture. In lieu of the aforementioned portion of the payments due, the Borrower or, at its written direction, the Authority or the Trustee, may purchase for cancellation Bonds of the maturity next becoming due, subject to the applicable requirements set forth in the Indenture.
     Commencing on or before the second Business Day prior to the first day of August 1, 2007, the amount of interest coming due on August 1, 2007 and on the first day of each month thereafter, one-sixth (1/6th) of the amount of interest coming due on the Bonds on the immediately succeeding February 1st and on the first day of each month thereafter one-sixth (1/6th) of the amount of interest coming due on the Bonds on the immediately succeeding August 1st, subject to credit for other available funds in the manner provided in the Indenture.
     Commencing on or before the second Business Day prior to the first day of each month beginning August 2007, one-sixth (1/6th) of the amount that is required to restore the amount in the Debt Service Reserve Fund to the Debt Service Reserve Fund Requirement relating thereto (as defined in the Indenture) and until the deficiency is made up in full which may occur in any of the other funds established under the Indenture.

LOAN AGREEMENT
BETWEEN
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
AND
CONVERTED ORGANICS OF WOODBRIDGE, LLC
DATED AS OF FEBRUARY 1, 2007

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EXHIBITS AND SCHEDULES
Exhibit A — Project Facilities
Exhibit B — Borrower’s Completion Certificate
Exhibit C — Requisition Form
Exhibit D — [Intentionally Omitted]
Exhibit E — Addendum to Construction Contract
Exhibit F — Affirmative Action Certificate
Exhibit G — New Jersey Economic Development Authority Completion Certificate
Schedule A — Certain Exceptions, Existing Liens and Section 722 Management Agreements

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LOAN AGREEMENT
     THIS LOAN AGREEMENT (the “Agreement” or “Loan Agreement”) made and entered into as of the 1st day of February, 2007, between NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public instrumentality and body corporate and politic organized and existing under the laws of the State of New Jersey (the “Authority”), and CONVERTED ORGANICS OF WOODBRIDGE, LLC, a limited liability company organized and existing under the laws of the State of New Jersey (the “Borrower”).
W I T N E S S E T H:
     WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented, (the “Act”) declares it to be in the public interest and to be the policy of the State of New Jersey (the “State”) to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and
     WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Authority on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and
     WHEREAS, the Borrower has applied to the Authority for financial assistance in the principal amount of not to exceed $17,500,000 for the purpose of: (i) financing the costs of certain improvements to and equipment and miscellaneous expenditures for, the premises located on certain leased property located in Woodbridge, New Jersey, on which the Borrower will build a solid waste recovery facility (the “Facility”), (ii) funding of the Reserve Fund Requirement on the Bonds; (iii) payment of capitalized interest on the Bonds; and (iv) paying of costs of issuing the Bonds (collectively, the “Project”);
     WHEREAS, the Authority has by resolution, duly adopted in accordance with the Act on January 9, 2007, authorized the issuance and sale of its $17,500,000 aggregate principal amount Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A (the “Bonds”), for the purpose of making a loan to the Borrower for the purposes described above; and
     WHEREAS, the Authority contemporaneously with the execution and delivery of this Loan Agreement shall enter into a Trust Indenture dated as of February 1, 2007 (the “Indenture”) wherein the Authority has assigned certain of its rights under this Agreement to the Trustee for the benefit of the Holders from time to time of the Bonds; and

     WHEREAS, the execution and delivery of this Agreement have been duly authorized by the parties and all conditions, acts and things necessary and required by the Constitution or statutes of the State or otherwise to exist, to have happened, or to have been performed precedent to or in the execution and delivery of this Loan Agreement do exist, have happened and have been performed.
     NOW THEREFORE, in consideration of the premises and the mutual covenants and representations herein, and intending to be legally bound the parties hereto hereby mutually agree as follows:
ARTICLE I
DEFINITIONS
     Section 101. Definition of Terms. Unless otherwise defined herein, all words and terms used herein and defined in the recitals hereto or in Article I of the Indenture shall have the meanings set forth therein. All references herein to the “Bond Redemption Fund”, the “Project Fund”, the “Debt Service Fund”, the “Debt Service Reserve Fund”, the “Rebate Fund” and the “Revenue Fund” means the Funds so designated which are established pursuant to Article IV and V of the Indenture. In addition, the following terms shall have the following meanings unless the context otherwise requires:
     “Accounts Receivable” means any and all right to payment for services rendered or for goods sold or leased which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.
     “Additional Bonds” means any Bonds or series of Bonds, authenticated and delivered under the Indenture.
     “Affirmative Action Program” means the program of the Authority set forth in N.J.A.C. 19:30-3.1 et seq.
     “Annual Debt Service” means the Debt Service Requirement for the Fiscal Year in question.
     “Application” means the Borrower’s Application to the Authority dated May 11, 2007, seeking financial assistance for the Project and all attachments, exhibits, correspondence and modifications submitted in writing to the Authority in connection with said application.
     “Assignment of Leases” means the Assignment of Leases and Other Agreements dated as of February 1, 2007 from the Borrower to the Authority.
     “Authorized Authority Representative” means the Chief Executive Officer, Chief Operating Officer, any Director of the Authority or any individual or individuals duly authorized by the by-laws of the Authority or any resolutions of the Authority to execute contracts on behalf of the Authority.
     “Authorized Borrower Representative” means any individual or individuals duly authorized in writing by the Borrower to act on its behalf.

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     “Bankruptcy Code” means the Federal Bankruptcy Code of 1978.
     “Bankruptcy Event” means in respect of the Borrower, (a) the Borrower’s general inability, or its admission of its inability, to pay its debts as such debts become due, (b) the application by the Borrower for or its consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (c) the commencement by the Borrower of a voluntary case under the Bankruptcy Code, (d) the making by the Borrower of a general assignment for the benefit of its creditors, (e) the filing of a petition by the Borrower seeking to take advantage as a debtor of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding up or readjustment of debts, (f) the failure by the Borrower to controvert in a timely and appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (g) the taking of any corporate, or other action by the Borrower for the purpose of effecting any of the foregoing, (h) the commencement of a proceeding or case, without the application or consent of the Borrower, in any court seeking (i) the Borrower’s reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, examiner or the like of the Borrower or all or any substantial part of its property or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debt and such proceeding or case specified in this clause (h) shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days or (i) an order for relief against the Borrower shall be entered in any involuntary case under the Bankruptcy Code.
     “Bondholder”, “holder” or “owner” means, when used with respect to Bonds, the Person in whose name any Bond is registered in the registration books kept pursuant to Article II of the Indenture.
     “Bond” or “Bonds” means the aggregate $17,500,000 Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2007 Project) Series A, and any Additional Bonds authenticated and delivered under and pursuant to the Indenture.
     “Bond Counsel” means Cozen O’Connor, or any other attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds appointed by the Authority or the Borrower and acceptable to the Trustee.
     “Bond Proceeds” shall mean the amount paid to the Authority by the Purchaser as the purchase price of the Bonds, and interest income earned thereon prior to the Completion Date.
     “Bond Placement Agreement” means the Bond Placement Agreement dated February 13, 2007 among the Authority, the Borrower and the Purchaser.
     “Bond Year” when used in the context of the rebate requirement imposed under Section 148(f) of the Code means, with respect to the first Bond Year, the period beginning on the date of issuance of tax-exempt Bonds, i.e., the date of initial delivery of tax-exempt Bonds in exchange for the issue price from the Purchaser, and ending on the date one (1) year later or the

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close of business of such earlier date selected by the Authority at the direction of the Borrower which is the last day of a compounding interval used in computing the Yield on such Bonds. Each subsequent Bond Year begins on the day after the expiration of the preceding Bond Year.
     “Borrower’s Completion Certificate” means the certificate described in Section 304, executed by the Borrower in form attached hereto as Exhibit B.
     “Business Day” means any day upon which the Trustee is not authorized or required by law or executive order to remain closed and on which the New York Stock Exchange remains open.
     “Certificate” means a certificate, requisition or report executed: (a) in the case of an Authority Certificate, by an Authorized Authority Representative; (b) in the case of a Borrower Certificate, by an Authorized Borrower Representative; and (c) in the case of a Certificate of any other Person, by such Person, if an individual, and otherwise by an officer, partner or other authorized representative of such Person.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time in effect.
     “Collateral” means the obligations of the Borrower hereunder and under the Note, the personal property in which the Authority is receiving a security interest under Section 701(b) hereof and the other Loan Documents, and the remainder of the Trust Estate (as defined in the Indenture).
     “Completion Date” means the date of completion of the Project Facilities as stated in the Borrower’s Completion Certificate described in Section 304 hereof.
     “Condemnation Award” means any award or payment (less any reasonable expenses, including attorneys fees, incurred by the Authority or the Borrower in connection therewith) which may be made with respect to the Project Facilities as a result of the taking of all or a portion of the Project Facilities by the exercise of the powers of eminent domain (or a bona fide sale in lieu of such taking).
     “Construction Contract” means, for purposes of the Prevailing Wage Provision of the Authority, any contract or subcontract in the amount of $2,000 or more for construction, reconstruction, demolition, alteration, repair or maintenance work, including painting and decorating undertaken in connection with the Project Facilities and shall mean for purposes of the Affirmative Action Program of the Authority, any contract or subcontract for construction, reconstruction, demolition, alteration, repair, or maintenance work undertaken in connection with the Project Facilities.
     “Consultant” means an Independent, nationally recognized consulting firm which is appointed by the Borrower for the purpose of passing on questions relating to its financial affairs, management or operations, has a favorable reputation for skill and experience in performing similar services in respect of entities of a comparable size and nature and is not unsatisfactory to the Authority.

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     “Contractor” means the principal or general contractor or contractors engaged by the Company in the performance of a Construction Contract.
     “Contractor’s Certificate and Agreement” means the instrument executed by the Contractor wherein the Contractor agrees to undertake or perform such obligations and certifies as to such matters as the Authority shall require, including, without limitation, that for purposes of the Prevailing Wage Provision all workers engaged in the performance of Construction Contracts shall be paid a wage rate not less than the Prevailing Wage Rate and that all Construction Contracts will so provide and that for purposes of the Affirmative Action Program the Contractor will make every effort to hire or cause to be hired minority workers so as to meet the minority employment goals of the Affirmative Action Program and that all Construction Contracts will so provide.
     “Contractor’s Completion Certificate” means the certificate or certificates, executed by the Contractor and any Subcontractors, upon substantial completion of construction of the Project Facilities, in form and substance acceptable to the Authority, wherein the Contractor or Subcontractor certifies as to such matters as the Authority shall require, including, without limitation, that the Contractor or Subcontractor has made every effort to satisfy the minority employment goals established in the Affirmative Action Program and that the Contractor or Subcontractor has submitted all certificates, reports, and records required by the Authority.
     “Converted Organics” means Converted Organics Inc., the sole member of the Borrower.
     “Cost” or “Costs” means: (a) when used with respect to new construction, all costs which are allocable thereto and properly capitalized (or, with a proper election, could be properly capitalized) under generally accepted accounting principles and any other costs (whether or not properly capitalized) which are incidental thereto and reasonably necessary or desirable in connection therewith (or with the financing thereof); and (b) when used with respect to the refinancing of Indebtedness, all costs which are allocable to the retirement of the Indebtedness to be refinanced (whether at or prior to maturity) and all costs incidental to and reasonably necessary or desirable in connection with the incurrence of any Indebtedness for the purpose of the refinancing.
     “Counsel” means an attorney or law firm (which may be counsel to the Authority and/or the Borrower) not unsatisfactory to the Authority and/or the Borrower.
     “Days Cash on Hand” means, as of the end of any Fiscal Year, the product obtained by multiplying the number of days in such Fiscal Year period by a fraction (a) the numerator of which is the sum of the Borrower’s unrestricted cash, cash equivalents or marketable securities, exclusive of any funds held by the Trustee, and (b) the denominator of which is the Borrower’s total operating expenses as shown on its most recent annual audited financial statements, including interest expenses, but excluding amortization, depreciation and other non-cash expenses.
     “Debt Service” shall mean the scheduled amount of interest and amortization of principal payable for any Bond Year with respect to the Bonds as defined in Section 148(d)(3)(D) of the Code.

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     “Debt Service Coverage Ratio” means, for any Fiscal Year, the ratio of Income Available for Debt Service for such Fiscal Year to Annual Debt Service for such Fiscal Year.
     “Debt Service Requirement” means, for any period of time, the aggregate of the scheduled payments to be made (other than from amounts irrevocably deposited with the Trustee or otherwise held for the benefit of a lender for purposes of such payments, including funds held in connection with an advance refunding or a cross-over refunding) in respect of principal of and interest on the Bonds during such period, also taking into account amounts required to be deposited in the Debt Service Reserve Fund.
     “EBITDA” means, with respect to the Borrower, as to any Fiscal Year, net income determined in accordance with generally accepted accounting principles, consistently applied, plus (a) interest expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, and (d) amortization expense, all of the foregoing items (a) through (d) determined in accordance with generally accepted accounting principles consistently applied.
     “Event of Default” means any of the events described as an event of default Section 801 hereof.
     “Favorable Opinion” means an opinion of Bond Counsel acceptable to the Trustee addressed to the Authority and the Trustee to the effect that: (i) the action proposed to be taken is authorized or permitted by the Act and this Agreement and complies with their respective terms; (ii) such action will not adversely affect the exemption of interest on the Bonds from New Jersey gross income tax; and (iii) the validity of the Bonds.
     “Financing Statements” means the UCC-1 Financing Statements granting the Trustee a security interest in the Collateral.
     “Fiscal Year” means the annual accounting year of the Borrower, which currently begins on January 1 in each fiscal year.
     “Gross Proceeds” shall have the meaning given it in Section 148(f)(6)(B) of the Code, presently including, without limitation, the original proceeds of the Bonds, investment proceeds, amounts held in a sinking fund, amounts invested in a Reasonably Required Reserve or Replacement Fund (as defined in Section 148(d) of the Code), any amounts used to pay Debt Service on the Bonds and any amounts received as a result of investing any of the foregoing. Gross proceeds shall not include Gross Proceeds held in a bona fide debt service fund to the extent that the earnings on such fund do not exceed $100,000 in any one Bond Year.
     “Guaranty Agreement” means the Corporate Guaranty dated February 16, 2007 from Converted Organics to the Authority and Oppenheimer Funds.
     “Income Available for Debt Service” means, with respect to the Borrower, as to any Fiscal Year, net income determined in accordance with generally accepted accounting principles, consistently applied, plus, (a) interest expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business,

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minus (x) gains from any sale of assets, other than sales in the ordinary course of business and (y) other extraordinary or non-recurring gains, all of the foregoing items (a) through (f) and (x) and (y) determined in accordance with generally accepted accounting principles consistently applied.
     “Indebtedness” means all obligations for payment of principal and interest with respect to money borrowed, incurred or assumed by the Borrower, and all purchase money mortgages, financing or capital leases, installment purchase contracts, or other similar instruments in the nature of a borrowing by which the Borrower will be unconditionally obligated to pay.
     “Independent” means (a) in the case of an individual, one who not a member of the governing body of the Authority or the Borrower or an officer or employee of the Authority or the Borrower, and (b) in the case of a partnership, corporation or association, one which does not have a partner, director, officer, member or substantial stockholder who is a member of the governing body of the Authority or the Borrower or an officer or employee of the Authority or the Borrower; provided, however, that the fact that a Person is retained regularly by or transacts business with the Authority or the Borrower shall not make such Person an employee within the meaning of this definition.
     “Independent Public Accountant” means Carlin, Charron & Rosen LLP or any other Independent accounting firm which is appointed by the Borrower and is not unsatisfactory to the Authority.
     “Insurance Consultant” means any Independent firm of insurance agents, brokers or consultants which is appointed by the Borrower for the purpose of reviewing and recommending insurance coverages for the facilities and operations of the Borrower and is not unsatisfactory to the Authority.
     “Investment Obligations” means, to the extent permitted by law (i) Government Obligations or obligations of the Federal National Mortgage Association, Export Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, U.S. Department of Housing & Urban Development (PHA’s) or Federal Housing Administration; (ii) bonds, notes or other evidences of indebtedness rated at the time of purchase “AAA” by Standard & Poor’s Ratings Group or “Aaa” by Moody’s Investors Service issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation with remaining maturities not exceeding three years; (iii) U.S. dollar denominated deposit accounts and banker’s acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of “A 1” or “A 1+” by Standard & Poor’s or “P 1” by Moody’s and maturing no more than 360 days after the date of purchase. (Ratings on holding companies are not considered as the rating of the bank); (iv) commercial paper which is rated at the time of purchase in the single highest classification, “A 1+” by Standard & Poor’s or “P 1” by Moody’s Investors Service and which matures not more than 270 days after the date of purchase; (v) investments in a money market fund rated “AAAm” or “AAAm G” or better by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., including any fund from which the Trustee or its affiliates may receive advisor compensation; (vi) certificates of deposit and time deposits of any bank organized under the laws of the United States or any state thereof which has a combined capital, surplus and undivided

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profits of at least $25,000,000, including the Trustee and, to the extent then permitted by law for the Trustee, any other investments of its trust funds provided that any such certificates and investments are fully collateralized by obligations mentioned in clauses (i) and (ii) hereof; (vii) repurchase agreements collateralized by Government Obligations having a market value at the time of purchase equal to 102% of the amount of such repurchase agreement; or (viii) Pre refunded Municipal Obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and (A) which are rated, based on the escrow established for such pre refunding, in the highest rating category of Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. or any successors thereto; or (B) (1) which are fully secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or obligations described in clause (i) above, which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (2) which fund is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates thereof or on the redemption date or dates specified in the irrevocable instructions referred to above, as appropriate.
     “Lien” means any mortgage, pledge, security interest, lien, judgment lien, easement, or other encumbrance on title, including, but not limited to, any mortgage or pledge of, security interest in or lien or encumbrance on any of the Collateral.
     “Loan” or “Loans” means the loan from the Authority to the Borrower in the aggregate principal amount of $17,500,000, under the terms and conditions provided for herein.
     “Lease” means that Agreement of Lease dated as of June 2, 2006 by and between Recycling Technology Development, LLC and the Borrower (as assignee of Converted Organics), as amended.
     “Leasehold Mortgage” shall mean the mortgage relating to the Project Facilities, dated February 16, 2007, which is made part of the Record of Proceedings, executed by the Borrower, as Mortgagor and given to the Authority, as Mortgagee.
     “Lease Reserve Fund” means the fund so designated and established pursuant to Section 511 hereof.
     “Loan Documents” means any or all of this Agreement, the Indenture, the Series 2007 Note, the Leasehold Mortgage, the Assignment of Leases and Other Agreements, the Guaranty Agreement, the Financing Statements, the Bond Placement Agreement and all documents and instruments executed in connection therewith.
     “Maximum Annual Debt Service” means the maximum Debt Service Requirements for any Fiscal Year throughout the term of the Bonds.

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     “Maximum Annual Debt Service Coverage Ratio” means, for any Fiscal Year, the ratio of EBITDA for such Fiscal Year to Maximum Annual Debt Service.
     “Net Proceeds” shall mean the Bond Proceeds less any amounts placed in a Reasonably Required Reserve or Replacement Fund (as defined in Section 148(d) of the Code).
     “Operation and Maintenance Reserve Fund” shall mean the fund so designated and established pursuant to Section 512 of the Indenture.
     “Outstanding” means all Bonds authenticated and delivered under the Indenture as of the time in question, except (i) all Bonds theretofore cancelled or required to be cancelled under Section 208 of the Indenture, (ii) Bonds for the payment or redemption of which provision has been made in accordance with Article XII of the Indenture; provided that, if such Bonds are being redeemed, the required notice of redemption shall have been given or provision satisfactory to the Trustee shall have been made herefor, and that if such Bonds are being purchased, there shall be a firm commitment for the purchase and sale thereof, and (iii) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II of the Indenture.
     “Paragraph” means a specified paragraph of a Section, unless otherwise indicated.
     “Permitted Encumbrances” shall have the meaning given in Section 704 hereof.
     “Person” or “Persons” means any individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a governmental agency or any political subdivision thereof.
     “Purchaser” means Ferris, Baker Watts, Inc., Richmond, Virginia, and its successors and assigns.
     “Prevailing Wage Provision” means the provisions of the Act and the resolutions, rules and regulations of the Authority, as adopted, amended and supplemented from time to time, currently set forth in N.J.A.C. 19:30-3, requiring that workers engaged in Construction Contracts be paid the Prevailing Wage Rate, and that the Borrower and all Contractors file such certificates, reports and records and do other prescribed acts as are necessary to demonstrate or assure compliance.
     “Prevailing Wage Rate” means the prevailing wage rate established by the Commissioner of the New Jersey Department of Labor and Industry from time to time in accordance with the provisions of N.J.S.A. 34:11-56.30 for the localities in which the Project Facilities are located.
     “Principal User” shall mean any principal user within the meaning of the proposed amendments to Treas. Reg. Sec. 1.103-10 published by the Internal Revenue Service in the Federal Register on February 21, 1986 or any Related Person to a Principal User within the meaning of Section 144(a) of the Code.
     “Private Placement Memorandum” shall mean the Private Placement Memorandum dated February 8, 2007, distributed by the Purchaser relative to the issuance and sale of the Bonds.

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     “Project Facilities” means the structures, buildings, improvements, equipment and fixtures financed by or acquired with the proceeds of the Bonds as reflected on Exhibit A hereto, as amended from time to time.
     “Project Fund” means the 2007 Project Fund established pursuant to Section 401 of the Indenture and any additional Project Fund established pursuant to Section 402 of the Indenture.
     “Project Municipality” means the Township of Woodbridge, County of Middlesex, State of New Jersey.
     “Proper Charges” means: (i) costs of issuance of the Bonds, attorneys’ fees, printing costs, agent’s fees and similar expenses paid in connection with the Project Facilities; (ii) an expenditure for the Project Facilities, paid and incurred after May 12, 2007 for the acquisition or improvement of land or the acquisition, construction, reconstruction or improvement of property of a character subject to the allowance for depreciation under the Code; or (iii) any costs of issuance, preliminary expenditures or de minimis expenditures described in Treas. Regs. § 1.150-2(f).
     “Property” means any and all of Borrower’s rights, titles and interests in and to any and all property whether real or personal, tangible or intangible and wherever situated.
     “Property, Plant and Equipment” means all Property of the Borrower which is plant, property and equipment under generally accepted accounting principles.
     “Qualified Administrative Costs” means all reasonable, direct administrative costs (other than carrying costs) such as separately stated brokerage or selling commissions, but not legal and accounting fees, record keeping, custody and similar costs. General overhead costs and similar indirect costs of the Borrower such as employee salaries and office expenses and costs associated with computing the Rebate Amount are not Qualified Administrative Costs. In general, administrative costs are not reasonable unless they are comparable to administrative costs that would be charged for the same Investment or a reasonably comparable Investment if acquired with a source of funds other than gross proceeds of the Bonds.
     “Rebate Expert” means any of the following chosen by the Borrower: (a) Bond Counsel, (b) any nationally recognized firm of certified public accountants, (c) any reputable firm which offers to the tax-exempt bond industry rebate calculation services and holds itself out as having expertise in that area, or (d) such other personal as is approved by Bond Counsel.
     “Rebate Fund” shall mean the special fund maintained by the Trustee at its offices and established for the deposit of the amounts to be paid to the United States on behalf of the Authority pursuant to Section 729 hereof and described in Section 514 of the Indenture.
     “Record of Proceedings” means the Loan Documents, certificates, affidavits, opinions and other documentation executed in connection with the sale of the Bonds and the making of the Loan.
     “Redemption Price” means the principal amount of any Bond to be redeemed pursuant to the Indenture, plus the applicable premium, if any, payable upon redemption.

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     “Related Person” shall mean a related person within the meaning of Section 144(a)(3) or Section 147(a) of the Code, as is applicable.
     “Requisition Form” means the form of requisition required by Section 302 hereof as a condition precedent to the disbursement of moneys from the Project Fund, in the form annexed hereto as Exhibit C.
     “Reserved Rights” shall mean the rights of the Authority to consent to any amendments, modifications or supplements to this Agreement and the Indenture to receive notices and payments under and to enforce the following sections of this Agreement: 202 (Borrower Representations and Findings) (i), (j), (k), (l), and (m), 301 (Application of Bond Proceeds), 302 (Disbursements from the Project Fund) (b) and (c), 501 (Payments Under the Agreement) (a), (b), and (c), 502 (Acceleration of Payment to Redeem Bonds), 504 (Assignment of Authority’s Rights), 601 (Description of the Project Facilities), 602 (Notices and Permits), 603 (Additions and Changes to Project Facilities), 605 (Preservation of Project Facilities), 701 (Security for Borrower’s Obligations), 703 (Existence), 705 (Compliance with Laws), 706 (Environmental Covenant), 708 (Permitted Contests), 709 (Inspection of the Project Facilities), 710 (Right of Authority or Trustee to Perform Borrower’s Covenants) , 712 (Insurance), 713 (Insurance Proceeds and Condemnation Awards), 714 (Borrower to Perform Certain Covenants under the Indenture), 715 (No Personal Recourse Against the Authority; Indemnification), 716 (Financial Statements), 721 (Required Notices), 723 (Project Sign), 724 (Approval of Tenant by the Authority), 725 (Report on Number of Employees), 726 (Certificate of No Default), 727 (Payment of Prevailing Wages), 728 (Compliance with the Affirmative Action and Prevailing Wage Requirements), 729 (Arbitrage and Rebate Regulations), 730 (Annual Certification), 801 (Events of Default) b and d, 806 (Agreement to Pay Attorneys’ Fees and Expenses), 807 (Right of Specific Enforcement) and 904 (Payment of Fees and Expenses). These Reserved Rights have been assigned to the Trustee pursuant to the Indenture, but are also held and retained by the Authority concurrently with the Trustee.
     “Resolutions” means the resolution or resolutions of the Authority accepting the Application, making certain findings and determinations and authorizing the issuance and sale of the Bonds and determining other matters in connection with the Project.
     “Section” means a specified section hereof, unless otherwise indicated.
     “Series 2007 Note” shall mean the Series 2007 Note from the Borrower to the Authority in the principal amount of $17,500,000.
     “State” means the State of New Jersey.
     “Subcontractor” means any Person engaged by a Contractor or a Subcontractor in the performance of any Construction Contract.
     “Tax Certificate” shall mean the certificate executed by the Borrower in form and substance acceptable to the Authority, wherein the Borrower certifies as to such matters as the Authority shall require.

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     “Trustee” means The Bank of New York, and its successors in the trust under the Indenture.
     “Value” means when used in connection with the Collateral, the cost basis of such Collateral, net of accumulated depreciation, as it is carried on the books of the Borrower and in conformity with generally accepted accounting principles consistently applied.
     “Yield” shall mean a yield as shall be determined under Section 1.148-4 of the Treasury Regulations.
     “Yield Reduction Payments” means payments made to the United States with respect to any Nonpurpose Investment allocated to the Bonds that (i) are paid at the same time and the same manner as Rebate Amounts are required to be paid and (ii) are paid with respect to Investments that are allocable to Gross Proceeds that previously qualified for a temporary investment period that has since expired.
     The words “hereof’, “herein”, “hereto”, “hereby” and “hereunder” refer to this entire Agreement. Unless otherwise indicated, all references to particular Articles or Sections are references to the Articles or Sections of this Agreement. References to any time of the day in this Agreement shall refer to Eastern standard time or Eastern daylight saving time, as in effect in the State of New Jersey on such day.
     Capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Indenture. All accounting terms not otherwise defined herein have the respective meanings assigned to them in accordance with generally accepted accounting principles.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Section 201. Authority Representations and Findings. The Authority hereby confirms its findings and represents that:
          (a) it is a public body corporate and politic constituting an instrumentality of the State, duly organized and existing under the laws of the State, particularly the Act. The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds from the sale of the Bonds to make the Loan to the Borrower;
          (b) the Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by this Agreement, the Indenture, the Bonds, the Resolutions, and any and all other agreements relating thereto and to issue, sell and deliver the Bonds as provided herein and in the Indenture;
          (c) by the Resolutions duly adopted by the Authority and still in full force and effect, the Authority has duly authorized the execution, delivery and due performance of this Agreement, the Indenture and the Bonds and the taking of any and all actions as may be required on the date hereof on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Agreement and the Indenture. All approvals of the Authority necessary in connection with the foregoing have been received;
          (d) the Bonds have been duly authorized, executed, issued and delivered and constitute valid special, limited obligations of the Authority, the principal of, premium, if any, and interest on which are payable solely from the revenues and other moneys derived pursuant to this Agreement and pledged therefor by the Indenture and nothing in the Bonds or the Indenture shall be construed as assigning or pledging therefore any other funds or assets of the Authority. The State is not obligated to pay, and neither the faith and credit nor taxing power of the State is pledged to the payment of, the principal or redemption price, if any, of or interest on the Bonds. The Bonds are a special, limited obligation of the Authority, payable solely out of the revenues or other receipts, funds or moneys of the Authority pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. The Bonds do not now and shall never constitute a charge against the general credit of the Authority. The Authority has no taxing power. The Act provides that neither the members of the Authority nor any person executing the Bonds for the Authority shall be liable personally on said Bonds by reason of the issuance thereof;
          (e) the execution and delivery of the Loan Agreement, the Indenture, the Private Placement Memorandum, the Bond Placement Agreement and the Bonds, and compliance with the provisions hereof and thereof, do not conflict with or constitute on the part of the Authority a violation of the Constitution of the State or a violation or breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties. All

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consents, approvals, authorizations and orders of governmental or regulatory authorities which are required to be obtained by the Authority for the consummation of the transactions contemplated hereby and thereby have been obtained;
          (f) the Authority shall apply the proceeds from the sale of the Bonds and the revenues derived under this Loan Agreement for the purposes specified and in the manner provided in this Loan Agreement;
          (g) except as disclosed in the Private Placement Memorandum, to the best knowledge of the New Jersey Attorney General’s Office, no action, suit or proceeding at law or in equity pending or threatened against the Authority to restrain or enjoin the issuance or sale of the Bonds or in any way contesting the validity or affecting the power of the Authority with respect to the issuance and sale of the Bonds or the documents or instruments executed by the Authority in connection therewith or the existence of the Authority or the right of the Authority to finance the Project.; and
          (h) any certificate signed by an Authorized Authority Representative and delivered to the relevant party shall be deemed a representation and warranty by the Authority to the Trustee or the Borrower, as the case may be, as to the statements made therein.
     It is specifically understood and agreed that the Authority makes no representation as to the financial position or business condition of the Borrower and does not represent or warrant as to any of the statements, materials (financial or otherwise), representations or certifications furnished or to be made and furnished by the Borrower in connection with the sale of the Bonds, or as to the correctness, completeness or accuracy of such statements.
     Section 202. Borrower Representations. The Borrower represents that:
          (a) The Borrower is a limited liability company duly organized and validly existing under the laws of the State and is duly qualified to do business in the State, has the power and authority to own its properties and assets and to carry on its business as now being conducted (and as now contemplated by the Borrower) and has the corporate power to perform all the undertakings of the Loan Documents, to borrow hereunder and to execute and deliver the Loan Documents.
          (b) The execution, delivery and performance by the Borrower of the Loan Documents and other instruments required by this Loan Agreement:
               (i) have been duly authorized by all requisite corporate action;
               (ii) do not and will not in any material respect conflict with or violate any provision of law, rule or regulation, any order of any court or other agency of government applicable to the Borrower;
               (iii) do not and will not conflict with or violate any provision of any organizational documents of the Borrower;

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               (iv) do not and will not violate or result in a default under any provision of any indenture, agreement or other instrument material to the Borrower;
               (v) do not and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature, other than the Liens created by the Loan Documents.
          (c) The Borrower has or will have a leasehold interest to the Project Facilities, free and clear of any lien or encumbrance, except for the Permitted Encumbrances.
          (d) Except as set forth in Schedule A hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting it or any of its properties or rights which, if adversely determined, would (i) materially affect the transactions contemplated hereby, (ii) affect the validity or enforceability of the Loan Documents, (iii) affect the ability of the Borrower to materially perform its obligations under the Loan Documents, (iv) materially impair the value of the Collateral, (v) materially impair the Borrower’s right to carry on its business substantially as now conducted (and as now contemplated by the Borrower) or (vi) have a material adverse effect on the Borrower’s financial condition.
          (e) The Borrower has filed or caused to be filed all Federal, State and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due except such taxes are as being contested by the Borrower in appropriate proceedings.
          (f) Except as set forth in Schedule A hereto, the Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which it is bound.
          (g) Except as set forth in Schedule A hereto, there has been no material adverse change in Project or the financial condition of the Borrower since the dated date of the Private Placement Memorandum.
          (h) The Loan Documents have been duly executed and delivered and are legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms.
          (i) The Private Placement Memorandum, Loan Documents, the Application, the Bond Placement Agreement, or any other document, certificate or statement furnished to the Purchaser, the Authority or the Trustee by the Borrower do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein regarding the Borrower not misleading or incomplete. It is specifically represented that the Borrower is not involved in any litigation required to be disclosed in the Application nor is it the subject of any investigation or administrative proceeding except, in each case, as disclosed in the Application or as disclosed in the Private Placement Memorandum. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Authority as an inducement to make the Loan and that if any such statements, representations and warranties were false at the time they were made, the Authority may, in its sole discretion, consider any such misrepresentation or breach of

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warranty an Event of Default as defined in Section 901 and exercise the remedies provided for in this Agreement.
          (j) The operation of the Project Facilities in the manner presently contemplated and as described in the Application will not conflict with any current zoning, water, air pollution or other ordinances, orders, laws or regulations applicable thereto. The Borrower will cause the Project Facilities to be designed in accordance with all applicable Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality.
          (k) The Borrower did not incur any expense prior to the date of the Resolution for which it sought reimbursement, other than a Proper Charge.
          (l) The Borrower has complied with and is in compliance with, in all material respects, all required Federal, State, county and local environmental law, rules and regulations applicable to the Borrower’s operations.
          (m) The availability of financial assistance from the Authority as provided for herein has been an important inducement to the Borrower to undertake the Project and to locate the Project Facilities in the State.

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ARTICLE III
PROJECT FUNDS
     Section 301. Application of Bond Proceeds. In order to provide funds to make the Loan, the Authority concurrently with the execution and delivery of this Agreement, will sell, issue and deliver the Bonds to the purchasers thereof and transfer the proceeds of the Bonds, together with other available funds, to the Trustee for deposit in the Project Fund, the Debt Service Reserve Fund and the Lease Reserve Fund as provided in Section 301 the Indenture, to be disbursed as hereinafter provided and as provided in the Indenture. The Authority reserves the right to request a record of all disbursements from and/or investments of the Project Fund.
     Section 302. Disbursements from the Project Fund. In the Indenture, the Authority has authorized and directed the Trustee to make disbursements first from the Bond Proceeds in the Project Fund and thereafter from the Equity Account in the Project Fund for the Project or to reimburse the Borrower for any costs and expenses of the Project paid by it. Amounts in the Project Fund shall be disbursed only after delivery to the Trustee of the following:
          (a) A completed Requisition Form signed by an Authorized Borrower Representative.
          (b) Prior to the first disbursement from the Bond Proceeds Account of the Project Fund for payment of a Construction Contract, either (i) a Certificate of an Authorized Borrower Representative stating that for purposes of the Prevailing Wage Provision and the Affirmative Action Program none of the moneys disbursed at any time from the Project Fund will be used to pay for work done in performance of any Construction Contract unless prior thereto there shall be submitted to the Authority a Contractor’s Certificate and Agreement or (ii) a Contractor’s Certificate and Agreement executed by the Contractor; and prior to the initial disbursement from the Bond Proceeds Account of the Project Fund for any work done in the performance of any Construction Contract, if not theretofore furnished, a Contractor’s Certificate and Agreement from the Contractor under such Construction Contract.
     If the Authority’s Office of Affirmative Action shall notify the Borrower in writing that the Contractor or a Subcontractor, if any, has not complied with the requirements of the Affirmative Action Program, there shall be retained in the Project Fund a holdback (a “Holdback”) equal to ten per centum (10%) of each sum requisitioned for payment or reimbursement for payment of a Construction Contract with such Contractor or Subcontractor for purposes of the Affirmative Action Program after receipt of such written notice from the Authority, provided, however, if any such requisitioned sum is for reimbursement of a payment by the Borrower, which payment itself was for only ninety per centum (90%) of the payment requested by the Contractor or Subcontractor pursuant to such Construction Contract then such requisitioned sum may be reimbursed without regard to the aforementioned Holdback but the remaining ten per centum (10%), when requisitioned by the Borrower, shall only be disbursed as if it had been held back initially in the Project Fund and such disbursement thereof shall be subject to all the terms and conditions of this Section related to Holdbacks. Said Holdback shall be disbursed from the Project Fund upon compliance with the terms and conditions of this Section and either: (A) after completion of the Project (1) the execution and filing of the

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Contractor’s Completion Certificate; (2) the execution and filing of the Borrower’s Completion Certificate; and (3) receipt by the Borrower of a written notice issued by the Authority’s Office of Affirmative Action that the Contractor and Subcontractors, if any, have complied with the requirements of the Affirmative Action Program; or (B) prior to completion of the Project, receipt by the Borrower of a written notice issued by the Authority’s Office of Affirmative Action that the Contractor and Subcontractor, if any, have complied with the requirements of the Affirmative Action Program.
     Such additional documents, affidavits, certificates and opinions as the Authority may reasonably require; but the Authority shall have no obligation to require any such additional items.
     The Authority is hereby granted a security interest in the amounts on deposit in the Project Fund as security for the payment of the Bonds; however, notwithstanding such security interest, as long as there exists no Event of Default, the Borrower shall have the right to require disbursement from the Project Fund, to the extent of amounts then in the Project Fund, upon compliance with the procedures set forth in this Section 302. Upon an Event of Default and the acceleration of the obligations of the Borrower hereunder, the Trustee shall apply any amounts on deposit in the Project Fund to the prepayment of the principal of and interest on the Loan, and, hence, to the payment of the Bonds, in accordance with Article IX of the Indenture.
     Section 303. No Liability of Authority or Trustee. Nothing contained herein or in any documents and agreements contemplated hereby or in any other Loan Document shall impose upon the Trustee or the Authority any obligation to ensure the proper application of such disbursements by the Borrower or any other recipient thereof, and, in making such disbursements from the Project Fund, the Trustee may conclusively rely on such Requisition Forms and the attachments thereto delivered to it. The Trustee and the Authority shall be relieved of any liability with respect to making such disbursements in accordance with the foregoing.
     Section 304. Establishment of Completion Date. Completion of the Project shall be evidenced by delivery to the Authority and the Trustee of the Borrower’s Completion Certificate signed by an Authorized Borrower Representative. Upon receipt of such certificate by the Trustee, the Borrower shall direct the Trustee in writing to transfer any amounts remaining in the Project Fund (except for (a) amounts deposited in the Equity Account of the Project Fund; and (b) amounts therein sufficient to cover Costs of the Project not then due and payable or not then paid or the Holdback required to be retained in the Project Fund pursuant to Section 302 hereof unless the requirements set forth in Section 302 hereof for the disbursement of the Holdback from the Project Fund have been satisfied) to the Bond Redemption Fund in Authorized Denominations and if such amount is (a) less than an Authorized Denomination or (b) in excess of Authorized Denominations, such amount shall be transferred to the Debt Service Fund to pay interest payments on the Bonds. Amounts transferred into the Bond Redemption Fund hereunder shall be used to redeem the Bonds on the next succeeding Interest Payment date on which such Bonds can be redeemed after providing the holders of the Bonds with notice required by Section 703 of the Indenture. Provided that there is no Event of Default hereunder, upon completion of the Project, all moneys remaining in the Equity Account of the Project Fund (if any) will be returned to the Borrower as provided in the Indenture.

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     Section 305. Borrower Required to Pay if Project Fund Insufficient. In the event the moneys in the Project Fund available for payment of the Costs of the Project are not sufficient to pay all Costs of the Project in full, the Borrower agrees to complete the Project and to pay that portion of the Cost in excess of the moneys available therefor in the Project Fund. The Authority and the Trustee make no warranty, either express or implied, that the moneys paid into the Project Fund and available for payment of the Costs of the Project will be sufficient to pay all of such costs. The Borrower agrees that if, after disbursement of all the money in the Project Fund available for payment of Costs of the Project, the Borrower should pay any portion of the Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority or the Trustee.
     Section 306. [Intentionally Omitted.]
     Section 307. Investment of the Funds. Any moneys held as a part of the Funds shall be invested and reinvested by the Trustee, only as directed (by written direction) by the Borrower, in Investment Obligations. The Trustee may make any and all such investments through its own investment department.
     In making such investments as described in this Section, the Trustee may rely upon the written direction of the Borrower as to the investment purchased and shall be and hereby is relieved of all liability with respect to making, redeeming and selling such investments, so long as the Trustee has acted in accordance with the foregoing directions.
     The Borrower shall be entitled to receive from the Trustee monthly and at such other times as the Borrower may reasonably request, a statement of account of any moneys held in the Funds by the Trustee.
     Section 308. The Trustee. The Trustee shall act on behalf of the Bondholders under the Indenture and this Agreement as specifically provided for herein and in the Indenture only insofar as its duties are expressly set forth and shall not have any implied duties but may exercise such additional powers as are reasonably incidental thereto. The Trustee is a third party beneficiary hereto on behalf of itself and on behalf of the Bondholders. Neither the Trustee nor any of its officers, directors or employees shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith except for its or their own negligence or willful misconduct. The Trustee shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any Loan Document or any direction, report, affidavit, requisition form, certificate, opinion or other instrument, document or agreement related thereto, and shall be entitled to assume that the same are valid, effective, genuine and what they purport to be. The Trustee may consult with legal counsel selected by it, and any action taken or suffered by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Trustee shall have the same rights and powers as any other bank or lender and may exercise the same as though it were not the Trustee; and it may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as though it were not the Trustee.

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ARTICLE IV
THE LOAN
     Section 401. Loan of Bond Proceeds. Upon the issuance of the Bonds, the Authority shall lend the proceeds thereof to the Borrower for application toward the Costs of the Project. The Authority and the Borrower hereby agree that the aforesaid loan of the Bond proceeds shall be made and applied by depositing the same with the Trustee in the manner and for the purposes set forth in Section 301 of the Indenture.
     Section 402. Borrower’s Financial Obligations. The Borrower hereby agrees that, to the extent that other available moneys are insufficient therefor, it shall provide funds for the payment of the costs of issuing the Bonds. Such funds shall initially be deposited in the Project Fund on the date of delivery of the Bonds in the amount set forth in Section 301 of the Indenture. From time to time thereafter, if moneys in the Project Fund are insufficient for the purpose of paying any remaining costs of issuance, the Borrower shall either pay such costs directly or shall make additional deposits into the Project Fund for the payment thereof.

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ARTICLE V
PAYMENTS UNDER LOAN AGREEMENT
     Section 501. Payments Under the Agreement.
          (a) The Borrower agrees to pay to the Authority its issuance fee of $84,375 and to pay the fees and reasonable expenses of the Authority incurred in fulfilling the Authority’s obligations under this Agreement and the Indenture, including reasonable attorneys fees.
          (b) The Borrower agrees to pay to the Registrar, the Paying Agent and the Trustee, as and when the same becomes due, (1) the initial acceptance fee of the Trustee and the costs and expenses, including reasonable attorneys fees, incurred by the Trustee in entering into and executing the Indenture, and (2) during the term of this Agreement (i) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Indenture, including but not limited to attorneys’ fees, as and when the same become due, (ii) the fees, charges and expenses of the Trustee, the Paying Agent and the Registrar, as and when the same become due, and (iii) the fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture.
          (c) The Borrower agrees to pay to the Trustee, as the assignee of the Authority, the following sums at the following times:
               (i) On or before the second Business Day prior to August 1, 2012 and the second Business Day prior to the first day of each month thereafter, one-twelfth (1/12th) of the amount which is necessary for the payment of the principal of the Bonds becoming due on August 1, 2013 and on or before the first day of each month of each year thereafter one-twelfth (1/12th) of the principal amount of the Bonds coming due on the immediately succeeding August 1st, whether for the payment of principal on a principal maturity or a mandatory redemption date, subject to credit for other available funds in the manner provided in the Indenture. In lieu of the portion of the payments due under this subsection (d)(i), the Borrower or, at its written direction, the Authority or the Trustee, may purchase for cancellation Bonds of the maturity next becoming due, subject to the applicable requirements set forth in Section 505 of the Indenture.
               (ii) On or before the second Business Day prior to the first day of August, 2007, the amount of interest coming due on August 1, 2007 and on the first day of each month thereafter, one-sixth (1/6th) of the amount of interest coming due on the Bonds on the immediately succeeding February 1st and on the first day of each month thereafter one-sixth (1/6th) of the amount of interest coming due on the Bonds on the immediately succeeding August 1st, subject to credit for other available funds in the manner provided in the Indenture.
               (iii) On or before the second Business Day prior to the first day of each month beginning August 2007, one-sixth (1/6th) of the amount that is required to restore the amount in the Debt Service Reserve Fund to the Debt Service Reserve Fund Requirement relating thereto (as defined in the Indenture) and until the deficiency is made up in full which may occur in any of the other funds established under the Indenture.

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               (iv) If not sooner paid, on August 1, 2027, all unpaid principal and accrued interest on the Bonds shall be due and payable.
          (d) If the date when any of the payments required to be made by this Section 501 is not a Business Day, then such payments may be made on the next Business Day with the same force and effect as if made on the nominal due date, and no interest shall accrue for the period after such date.
     Section 502. Acceleration of Payment to Redeem Bonds. Whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Borrower on behalf of the Authority will direct the Trustee to call the same for redemption as provided in the Indenture. Whenever the Bonds are subject to mandatory redemption or defeasance pursuant to the Indenture, the Borrower will cooperate with the Authority and the Trustee in effecting such redemption or defeasance. In the event of any mandatory or optional redemption of the Bonds, the Borrower will pay or cause to be paid in accordance with the terms of the Indenture an amount equal to (or sufficient to defease at) the applicable redemption price as a prepayment of that portion of the Loan corresponding to the Bonds to be redeemed, which shall include the applicable premium (if any) and interest accrued to the date of redemption.
     Section 503. Unconditional General Obligations of Borrower. The obligations of the Borrower to make or cause to be made payments of the Loan are and shall be the unconditional general obligations of the Borrower and shall be absolute and unconditional without defense or set-off by reason of any default by the Contractors under the Contracts or by the Authority under this Agreement or under any other agreement between the Borrower and the Authority or for any other reason, failure to complete the Project Facilities, any acts or circumstances that may constitute failure to complete the Project Facilities, commercial frustration of purpose, or failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Borrower hereunder will be paid in full when due without any delay or diminution whatsoever. Repayments of the Loan and additional sums required to be paid by or on behalf of the Borrower hereunder shall be received by the Authority or the Trustee as net sums and the Borrower agrees to pay or cause to be paid all charges against or which might diminish such net sums.
     Section 504. Assignment of Authority’s Rights. As security for the payment of the Bonds the Authority will assign to the Trustee all the Authority’s rights under this Agreement except the Reserved Rights of the Authority. The Authority retains the right, jointly and severally with the Trustee, to specifically enforce the Reserved Rights contained in the Loan Documents. The Borrower consents to such assignment and agrees to make or cause to be made payments of the Loan under Section 501 (except for subparagraph (b)) directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Trustee. Whenever the Borrower is required to obtain the consent of the Authority under this Section 504, the Borrower shall also obtain the consent of the Trustee.
     Section 505. Opinion of Counsel for Borrower. At the time of closing the Loan, the Authority and the Trustee shall receive the opinion of Counsel for the Borrower reasonably satisfactory in form and substance to Bond Counsel and Purchaser’s Counsel:

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          (a) confirming the substance of the representations and warranties set forth in Section 202(a), (b), (d) and (f);
          (b) to the effect that the Loan Documents have been duly executed and delivered by the Borrower, and constitute the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that the enforceability of such documents may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally or by general principles of equity or other customary exceptions to enforceability;
          (c) to the effect that the Leasehold Mortgage and the Assignment of Leases are each in form satisfactory for recording in the Office of the County Clerk of Middlesex County, New Jersey and, upon the payment of the applicable mortgage recording tax in connection with the recordation of the Mortgage, such recordation shall constitute a perfected security interest in and a perfected lien upon the property or rights described therein in each case in favor of Trustee; and
          (d) to the effect that the Financing Statements executed by the Borrower are in appropriate form for filing in Middlesex County, New Jersey and the New Jersey Secretary of State’s Office, and upon the filing of the Financing Statements in (a) the Office of the County Clerk of Middlesex County, New Jersey and (b) the New Jersey Secretary of State’s Office, the Trustee shall have a perfected security interest in and perfected lien upon the Trust Estate (as defined in the Indenture) as described therein pursuant to the Uniform Commercial Code of New Jersey (the “Code”) to the extent that a lien may be created under Article 9 of the Code with respect to such personal property by the filing of a Financing Statement.
     Section 506. Opinion of Bond Counsel. At the time of closing the Loan, the Authority shall receive the opinion of Bond Counsel to the effect that the Bonds have been duly authorized and issued under the provisions of the Act.
     Section 507. Loan and Other Documents. At the time of closing the Loan, the Authority shall receive:
          (a) the Loan Documents duly executed by all parties thereto;
          (b) certificates, in form and substance reasonably acceptable to the Authority and the Trustee, evidencing the insurance required to be maintained by this Agreement;
          (c) all other documents reasonably required by the Authority and the Purchaser;
          (d) its issuance fee in an amount equal to $84,375.
     Section 508. Excess Funds. After all of the Bonds have been retired and all interest and applicable premiums, if any, due thereon have been paid or provision for such retirement and payment has been made in accordance with the Indenture, excess moneys in Funds and Accounts established under the Indenture from whatever source derived will be paid to the Borrower as an

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adjustment of the amounts payable hereunder. This paragraph shall survive the termination of this Loan Agreement.
     Section 509. Deposit to Lease Reserve Fund. The Borrower hereby agrees to deposit $195,000 in the Lease Reserve Fund established pursuant to Section 511 of the Indenture, which amounts shall be applied to pay Rent (as defined in the Lease) and such other payments due under the Lease. To the extent that amounts are withdrawn to pay Rent and such other payments as due under the Lease from moneys deposited herein, the Borrower shall immediately replenish the Lease Reserve Fund to the extent of any such withdrawals.

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ARTICLE VI
PROJECT FACILITIES
     Section 601. Description of Project Facilities. The Borrower will supplement the description of any material additions to, deletions from and changes in the Project Facilities as described to the Authority in Exhibit A hereto and will notify the Authority and the Trustee of such modifications.
     Section 602. Notices and Permits. The Borrower shall give or cause to be given all notices and comply or cause compliance, in all material respects, with all laws, ordinances, municipal rules and regulations and requirements of public authorities applying to or affecting the conduct of the work on the Project Facilities, and the Borrower will defend and save the Authority, its members, officers, agents and employees, harmless from all fines due to failure to comply therewith. The Borrower shall procure or cause to be procured all permits and licenses necessary for the prosecution of the acquisition and installation of the Project Facilities.
     Section 603. Additions and Changes to Project Facilities. The Borrower may, at its option and at its own cost and expense, at any time and from time to time, make such improvements, additions and changes to the Project Facilities as it may deem to be desirable for its uses and purposes, provided that (i) such improvements, additions and changes shall constitute part of the Project Facilities and (ii) that the Borrower shall not permit any alienation, removal, demolition, substitution, improvement, alteration or deterioration of the Project Facilities or any other act which might materially impair or reduce the usefulness or value thereof, without the prior written consent of the Authority and the Trustee. No consent shall be required for any fixture or item of equipment permanently removed from the Project Facilities by the Borrower due to obsolescence.
     Section 604. Opinion of Bond Counsel. Prior to effecting any material change in the use of the proceeds from any Bonds, the Borrower shall receive a Favorable Opinion of Bond Counsel.
     Section 605. Preservation of Project Facilities.
          (a) The Borrower will at all times preserve and protect the Project Facilities in good repair, working order and safe condition, and for time to time will make, or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto including those required after a casualty loss. The Borrower shall pay all operating costs, utility charges and other costs and expenses arising out of ownership, operation, possession, use or operation of the Project Facilities. The Authority shall have no obligation and makes no warranties respecting the condition or operation of the Project Facilities.
          (b) The Borrower will not use as a basis for contesting any assessment or levy or any tax the financing under this Agreement or the issuance of the Bonds by the Authority and, if any administrative body or court of competent jurisdiction shall hold for any reason that the Project Facilities are not exempt from taxation by reason of the financing under this Agreement or issuance of the Bonds by the Authority or other Authority action in respect thereto, the

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Borrower covenants to make payments in lieu of all such taxes in an amount equal to such taxes and if, applicable, interest and penalties.
          (c) The Borrower shall not relocate the Project Facilities or any part thereof out of the state. The Borrower shall not relocate the Project Facilities within the state without the prior written consent of an Authorized Authority Representative and an Opinion of Bond Counsel that the relocation will not affect the tax-exempt status of the Bonds.
          (d) The Borrower shall operate or cause the Project Facilities to be operated as an authorized project for a purpose and use as provided for under the Act until the expiration or earlier termination of this Agreement.

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ARTICLE VII
FURTHER AGREEMENTS
     Section 701. Security for Borrower’s Obligations.
          (a) The obligations of the Borrower hereunder are general obligations of the Borrower.
          (b) Subject to the provisions of Section 805, the Borrower hereby grants the Authority a first lien security interest in and lien upon all accounts, contract rights, instruments of whatever nature, general intangibles, machinery, furniture and fixtures now owned or hereinafter acquired, including all the interest from, proceeds of and products from any of the foregoing, including without limitation any insurance or condemnation awards therefrom. This Loan Agreement shall constitute a security agreement within the meaning of the New Jersey Uniform Commercial Code. In addition to all other rights and remedies hereunder, the Authority and the Trustee as its assignee shall have all rights and remedies of a secured party under the New Jersey Uniform Commercial Code. The Borrower shall join with the Authority and the Trustee in the execution and filing of all financing statements, continuation statements and other documents as may be necessary from time to time to perfect or continue the perfection of the security interest granted hereunder. The Borrower authorizes the Authority and the Trustee to file any required financing statements without the Borrower’s signature thereon, as permitted under the New Jersey Uniform Commercial Code.
          (c) As further security for the repayment of the Loan, the Borrower shall furnish to the Authority, the Leasehold Mortgage.
     Section 702. Fees and Charges; Coverage Ratio; Liquidity Ratio. The Borrower shall set its fees, prices and other charges and limit its expenses for each Fiscal Year in order to maintain for each Fiscal Year a Debt Service Coverage Ratio of at least 2.00. Borrower agrees that it shall maintain, for each Fiscal Year, as calculated at the end of such Fiscal Year, a minimum Days Cash on Hand of 60 days.
     If beginning with the Fiscal Year ended December 31, 2009, (i) the Debt Service Coverage Ratio calculated at the end of any two consecutive Fiscal Years is below 2.00 or (ii) the Days Cash on Hand calculated at the end of any two consecutive Fiscal Years is below 60 days, the Borrower covenants to retain a Consultant (at the Borrower’s sole cost and expense), within sixty (60) days after the receipt of all audits for the second of such Fiscal Years, to make recommendations to increase the Debt Service Coverage Ratio and/or the Days Cash on Hand, as applicable, for subsequent Fiscal Years of the Borrower at least to the level required or, if in the opinion of the Consultant the attainment of such level is impracticable, to the highest practicable level. The Borrower shall notify the Trustee and the Trustee shall notify all Bondholders of the retention of any Consultant pursuant to this Section 802. The Borrower agrees that it will upon receipt of the Consultant’s report, file copies thereof with the Authority and the Trustee, and will, to the extent permitted by law, follow the recommendations of the Consultant. So long as the Borrower shall retain a Consultant and shall follow such Consultant’s recommendations to the

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extent permitted by law, this Section shall be deemed to have been complied with for so long as no other Event of Default shall have occurred.
     If as a result of any change in accounting standards, the Borrower’s Debt Service Coverage Ratio falls below 2.00 and/or the Borrower’s Days Cash on Hand falls below 60 days, the same shall not be deemed an Event of Default hereunder upon a showing by a Consultant that the Borrower would be in compliance if the generally accepted accounting principles in effect as of February 1, 2007 were applied.
     Section 703. Existence; Cash Distributions.
               (i) The Borrower covenants that it will maintain its existence as a legal entity and shall not sell, assign, transfer or otherwise dispose of the Project Facilities or substantially all of its assets without the consent of the Authority and the Bondholders; provided, however, that the Borrower may merge with or into or consolidate with another entity, and the Project Facilities or this Agreement may be transferred pursuant to such merger or consolidation without violating this section if (A) the Borrower causes the proposed surviving, resulting or transferee company to furnish the Authority with a Change of Ownership Information Form; (B) the net worth of the surviving, resulting or transferee company following the merger, consolidation or transfer is equal to or greater than the net worth of the Borrower immediately preceding the merger, consolidation or transfer; (C) any litigation or investigations in which the surviving, resulting or transferee company or its principals, officers and directors are involved, and any court, administrative or other orders to which the surviving, resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary course of business; (D) the merger, consolidation or transfer shall not impair the excludability of interest paid on the Bonds from the gross income of the purchaser thereof for purposes of federal income taxation or cause a reissuance pursuant to an Opinion of Bond Counsel; and (E) the surviving, resulting or transferee company assumes in writing the obligations of the Borrower under this Loan Agreement and the Series 2007 Note; and provided, further, however, the Borrower may transfer the Project Facilities without the consent of the Bondholders if its complies with all of the other requirements in this subsection and if the Borrower redeems the Bonds pursuant to Section 701(h) of the Indenture.
               (ii) The Borrower is prohibited from making any dividends, payments or other cash distributions to or for the benefit of Converted Organics until such time as (i) the Borrower has achieved, over the course of a full Fiscal Year, as reflected in its audited financial statements delivered pursuant to the terms and conditions of the Loan Agreement, a Maximum Annual Debt Service Coverage Ratio greater than 1.50, (ii) at least $1,200,000 is on deposit with the Trustee in the Operations and Maintenance Reserve Fund and available to satisfy ongoing maintenance, repair and replacement costs associated with the Project Facilities; and the Borrower is in compliance with the covenants set forth in Sections 702 and 717 hereof and all other terms and conditions of the Loan Agreement.

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     Section 704. Additional Debt; Limitations on Creation of Liens.
          (a) The Borrower agrees that it will not, without the consent of the Holders of at least 51% in the aggregate of the Bonds, create or suffer to be created or exist any Indebtedness.
          (b) The Borrower agrees that it will not, without the consent of the Holders of at least 51% in the aggregate of the Bonds, create or suffer to be created or exist any Lien upon the Collateral now owned or hereafter acquired by the Borrower, other than Permitted Encumbrances.
          (c) Permitted Encumbrances shall consist of the following:
               (i) Liens arising by reason of good faith deposits by the Borrower in connection with leases of real estate, bids or contracts (other than contracts for the payment of money), deposits by the Borrower to secure public or statutory obligations, or to secure, or in lieu of, surety, stay or appeal of bonds, and deposits as security for the payment of taxes or assessments or other similar charges;
               (ii) Any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower to maintain self-insurance to participate in any funds established to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, pension or profit sharing plans or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;
               (iii) Any judgment lien against the Borrower so long as such judgment is being contested and execution thereon is stayed;
               (iv) (A) Rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or provision affecting any Collateral, to (1) terminate such right, power, franchise, grant, license or permit, provided that the exercise of such right would not materially alter the use of such Collateral or materially and adversely affect the Value thereof, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, such Collateral; (B) any liens on any Collateral for taxes, assessments, levies, fees, water and sewer rents, and other governmental and similar charges and any liens of mechanics, materialmen, laborers, suppliers or vendors for work or services performed or materials furnished in connection with such Collateral, which are not due and payable or which are not delinquent or the amount or validity of which are being contested and execution thereon is stayed; and (C) rights reserved to or vested in any municipality or public authority to control or regulate any Collateral or to use such Collateral in any manner, which rights do not materially impair the use of such Collateral or materially and adversely affect the Value thereof;

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               (v) Any Lien on Collateral described in Schedule A hereto which is existing on the date of authentication and delivery of the Bonds, including renewals thereof, provided that no such Lien may be extended or modified to apply to any Collateral not subject to such Lien on such date, unless such Lien as so extended or modified otherwise qualifies as a Permitted Encumbrance hereunder;
               (vi) To the extent permitted by the Leasehold Mortgage, lease of Collateral which, in the judgment of the Borrower, is reasonably necessary or appropriate for or incidental to the use of such Collateral, taking into account the nature and terms of the lease and the nature and purposes of the Collateral;
               (vii) The Liens set forth on Schedule A;
               (viii) Liens to secure Indebtedness permitted by Section 704(a)(ii) above; and
               (ix) Exceptions set forth on Schedule B of Commitment No. DC002291-N, as amended, of the Title Insurance Policy issued by Property Title Group, LLC regarding the Collateral which is subject to the Mortgage.
          (d) The Authority agrees to execute and deliver, at the Borrower’s request, any agreements, instruments, certificates or other documents necessary to establish or give effect to any parity Liens permitted under this Section 704.
     Section 705. Compliance with Laws. Except as otherwise provided in Section 708 hereof, the Borrower shall, throughout the term of this Agreement and at no expense to the Authority, promptly comply in all material respects or cause compliance in all material respects with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Borrower or to its Property and operations.
     Section 706. Environmental Covenant. The Borrower shall not knowingly permit any action to occur which would be in direct violation of any and all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or hereinafter enacted, including the regulations of the Authority and the regulations of the State Department of Environmental Protection.
     The Borrower shall give immediate written notice to the Authority and the Trustee of any inquiry, notices of investigation or any similar communication from the State Department of Environmental Protection regarding potential violations by the Borrower of the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) and/or the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) or any similar statute.
     Section 707. Taxes. Charges and Assessments.
          (a) The Borrower covenants and agrees, subject to the provisions of Section 809 hereof, to pay or cause to be paid (before the same shall become delinquent):

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               (i) all taxes and charges on account of the use, occupancy or operation of its Property, or the income therefrom, including, but not limited to, all sales, use, occupation, real and personal property taxes, all permit and inspection fees, occupation and license fees and all water, gas, electric light, power or other utility charges assessed or charged on or against its Property or on account of the Borrower’s use or occupancy thereof or the activities conducted thereon or therein; and
               (ii) all taxes, assessments and impositions, general and special, ordinary and extraordinary, of every name and kind, which shall be taxed, levied, imposed or assessed upon all or any part of its Property, or the interest of the Borrower in and to such Property.
          (b) If under applicable law any such tax, charge, fee, rate, imposition or assessment may at the option of the taxpayer be paid in installments, the Borrower may exercise such option.
     Section 708. Permitted Contests. The Borrower shall not be required to pay any tax, charge, assessment or imposition referred to in Section 707 hereof, nor to comply with any law, ordinance, rule, order, regulation or requirement referred to in Section 705 hereof, so long as the Borrower shall contest, in good faith and at its cost and expense, in its own name and behalf, the amount or validity thereof, in an appropriate manner or by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, assessment, levy, fee, rent or charge so contested, or of the rent or any portion thereof, to satisfy the same. While any such matters are pending, the Authority shall not pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge being contested unless the Borrower agrees to settle such contest. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Borrower to settle any such contest), and in any event the Borrower will indemnify and save harmless the Authority and the Trustee against all losses, judgments, decrees and costs (including attorneys’ fees and expenses in connection therewith). The Authority agrees to cooperate with the Borrower, at the Borrower’s cost and expense, in any such contest.
     Section 709. Inspection of the Project Facilities. The Borrower agrees that the Authority and the Trustee, and their duly authorized agents shall have the right, at all reasonable times and upon prior notice, to enter upon and to examine and inspect the Project Facilities. The Authority and the Trustee, and their respective officers and agents shall also be permitted, at all reasonable times and upon reasonable prior notice, to examine the books and records of the Borrower with respect to the Project and to make copies or abstracts thereof; provided, that the Authority and the Trustee agree to keep any such information confidential, as reasonably requested by the Borrower in order to comply with the laws applicable to the Borrower or Converted Organics, including, but not limited to, the Federal securities laws.
     Section 710. Right of Authority or Trustee to Perform Borrower’s Covenants. In the event the Borrower shall fail to make any payment or perform any other act required to be performed hereunder, then and in each such case the Authority or the Trustee may (but shall not be obligated to), upon prior notice to the Borrower, remedy such default for the account of the Borrower and make advances for that purpose. No such performance or advance shall operate to

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release the Borrower from any such default, and any sums so advanced by the Authority or the Trustee shall be repayable by the Borrower on demand and shall bear interest at the Trustee’s prime rate of interest, from the date of the advance until paid.
     Section 711. Investments. The Borrower and the Authority agree that all moneys in any fund established by the Indenture may be invested in such Investment Obligations (as defined in the Indenture) as the Borrower may direct; provided, however, that any such directions shall conform to the requirements of the Indenture.
     Section 712. Insurance.
          (a) The Borrower agrees to insure the Project Facilities or cause such to be insured with insurance companies licensed to do business in the State in such amounts, in such manner and against such loss, damage and liability (including liability to third parties), as is customary with companies in the same or similar business and located in the same or similar areas; and pay the premiums thereon. The form and amount of each insurance policy issued pursuant to this Section 712 shall conform in all respects to the provisions of this Section 712.
          (b) Each insurance policy issued pursuant to this Section 712 shall name the Borrower and the Trustee as insureds, as their interests may appear. In addition, the public liability insurance shall also name the Authority and the Trustee as an additional insureds.
          (c) Such insurance coverage shall include:
               (i) comprehensive public liability insurance in a minimum amount of $2,000,000;
               (ii) comprehensive casualty insurance insuring loss by reason of casualty of any kind (except only as limited by the standard form of extended coverage endorsement used in the State) to the Project Facilities or the Collateral in a minimum amount equal to (x) the outstanding principal amount of the Bonds, or (y) the replacement value thereof;
               (iii) during the construction period with respect to the Project Facilities, Builders’ All Risk Insurance written in “100% builders risk completed value, non-reporting form” including coverage therein for “completion and/or premises occupancy”, such insurance to be in the amounts specified in paragraph (ii) above;
               (iv) Business Interruption Insurance covering losses occasioned by an interruption in the Project Facilities’ operation (covering at a minimum amount, all fixed expenses and debt service).
          (d) At all times during the term of this Agreement, the Borrower shall comply with the laws of the State relating to workers’ compensation with respect to the operation of the Project Facilities.
          (e) Each of the policies or binders evidencing the insurance required above to be obtained shall:

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               (i) provide that all insurance proceeds with respect to loss or damage to the Project Facilities or the Collateral (except business interruption insurance) be endorsed and made payable to the Trustee and shall name the Trustee as a loss payee under the standard loss payee clause, which insurance proceeds shall be paid over to the Trustee;
               (ii) provide that there shall be no recourse against the Authority or the Trustee for the payment of premiums or commissions or (if such policies or binders provide for the payment thereof) additional premiums or assessments;
               (iii) [Intentionally Omitted];
               (iv) provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Authority or the Trustee to the extent that such other insurance provides the Authority or the Trustee, as the case may be, with contingent and/or excess liability insurance with respect to its respective interest as such;
               (v) provide that if the insurers cancel such insurance for any reason whatsoever, including the insured’s failure to pay any accrued premium, or the same is allowed to lapse or expire, or there shall be any reduction in amount, or any material change is made in the coverage, such cancellation, lapse, expiration, reduction or change shall not be effective as to the Authority or the Trustee until at least thirty (30) days after receipt by the Authority and the Trustee, respectively, of written notice by such insurers of such cancellation, lapse, expiration or change;
               (vi) waive any right of subrogation of the insurers thereunder against any person insured under such policy, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any person insured under such policy.
          (g) Concurrently with the original issuance of the Bonds, the Borrower shall deliver or cause to be delivered to the Authority and the Trustee duplicate copies of insurance policies and/or binders evidencing compliance with the insurance requirements of this Section. At least fifteen (15) days prior to the expiration of any such policy, the Borrower shall furnish the Authority and the Trustee with evidence that such policy has been renewed or replaced or is no longer required by this Agreement.
          (h) The Borrower shall, at its own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Authority or the Trustee to collect from insurers for any loss covered by any insurance required to be obtained by this Section 712. The Borrower shall not do any act, or suffer or permit any act to be done, whereby any insurance required by this Section 712 would or might be suspended or impaired.
          (i) The Borrower shall supply the Trustee with an annual certificate, within thirty (30) days after the close of the Borrower’s Fiscal Year, certifying that the Borrower is in compliance with this Section 712 and that the insurance policies required to be maintained by the Borrower under this Section are still in force and effect.

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          (j) In the event that the Borrower shall fail to maintain the insurance coverage required by this Loan Agreement, the Authority or the Trustee may (but shall be under no obligation to), after ten (10) days written notice to the Borrower unless cured within such ten (10) days, contract for the required policies of insurance and pay the premiums on the same and the Borrower agrees to reimburse the Authority or the Trustee to the extent of the amounts so advanced with interest therein at the maximum rate permitted by law.
     Section 713. Insurance Proceeds and Condemnation Awards. The Borrower shall notify the Authority and the Trustee promptly of the occurrence of any damage to or destruction, condemnation or conveyance in lieu of condemnation of all or any portion of its Property, Plant and Equipment. All insurance proceeds, condemnation award or other similar sums received as a result of any such occurrence shall be applied as follows:
          (a) At the election of the Borrower, such amounts may be used:
               (i) to pay the cost of reconstructing, replacing or repairing the affected Property; or
               (ii) to pay the Redemption Price of Bonds upon Extraordinary Redemption if the Project cannot be reasonably restored within a period of 12 months from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction or the Borrower is prevented from carrying on its normal operations in connection with the Project for a period of 12 months from the date of such damage or destruction or the restoration cost of the Project would exceed the total amount of all insurance proceeds including any deductible amount with respect to such damage or destruction.
     The foregoing determinations shall be set forth in a Borrower Certificate delivered to the Authority and the Trustee as soon as practicable after the occurrence to which it relates. Such Certificate shall be supported by such additional Certificates (including an Architect’s Certificate or Consultant’s Certificate) as the Authority or the Trustee may reasonably request.
          (b) If the Borrower determines in good faith that the conditions set forth in subsection (a) above cannot be satisfied with respect to any proposed action, it shall deliver a Borrower Certificate to such effect to the Trustee, and the insurance proceeds, condemnation award or other similar sum shall be required to be used to pay the Redemption Price of Bonds upon Extraordinary Redemption.
          (c) Moneys to be used for any reconstruction, replacement or repair pursuant to subsection (a) above shall be deposited in the Project Fund for such purpose and shall be disbursed by the Trustee upon requisition of the Borrower in substantially the manner set forth in Section 402 of the Indenture. The balance of any moneys so deposited after completion of such reconstruction, replacement or repair (as evidenced to the Trustee by a Certificate of the Borrower) shall be released to the Borrower for its unrestricted use. Moneys to be used to redeem Bonds pursuant to subsection (a) or (b) above shall be deposited in the Redemption Fund for such purpose.
     Section 714. Borrower to Perform Certain Covenants Under Indenture. The Borrower acknowledges that it has received an executed copy of the Indenture, and that it is familiar with

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its provisions, and agrees to be bound to the fullest extent permitted by law to all provisions thereof directly or indirectly relating to it, and that, in consideration of the Loan made hereunder, it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Bondholders thereunder and that it will not take or effect any action which would cause a default thereunder or jeopardize such rights. The Borrower hereby assumes and agrees to perform all of the covenants and other obligations of the Authority under the Indenture, excepting only any approval or consents permitted or required to be given by the Authority thereunder, and those covenants contained in Article VIII of the Indenture which are not within the control of the Borrower. However, nothing contained herein shall prevent the Authority from choosing from time to time, in its discretion, to perform any of the covenants or other obligations hereby assumed by the Borrower.
     Section 715. No Personal Recourse Against Authority; Indemnification.
          (a) In the exercise of the power of the Authority and its members, directors, officers, officials employees and attorneys under this Agreement including (without limiting the foregoing) the application of moneys and the investment of funds, neither the Authority nor its members, directors, officers, officials employees or attorney shall be accountable to the Borrower for any action taken or omitted by it or them except actions constituting gross negligence or willful misconduct. The Authority and such other persons shall be protected in its or their acting upon any paper or document believed by it or them to be genuine, and it or they may conclusively rely upon the advice of Counsel and may (but need not) require further evidence of any fact or matter before taking any action. No recourse shall be had by the Borrower for any claims based on this Agreement or on the Indenture against any member, officer, employee or agent of the Authority alleging personal liability on the part of such person.
          (b) The Borrower agrees to protect, indemnify and save the Authority, any person who “controls” the Authority (within the meaning of Section 15 of the Securities Act of 1933, as amended) and any member, director, officer, official, attorney and employee of, the State, or of the Authority (collectively, the “Indemnified Parties”) harmless from and against all liabilities, losses, claims, damages, costs, expenses, (including reasonable attorneys’ fees), taxes, causes of action, suits, claims, demands and judgments of any nature or form, (including all costs, expenses and reasonable counsel fees incurred in investigating or defending such claim) by or on behalf of any such person, arising in any manner from the transactions of which this Agreement is a part or arising in any manner in connection with the Project or the financing of the Project including, without limiting the generality of the foregoing, arising from (1) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of the project or any part thereof; or (2) any untrue statement of a material fact contained in information submitted or to be submitted to the Indemnified Parties by the Borrower with respect to the transactions contemplated hereby; or (3) any omission of a material fact necessary to be stated therein in order to make such statement to the Indemnified Parties not misleading or incomplete; or (4) any breach or default by the Borrower of or in any of its obligations hereunder or under the Indenture or under any related document, or (5) the performance of any of the duties of any said Indemnified Party under the Indenture, this Agreement or any related document; or (6) any accident, injury or damage whatsoever to any person occurring in or about the Project. In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect to which indemnity may

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be sought against the Borrower, such Indemnified Parties shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Parties, the payment of all costs and expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel at the Borrower’s expense in any such action and to participate in the defense thereof. The Borrower shall not be liable for any settlement of any such action effected without Borrower’s consent, but if settled with the consent of the Borrower, or if there is a final judgment for the claimant on any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.
     The Borrower agrees to and does hereby indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages or liabilities (including all costs, expenses, and reasonable counsel fees incurred in investigating or defending such claim) suffered by any of the Indemnified Parties and caused by, relating to, arising out of, resulting from, or in any way connected to an examination, investigation or audit of the Bonds by the Internal Revenue Service (IRS). In the event of such examination, investigation or audit, the Indemnified Parties shall have the right to employ counsel at the Borrower’s expense. In such event, the Borrower shall assume the primary role in responding to and negotiating with the IRS, but shall inform the Indemnified Parties of the status of the investigation. In the event Borrower fails to respond adequately and promptly to the IRS, the Authority shall have the right to assume the primary role in responding to and negotiating with the IRS and shall have the right to enter into a closing agreement, for which Borrower shall be liable.
     To secure the Borrower’s indemnification payment obligations hereunder, the Indemnified Parties shall have a lien prior to the lien created by the Indenture for the benefit of the Bondholders on the Trust Estate, other than money held for the payment of the principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with the Indenture, which shall be held for the Bondholders only. Such obligations shall survive the satisfaction and discharge of the Indenture.
     When an Indemnified Party incurs expenses or renders services after an Event of Default hereunder, the expenses and compensation for services are intended to constitute expenses of administration under applicable bankruptcy law.
     Notwithstanding anything in this Agreement to the contrary which may limit recourse to the Borrower or may otherwise purport to limit the Borrower’s liability, the provisions of this Section shall control the Borrower’s obligations and shall survive the termination of this Agreement and the repayment of the Bonds and the Borrower’s obligations under the Agreement.
     The provisions of this Section 715 shall not apply to any liabilities, losses, damages, costs, expenses, taxes, causes of action, suits, claims, demands or judgments resulting from the Authority’s or the State’s gross negligence, willful misconduct or fraudulent actions.
     Section 716. Financial Statements. The Borrower or Converted Organics shall cause financial statements for each Fiscal Year to be audited by an Independent Public Accountant

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which show both the financial statements for Converted Organics on a consolidated basis and separate financial statements solely for the activities of the Borrower. A calculation demonstrating compliance or noncompliance with the financial covenants set forth in Section 702 shall be prepared by such Independent Public Accountant and included as part of such annual audited financial statements. Such financial statements and the Independent Public Accountant’s report thereon shall be furnished to the Purchaser, the Authority and the Trustee within 120 days after the end of the Fiscal Year to which they relate. Such financial statements and reports shall be accompanied by the Borrower’s Certificate of No Default as set forth in Section 726 hereof.
     Section 717. Operating and Maintenance Budget. The Borrower shall submit to the Trustee beginning the August 1st following the Completion Date and each August 1 thereafter, detailed by fiscal quarter, a final operating plan and budget with respect to the Facility covering such Fiscal Year (each such budget, an “Annual Budget”) each Annual Budget shall be approved by an Independent Engineer.
     Each Annual Budget shall specify on a quarterly basis, the estimated project revenues, the estimated rates and revenues for each category of services, all operation and maintenance expenses, an amount to be deposited on a monthly basis into the Operation and Maintenance Reserve Fund created pursuant to Section 512 of the Indenture for reserves for operation and maintenance expenses and a maintenance plan. Each Annual Budget shall also include, solely for information purposes the projected Debt Service Coverage Ratio for the Fiscal Year then ending and the immediately succeeding Fiscal Year, which shall separately break out the debt service payments coming due to the Authority. If a final Annual Budget for a given Fiscal Year is not established by the end of the prior Fiscal Year, the Annual Budget for such Fiscal Year shall, until a final Annual Budget is established, be deemed to consist of the previous year’s Annual Budget.
     The Borrower shall operate and maintain the Facility, or cause the Facility to be operated and maintained, in accordance with such Annual Budget, including, but not limited to, monthly amounts to be deposited in the Operation and Maintenance Reserve Fund. No amounts shall be paid to Converted Organics until such time as the amount contained in the Operation and Maintenance Reserve Fund exceeds $1,200,000 and the requirements of Section 703 hereto are met.
     Amounts on deposit in the Operation and Maintenance Reserve Fund may be used to pay the Borrower (to the extent necessary) to pay operations and maintenance expenses in excess of those set forth in the Annual Budget; provided, however, the Borrower shall restore any amounts withdrawn from the Operation and Maintenance Reserve Fund within 90 days of such withdrawal.
     Each Annual Budget and the maintenance plan may be amended, restated, supplemented or otherwise modified from time to time, at the request of the Borrower with the delivery of an Independent Engineer confirmation.
     Section 718. Indemnification of the Trustee. The Borrower shall at all times indemnify the Trustee from all liabilities, claims, causes of action, costs and expenses (including, without

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limitation, reasonable attorney’s fees and expenses) imposed upon or asserted against the Trustee, except as a result of its negligence or willful misconduct, on account of any actions omitted to be taken by the Trustee relating to or arising out of this Agreement, the Indenture or the Bonds.
     Section 719. Compliance with Contractual Obligations. The Borrower shall, throughout the term of this Loan Agreement, comply in all material respects with any material contract or agreement to which it is a party.
     Section 720. ERISA. The Borrower will not (i) voluntarily terminate any employee benefit or other plan maintained for employees of the Borrower and covered by Title IV of ERISA (an “ERISA Plan”), so as to result in any material liability of the Borrower to Pension Benefit Guaranty Corporation (“PBGC”); (ii) enter into any Prohibited Transaction (as defined in Section 4975 of the Code and in ERISA) involving an ERISA Plan which results in any material liability of the Borrower to PBGC; (iii) cause any occurrence of any Reportable Event (as defined in Title IV of ERISA) which results in any material liability of the Borrower to PBGC; or (iv) allow or suffer to exist any other event or condition known to the Borrower which results in any material liability of the Borrower to PBGC.
     Section 721. Required Notices. The Borrower shall notify the Authority and the Trustee promptly of the occurrence of any of the following:
          (a) a fire or other casualty causing damage in excess of $100,000 to the Project Facilities;
          (b) receipt of notice of eminent domain proceedings or condemnation of all or any part of the Project Facilities;
          (c) receipt of notice from any governmental authority relating to the closure of the Project Facilities or occupancy of the Project Facilities (or any material portion thereof), or which will impede the operation of the Project Facilities;
          (d) substantial change in the occupancy of the Project Facilities;
          (e) receipt of any default or acceleration notice from the holder of any lien or security interest in the Project Facilities; or
          (f) commencement of any material litigation affecting the Project Facilities.
     Section 722. Management. Except as set forth in Schedule A, the Borrower shall not enter into any agreement for the management or operation of all or part of the Project Facilities without (i) furnishing to the Authority and the Trustee a copy thereof together with such financial and other information in respect of the managing party as the Authority and the Trustee may reasonably request and (ii) receiving the Authority’s and the Trustee’s prior written consent thereto, such consent not to be unreasonably withheld. As security for the Borrower’s obligations hereunder, the Borrower hereby grants to Authority a security interest in all of its rights under any agreement for the management or operation of all or part of the Project Facilities, now existing or hereafter created. All such agreements shall recite that the Borrower’s rights

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thereunder have been assigned to the Authority as security for the Borrower’s obligations hereunder.
     Section 723. Project Sign. During the period from the effective date of this Agreement and until thirty (30) days after the Completion Date, the Borrower shall cause to be posted and maintained at the site of the Project Facilities, a sign to be provided to the Borrower by the Authority indicating that financial assistance for the Project has been provided by the Authority. The cost of the sign and the maintenance of the sign shall be at the expense of the Borrower.
     Section 724. Approval of Tenants by the Authority. (i) Prior to leasing, subleasing or consenting to the subleasing or assignment of any lease of all or any part of the Project, during the period commencing on the date hereof and terminating three years after the Borrower has completed the acquisition, renovation and construction of substantially all of the Project, and (ii) upon the request of the Authority from time to time thereafter, the Borrower shall cause a Project Occupant Information Form to be submitted to the Authority by every prospective lessee, sublessee or lease assignee of the Project. The Borrower shall not permit any such leasing, subleasing or assigning of leases that would impair the excludability of interest paid on the Bonds from the gross income of the purchasers thereof for purposes of federal income taxation, or that would impair ability of the Borrower to operate the Project Facilities or cause the Project Facilities to be operated as an authorized project under the Act.
     Section 725. Report of Number of Employees. The Borrower must submit annually to the Authority, a report showing the number and classification of employees employed at the Project Facilities, on a form provided to the Borrower by the Authority.
     Section 726. Certificate of No Default. The Borrower agrees to deliver, or cause to be delivered, to the Authority and the Trustee within one hundred twenty (120) days after the close of each Fiscal Year, a certificate of an Authorized Borrower Representative to the effect that he is not aware of any condition, event or act which constitutes an Event of Default or of any condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default, or if any such condition, event or act exists, specifying the same. The Borrower further agrees to notify the Trustee and the Authority of an occurrence of an Event of Default or any condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default and the action which the Borrower proposes to take with respect thereto; the notification shall be given by the Borrower as soon as possible but in any event within ten (10) days of the event giving rise to the requirement of notification.
     Section 727. Payment of Prevailing Wage. The Borrower shall, in every Construction Contract to which it is a party, require the Contractor to pay workers engaged in the performance of such Construction Contract a wage rate not less than the Prevailing Wage Rate. The Borrower shall further require, in every Construction Contract to which it is a party, that the Contractor execute the Contractor’s Certificate and Agreement, submit certified copies of payroll records to the Authority as required by the Authority, and execute and file the Contractor’s Completion Certificate.

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     Section 728. Compliance with the Affirmative Action and Prevailing Wage Requirements. The Borrower shall comply with the Authority’s Affirmative Action and Prevailing Wage Rate Regulations and to that end:
     (A) Insert in all construction bid specifications for any construction contract the following provisions:
               Construction of this project is subject to the Affirmative Action Regulations of the New Jersey Economic Development Authority which establishes hiring goals for minority and female workers. Any contractor or subcontractor must agree to make every effort to meet the established goals and to submit certified reports and records required by the Authority. Copies of the Affirmation Action Regulations may be obtained by writing to: Office of Affirmative Action, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, New Jersey 07102;
               Submission of a bid signifies that the bidder knows the requirements of the Affirmative Action Regulations and signifies the bidder’s intention to comply. Construction of this project is subject to N.J.A.C. 19:30-3.1 et seq. Workers employed in construction of this project must be paid at a rate not less than the prevailing wage rate established by the New Jersey Commissioner of Labor;
     (B) Include in all construction contracts those provisions which are set forth in the Addendum to Construction Contract annexed hereto as Exhibit E;
     (C) Obtain from all contractors and submit to the Authority a contractor’s certificate in the form annexed hereto as Exhibit F, within 3 business days of the execution of any construction contract;
     (D) Create an office of Borrower Affirmative Action Officer and maintain in that office until the completion date an individual having responsibility to coordinate compliance by the Borrower with the Authority’s Affirmative Action Regulations and to act as liaison with the Authority’s Office of Affirmative Action;
     (E) Submit to the Authority on the completion date, a completion certificate in the form annexed hereto as Exhibit G; and
     (F) Furnish to the Authority all other reports and certificates required under the Authority’s Affirmative Action and Prevailing Wage Rate Regulations.
     Section 729. Arbitrage and Rebate Regulations. (a) The Borrower shall at all times do and perform all acts and things necessary or desirable in order to assure that interest paid on the Bonds shall, for the purposes of Federal income taxation, be excludable from the gross income of the recipients thereof and exempt from such taxation. The Borrower shall direct the Trustee to make investments of amounts in any Fund or account only at market prices within the meaning of Treasury Regulations Section 1.148-1. For purposes of this Section, any and all actions of any Principal User of the Project or any Related Person to any such Principal User shall be deemed to be actions of the Borrower. In addition, any and all actions to be undertaken by the Borrower or by any other Person as to which the Authority or the Trustee must, pursuant to the terms hereof,

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consent or approve in advance, shall be deemed to be the actions of the Borrower or such other Person (and not the actions of the Authority or the Trustee).
          (b) The Borrower shall not permit at any time or times any of the Gross Proceeds from the sale of the Bonds or other of its funds to be used, directly or indirectly, to acquire any Investment Property (within the meaning of Section 148(b)(2) of the Code) the acquisition of which would cause the Bonds to be “arbitrage bonds” for the purposes of Section 148 of the Code. The Borrower shall utilize the Bond Proceeds from the sale of the Bonds so as to satisfy the reasonable expectations of the Borrower set forth in the Tax Certificate of the Borrower furnished to Bond Counsel and the Authority.
          (c) The Borrower shall use the Net Proceeds of the Bonds to pay the applicable Costs of the Project for which such Bonds were issued.
          (d) The Borrower will retain a Person or firm having expertise to calculate the amount of rebate, if any, due to the United States pursuant to Section 148(f) of the Code, as set forth in paragraph (e) below (the “Rebate Expert”), on or no later than 30 days before the Initial Rebate Computation Date (as defined below) and on each rebate Computation Date thereafter, (A) to compute the Rebate Amount for the period ending on such rebate Computation Date, (B) to deliver an opinion to the Authority and Trustee concerning its conclusions with respect to the amount (if any) of such Rebate Amount together with a written report providing a summary of the calculations relating thereto and (C) to deliver an opinion to the Authority and Trustee that all of the Gross Proceeds of each series of the Bonds (within the meaning of Section 148(f) of the Code), other than Gross Proceeds of such Bonds on deposit in a Bona Fide Debt Service Fund (within the meaning of Section 148(F)(4) of the Code), have been expended on or prior to the initial rebate Computation Date. The Computation Date shall include (i) maturity of the Bonds, (ii) if the Bonds are redeemed prior to maturity, the date on which the Bonds are redeemed, (iii) on the first day of the fifth anniversary date of the Bond Year (the “Initial Rebate Computation Date”) and each fifth anniversary thereafter, and (iv) any other date that may be required by the Code. The computation of the Rebate Amount shall be made separately for each series of Additional Bonds, if any, issued on a tax-exempt basis.
          (e) The Borrower shall direct the Trustee in writing to rebate the Rebate Amount separately for each series of Bonds to the United States on behalf of the Authority. The Rebate Amount as of any Computation Date is the excess of the Future Value of all receipts on Nonpurpose Investments (“Nonpurpose Receipts”) over the Future Value of all payments on Nonpurpose Investments (“Nonpurpose Payments”). To the extent amounts received from Nonpurpose Investments are reinvested, these amounts may be netted against each other and not taken into account in the computation of the Rebate Amount. Nonpurpose Receipts and Nonpurpose Payments shall be determined as described below separately for each series of Bonds.
               (1) Nonpurpose Payments. Nonpurpose Payments include (A) actual payments consisting of Gross Proceeds actually or constructively paid to acquire a Nonpurpose Investment, including Qualified Administrative Costs; (B) allocation payments consisting of payments for a Nonpurpose Investment that is allocated to such Bonds after already having been acquired by the Borrower (e.g., sinking fund proceeds) in an amount equal to the Value of the

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Investment on the allocation date; (C) Computation Date payments consisting of a Nonpurpose Investment allocated to the Bonds at the end of the preceding Computation Period in an amount equal to the Value of the Investment at the beginning of the Computation Period; (D) Yield Reduction Payments, if any; and (E) the Computation Date credit equal to $1,000.
               (2) Nonpurpose Receipts. Nonpurpose Receipts include Actual receipts (amounts actually or constructively received with respect to a Nonpurpose Investment, such as earnings and return of principal, reduced by Qualified Administrative Costs); “deallocation” receipts (for a Nonpurpose Investment that ceases to be allocated to such Bonds or subject to rebate, the Value of the Investment on the “deallocation” date); Computation Date receipts (the Value of any Nonpurpose Investment held at the end of any Computation Period); and rebate receipts. (any recovery of an overpayment of rebate).
     Investments of amounts held in a Bona Fide Debt Service Fund for each series of tax-exempt Bonds will be excepted from the rebate requirement but only if the gross earnings on such fund for such Bond Year do not exceed $100,000.
          (f) For each investment of Gross Proceeds in a Non-Purpose Investment, the Borrower shall direct the Trustee to record, without limitation, the following information: purchase date, purchase price, face amount, stated interest rate, any accrued interest due on its purchase date, frequency of interest payments, disposition date, disposition price and any accrued interest due on the disposition date. The Yield to maturity for an investment presently means that discount rate, based on a compounding frequency the same as the Bonds (or such other compounding permitted by the Code), which when used to determine the present worth, on the purchase date of such investment or the date on which the investment becomes a Non-Purpose Investment, whichever is later, of all payments of principal and interest on such investment gives an amount equal to the fair market value of such investment including accrued interest due on such date.
          (g) On each Computation Date, if such Rebate Amount payable exceeds the amount then on deposit in the Rebate Account for any series of tax-exempt Bonds, the Borrower shall promptly pay to the Trustee, the amount necessary to make up such deficiency and direct the Trustee to pay the same to the United States within sixty (60) days of the Computation Date. The Borrower shall, in a timely fashion, give all written notices and directions to the Trustee as are called for under Section 506 of the Indenture for the payment of the Rebate Amount. Any sums remaining in the Rebate Account following such payments shall be returned to the Borrower. When due, the Authority shall have the right, but shall not be required, to make such payment to the Trustee on behalf of the Borrower. Any amount advanced by the Authority pursuant to this paragraph (g) shall be added to the moneys owing by the Borrower under this Loan Agreement and shall be payable on demand with interest at the rate of twelve percent (12%) per annum.
          (h) The rebate shall be paid in installments which shall be made at least once every fifth Bond Year. The first such installment shall be due to the United States on behalf of the Authority not later than sixty (60) days after the end of the fifth (5th) Rebate Year and shall be in an amount which ensures that at least ninety percent (90%) of the Rebate Amount described above with respect to the Bonds is paid. Each subsequent payment shall be made not

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later than five (5) years after the date the preceding payment was due. Within sixty (60) days after the retirement of the Bonds at maturity or upon earlier redemption, the Borrower shall direct the Trustee to pay to the United States on behalf of the Authority one hundred percent (100%) of the aggregate Rebate Amount due with respect to the Bonds not theretofore paid.
          (i) Each payment of the Rebate Amount to be paid to the United States shall be filed with the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255, or such other address that may be specified by the Internal Revenue Service. Each payment shall be accompanied by Form 8038-T (or such other form required by the Internal Revenue Service) and a statement identifying the Authority, the date of the issue, the CUSIP number for the Bond with the longest maturity for each series of tax-exempt Bonds and a copy of the applicable Form 8038-G.
          (j) The Borrower acknowledges that the Authority shall have the right at any time and in the sole and absolute discretion of the Authority to obtain from the Borrower and the Trustee the information necessary to determine the Rebate Amount required to be paid to the United States pursuant to Section 148(f) of the Code. Additionally, the Authority may, with reasonable cause, (i) review or cause to be reviewed any determination of the amount to be paid to the United States made by or on behalf of the Borrower and (ii) make or retain a Rebate Expert to make the determination of the amount to be paid to the United States. The Borrower hereby agrees to be bound by any such review or determination, absent manifest error, to pay the costs of such review, including without limitation the reasonable fees and expenses of counsel or a Rebate Expert retained by the Authority, and to pay to the Trustee any additional amounts for deposit in the Rebate Account required as the result of any such review or determination.
          (k) Except as may be permitted pursuant to Section 148(c) of the Code (relating to certain temporary periods for investment), at no time during the term of the Bonds shall the amount invested by the Borrower in Non-Purpose Investments with a Yield higher than the Yield on the Bonds exceed 10% of the principal amount of the applicable series of tax-exempt Bonds outstanding. The aggregate amount invested in Non-Purpose Investments shall be promptly and appropriately reduced as the outstanding principal of the applicable series of tax-exempt Bonds is reduced.
          (l) Notwithstanding any provision of this Section to the contrary, the Borrower shall be liable, and shall indemnify and hold the Authority and the Trustee harmless against any liability, for payments due to the United States pursuant to Section 148(f) of the Code. Further, the Borrower specifically agrees that neither the Authority nor the Trustee shall be held liable, or in any way responsible, and the Borrower shall indemnify and hold harmless the Trustee and the Authority against any liability, for any mistake or error in the filing of the payment or the determination of the Rebate Amount due to the United States or for any consequences resulting from any such mistake or error. The provisions of this paragraph shall survive termination of this Agreement.
          (m) The Authority, the Trustee and the Borrower acknowledge that the provisions of this Section 729 are intended to comply with Section 148(f) of the Code and the regulations promulgated thereunder and if as a result of a change in such Section of the Code or the promulgated regulations thereunder or in the interpretation thereof, a change in this Section

43

729 shall be permitted or necessary to assure continued compliance with Section 148(f) of the Code and the promulgated regulations thereunder, then with written notice to the Trustee, the Authority and the Borrower shall be empowered to amend this Section 729 and the Authority may require, by written notice to the Borrower and the Trustee, the Borrower to amend this Section 729 to the extent necessary or desirable to assure compliance with the provisions of Section 148 of the Code and the regulations promulgated thereunder; provided that either the Authority or the Trustee shall require, prior to any such amendment becoming effective, at the sole cost and expense of the Borrower, an opinion of Bond Counsel satisfactory to the Authority and the Trustee to the effect that either (i) such amendment is required to maintain the exclusion from gross income under Section 103 of the Code of interest paid and payable on the Bonds or (ii) such amendment shall not adversely affect the exclusion from gross income under Section 103 of the Code of the interest paid or payable on the Bonds.
          (n) The Borrower shall give immediate telephonic notice, promptly confirmed in writing, to the Authority and the Trustee of any Determination of Taxability whether the Borrower is on Notice of such Determination of Taxability by its own filing of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that an Determination of Taxability shall have occurred, by its receipt of any oral or written advice from the Internal Revenue Service that an Determination of Taxability shall have occurred, or otherwise.
     Section 730. Annual Certification. On each anniversary hereof, the Borrower shall furnish to the Authority the following:
          (a) a certification indicating whether or not the Borrower is aware of any condition, event or act which constitutes an Event of Default, or which would constitute an Event of Default with the giving of notice or passage of time, or both, under any of the Loan Documents;
          (b) a written description of the present use of the Project Facilities and a description of any anticipated material change in the use of the Project Facilities or in the number of employees employed at the Project Facilities; and
          (c) a report from every entity that leases or occupies space at the Project Facilities indicating the number of persons the entity employs at the Project Facilities.
     Section 731. Right of First Refusal. The Borrower covenants, on behalf of itself and any affiliate, to give Oppenheimer Funds the right of first refusal for the purchase of any future tax-exempt obligations issued by the Borrower and any affiliate.

44

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     Section 801. Events of Default. Each of the following shall constitute an Event of Default:
          (a) If the Borrower (i) fails to make any payment required by Section 501(a) or (b) hereof on the due date thereof or (ii) fails to make any other payment or deposit required pursuant to this Agreement within 30 days after written demand therefor has been made.
          (b) If the Borrower fails to perform any other covenant, condition or agreement herein or in any other Loan Document on its part to be performed within thirty (30) days of written notice thereof to the Borrower; or
          (c) If the Borrower proposes or makes an assignment for the benefit of creditors or a composition agreement with all or part of its creditors, or a trustee, receiver, conservator, liquidator, sequestrator or other judicial representative, similar or dissimilar, is appointed for the Borrower or any substantial portion of its assets or revenues, or there is commenced any proceeding in liquidation, bankruptcy, reorganization, arrangement of debts, debtor rehabilitation, creditor adjustment or insolvency, local, state or federal, by or against the Borrower and if such is not vacated, dismissed or stayed on appeal within sixty (60) days; or
          (d) Any representation or warranty made by the Borrower herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or with the purchase of the Bonds shall at any time prove to have been false or misleading in any material respect when made or given.
     Section 802. Notice of Defaults: Opportunity to Cure Such Defaults. No default under Section 801(b) hereof or Section 901(d) hereof (if no acceleration has occurred) shall constitute an Event of Default until actual notice of such default by registered or certified mail shall be given to the Borrower by the Authority or the Trustee and the Borrower shall have had 30 days after receipt of such notice to correct the default and shall not have corrected it; provided. however, if the default cannot be corrected within such 30-day period, it shall not constitute an Event of Default if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the default is corrected.
     Section 803. Remedies. If any Event of Default shall occur and be continuing, the Authority may at its option exercise any one or more of the following remedies:
          (a) upon the three (3) days written notice to the Borrower, accelerate the due dates of all sums due or to become due hereunder and obligate the Borrower to pay such sums in full, together with interest accrued and to accrue to the Redemption Date; or
          (b) by suit, action or proceeding at law or in equity, enforce all rights of the Authority, and require the Borrower to carry out any agreements with or for the benefit of the Authority or the Bondholders and to perform its duties under the Act or this Agreement; or

45

          (c) by action or suit in equity require the Borrower to account as if it were the trustee of an express trust for the Authority; or
          (d) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Authority; or
          (e) upon the filing of a suit or other commencement of judicial proceeding to enforce the rights of the Trustee and the Bondholders, have appointed a receiver or receivers with respect to the Borrower and its Properties, with such powers as the court making such appointment shall confer; or
          (f) exercise all of the rights and remedies set forth in the Mortgage, including the institution of an action of foreclosure of the Mortgage and the taking of all actions permitted a secured credit or under the Uniform Commercial Code as adopted in the State; or
          (g) exercise all of the rights and remedies set forth in the Guaranty Agreement.
     Section 804. Mandatory Prepayment. The Borrower shall prepay the Note in full, together with interest accrued and to accrue to the Redemption Date if required under Section 701(d) of the Indenture. In the event that the Authority gives notice to the Trustee of the requirement for mandatory prepayment, the Trustee shall give notice to the Bondholders of the redemption of the Bonds pursuant to Sections 701(d) and 703 of the Indenture and will set a Redemption Date according to Section 703, but in no event later than sixty (60) days after the Authority gives notice to the Trustee of such acceleration. The payment of all sums due thereunder shall be due and payable on the second business day preceding the Redemption Date. Payment made by the Borrower pursuant to this Section shall be in an amount sufficient, together with other funds on deposit with the Trustee which are available for such purposes, to redeem the Bonds then Outstanding, and to pay (i) all administrative expenses accrued and to accrue through the Redemption Date and (ii) any other expenses and fees required to satisfy and discharge the Indenture.
     Section 805. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.
     Section 806. No Additional Waiver Implied by One Waiver. In the event the breach of any agreement contained in this Agreement should be waived by either party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

46

     Section 807. Agreement to Pay Attorneys’ Fees and Expenses. If the Borrower shall default under any of the provisions of this Loan Agreement and the Authority or the Trustee shall employ attorneys or incur other expenses for the collection of the Loan or for the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained in this Agreement, the Borrower will, on demand therefor, pay the reasonable fees and expenses of the Authority, the Trustee and their attorneys as they are incurred.
     Section 808. Right of Specific Enforcement. If the Borrower commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, at any time prior to the maturity of the Bonds, the Authority shall have the right and remedy, without posting bond or other security, to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate and irreparable injury to the Authority and that money damages will not provide an adequate remedy therefor.

47

ARTICLE IX
MISCELLANEOUS
     Section 901. Notices. Except as otherwise permitted herein and in the Indenture, all communications hereunder shall be in writing and, unless otherwise required under this Agreement, shall be sufficiently given or made if delivered personally to the Person who is to receive the same or if mailed to such person by registered or certified United States mail, addressed:
     if to the Authority:
New Jersey Economic Development Authority
36 West State Street
P.O. Box 990
Trenton, New Jersey 08625
Attention: Director of Investment Banking
     with a copy to:
Cozen O’Connor
One Newark Center, Suite 1900
1085 Raymond Boulevard,
Newark, New Jersey 07102
Attention: Rafael Perez, Esquire
     if to the Borrower:
Converted Organics of Woodbridge, LLC
c/o Converted Organics Inc.
7A Commercial Wharf West
Boston, Massachusetts 02110
Attention: Edward Gildea, President
     with a copy to:
Wilentz Goldman & Spitzer
90 Woodbridge Center Drive
Suite 900 Box 10
Woodbridge, New Jersey 07095
Attention: John Kelly, Esquire
     if to the Purchaser:
Ferris, Baker Watts, Inc.
9211 Forest Hill Drive
Richmond, Virginia 23235
Attention: Tina K. Neal

48

     with a copy to:
LeClair Ryan, A Professional Corporation
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, VA 23219
Attention: Russell J. Singer, Esquire
     if to the Trustee
The Bank of New York
385 Rifle Camp Road
West Paterson, New Jersey 07424
Attention: Corporate Trust Department
          A duplicate copy of each communication given by either party to the other shall also be given to the Trustee at the address set forth in Section 1304 of the Indenture.
     Section 902. Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 903. Redemption of Bonds. If the Borrower is not in default in the payment of any sum or sums which it is required to pay hereunder, the Authority at the request of the Borrower, at any time the aggregate moneys in the funds created under the Indenture are sufficient to effect such redemption in whole or in part, and if the same are then redeemable under the provisions of the Indenture, shall forthwith take all steps that may be necessary under the applicable provisions of the Indenture to effect redemption of all or as many of the then Outstanding Bonds on such redemption date as may be specified by the Borrower.
     Section 904. Payment of Fees and Expenses. The Borrower will pay all out-of-pocket expenses incurred by the Authority in connection with the preparation of this Agreement and the other Loan Documents (whether or not the transactions hereby contemplated shall be consummated), the making of the Loan hereunder, and the enforcement of the rights of the Authority in connection with this Agreement and the other Loan Documents, including the Authority’s bond issuance fee as established at the time of the issuance of the Bonds, and the fees, disbursements and expenses of Bond Counsel.
     Section 905. Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns. In addition, the agreements and representations of the Borrower and the Authority herein contained shall inure to, but only to, the Trustee for the benefit of the holders from time to time of the Bonds.
     Section 906. Termination. This Agreement shall terminate on such date as the principal of and premium, if any, and interest on all Bonds and all other expenses payable by the Borrower hereunder shall have been paid (or provision for such payment shall have been made as provided in the Indenture) and all other conditions of this Agreement and the Indenture shall have been

49

fully satisfied. Upon such termination, the obligations of the Borrower hereunder shall terminate; provided, however, that the Borrower’s obligations under Section 816 hereof shall survive any such termination.
     Section 907. Governing Law. This Agreement shall be governed by the laws of the State.
     Section 908. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Authority and the Borrower with respect to the subject matter hereof.
     Section 909. Amendments. This Agreement may be amended by the parties hereto subject to the provisions of Article XI of the Indenture.
     Section 910. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same agreement.

50

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

ATTEST:

By:
Gregory Ritz		Teri Dunlop
Assistant Secretary		Director of Lending Services

CONVERTED ORGANICS OF WOODBRIDGE, LLC

ATTEST:

By:
Thomas Buchanan		Edward Gildea
Chief Financial Officer		Chief Executive Officer
[SIGNATURE PAGE OF LOAN AGREEMENT]

51

EXHIBIT A
Project Facilities
75 Crows Mill Road, Woodbridge Township in Middlesex County, New Jersey

A-1

EXHIBIT B
FORM OF BORROWER COMPLETION CERTIFICATE

To:	New Jersey Economic Development Authority
36 West State Street
P.O. Box 999
Trenton, New Jersey 08625

The Bank of New York
385 Rifle Camp Road
West Paterson, New Jersey 07424

From:	Authorized Representative of the Borrower

Subject:	NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
SOLID WASTE FACILITIES REVENUE BONDS
(CONVERTED ORGANICS OF WOODBRIDGE, LLC – 2007 PROJECT) SERIES A
     The undersigned hereby certifies in connection with the Project (as defined in the Indenture hereinafter defined), financed with the proceeds of the above-referenced Bonds issued by the New Jersey Economic Development Authority (the “Authority”) pursuant to the Trust Indenture dated as of February 1, 2007 (“Indenture”) between the Authority and The Bank of New York, as trustee (“Trustee”), the proceeds of which have been loaned to Converted Organics of Woodbridge, LLC (the “Borrower”) pursuant to the Loan Agreement between the Borrower and the Authority dated as of February 1, 2007 (the “Agreement’) (words capitalized herein have the meaning ascribed to them in the Agreement):
     1. The Project was substantially completed as of                                         ,                      (“Completion Date”).
     2. The Project has been completed in such manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations and permits. All such permits and any other permissions required to be issued or given by governmental authorities for the occupancy and use of the Project have been obtained. Without limited the foregoing, a copy of the certificate of occupancy for the occupancy and use of the Project, and the Class C Recycling Permit necessary for the operation of the Project are attached hereto.
     3. The equipment necessary for the Project has been installed to the Borrower’s satisfaction, and such equipment is suitable and sufficient for the efficient operation of the Project. The Project is fully operational at its initial design capacity of 250 tons of organic food waste per day, and the Borrower may immediately commence operations of its solid waste recovery facility as described in the Private Placement Memorandum dated February 13, 2007.

B-1

     4. All costs of the Project have been paid in full, except for those not yet due and payable or being contested, which are described below and for which money for payment thereof is being held and should be retained in the 2007 Project Fund.
          (a) Costs of the Project not yet due and payable:

Description	Amount

          (b) Payments being contested:

Description	Amount

     4. No Event of Default has occurred and is continuing under the Agreement.
     5. The amount, if any, in the Equity Account of the 2007 Project Fund in excess of the total set forth in 4(a) and (b) above shall be transferred at the earliest possible time by the Trustee to the Borrower pursuant to the terms of the Indenture.
     This certificate is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

CONVERTED ORGANICS OF WOODBRIDGE, LLC
By:
Authorized Representative

Date:

EXHIBIT C
REQUISITION FORM

TO:	The Bank of New York 385 Rifle Camp Road West Paterson, New Jersey
REQUISITION NO.
     The undersigned, an Authorized Representative of Converted Organics of Woodbridge, LLC, pursuant to the Loan Agreement by and between Converted Organics of Woodbridge, LLC (the “Borrower”) and the New Jersey Economic Development Authority, dated as of February 1, 2007 (the “Agreement”) makes the following requisition for payment from the Project Fund established pursuant to the Agreement entered into with regard to the Project. Terms not defined herein shall have the meanings assigned to such terms on the Agreement.
Payment to:
Amount:                                              $
Hold back as to Amount (if any):
Total Amount Payable:
From Which Account:
Reason for Payment:
     Such amount is based on an obligation properly incurred pursuant to the provisions of the Agreement, is a Proper Charge against said Project Fund, is unpaid or unreimbursed from the Project Fund and has not been the basis of any previous withdrawal. The amount requested, to the extent it represents work performed or supervised by officers or employees of the Borrower, does not exceed the actual cost to the Borrower of any cost or expense incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates. No Event of Default has occurred and is continuing under any provision of the Agreement.
     I further certify that no written notice of any lien, right to lien, attachment upon or claim, affecting the right to receive payment of, any of the monies payable under this requisition has been received, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition.
     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of                     , 200___.

CONVERTED ORGANICS OF WOODBRIDGE, LLC
By:
Authorized Representative of the Borrower

C-1

EXHIBIT D
Intentionally Omitted

D-1

EXHIBIT E
Every Construction Contract must require that:
          1. Ten percent of each disbursement for the construction of the project will be retained by the Project Owner/Applicant, Agent or Trustee until the Authority’s Affirmative Action Officer gives written notice that the amount may be released.
          2. The Contractor, where applicable, will not discriminate against any employee or applicant for employment because of age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex. Except with respect to affectional or sexual orientation, the contractor will take affirmative action to ensure that such applicants are recruited and employed, and that employees are treated during employment, without regard to their age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the AA Officer setting forth provisions of this nondiscrimination clause;
          3. The contractor, where applicable will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex;
          4. The contractor or subcontractor, where applicable, will send to each labor union or representative or workers with which it has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or workers’ representative of the contractor’s commitments under this act and shall post copies of the notice in conspicuous places available to employees and applicants for employment;
          5. The contractor or subcontractor agrees to make good faith efforts to employ minority and women workers consistent with applicable county employment goals established in accordance with N.J.A.C. 17:27-7.3.
          6. The contractor awarded a construction contract by the Authority or the Project Owner/Applicant must submit an Initial Project Workforce Report, EDA Form AA201, within three (3) business days of signing.
          7. The Contractor must submit Weekly Certified Payrolls to the Authority on a weekly basis.
          8. The Contractor must submit a Monthly Project Workforce Report, EDA Form AA202, within seven (7) business days of the end of each month for which the project is underway.

E-1

          9. The contractor or subcontractor agrees to inform in writing its appropriate recruitment agencies including, but not limited to, employment agencies, placement bureaus, colleges, universities, labor unions, that it does not discriminate on the basis of age, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex, and that it will discontinue the use of any recruitment agency which engages in direct or indirect discriminatory practices.
          10. The contractor or subcontractor agrees to revise any of its testing procedures, if necessary, to assure that all personnel testing conforms with the principles of job-related testing, as established by the statutes and court decisions of the State of New Jersey and as established by applicable Federal law and applicable Federal court decisions.
          11. The Contractor must submit an Affirmative Action Certificate to the Authority as required by the application for financial assistance.
          12. The Addendum to Construction Contract, which is provided by the Authority, with its application for financial assistance must be part of all construction contracts and must be signed by the Contractor.
          13. The Contractor shall comply with any applicable rules promulgated by the Treasurer pursuant to N.J.S.A. 10:5-31 et.seq., N.J.A.C. 17: 27 and P.L.1975, c.127 as amended and supplemented from time to time.
          14. The Contractor shall comply with any regulations promulgated by the New Jersey Department of Labor pursuant to P.L. 1963, c. 150 as amended and supplemented from time to time requiring the payment of prevailing wages.
          15. The Contractor shall ascertain from the New Jersey Department of Labor the prevailing wage rate in the locality in which the Project is located for each craft or trade needed to complete the Project.

E-2

EXHIBIT F
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
AFFIRMATIVE ACTION CERTIFICATE

Project Owner/	NJEDA
Applicant Name	Project Number

Project Location:

NOTE:	Upon completion, this certificate must be mailed to: Affirmative Action Officer, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, New Jersey 07102. If there are any questions, contact the Affirmative Action Officer at 201-648-4130.
CERTIFICATE SUBMITTED BY (Check One)

☐ General Contractor	☐ Engineer

☐ Subcontractor	☐ Architect

☐ Construction Manager	☐ Professional Planner
I/We, the undersigned engaged in the construction of the above named project certify that:
1. The full name and business address of the undersigned is:

NAME:

STREET:

P.O. BOX	CN

CITY	COUNTY

STATE	ZIP CODE

TELEPHONE NUMBER (including area code)

AFFIRMATIVE ACTION CONTACT PERSON

2.	Has the aforementioned party been denied a business-related license or had it suspended or revoked by any administrative, governmental or regulatory agency?
☐ Yes                    ☐ No
3.	Is the aforementioned debarred, suspended or disqualified from contracting with any federal, state or municipal agency?
☐ Yes                    ☐ No
4.	I/We are fully familiar with the provisions of the Prevailing Wage Regulations of the New Jersey Economic Development Authority, N.J.A.C. 19:30-4.1, and the applicable prevailing wage rates established by the New Jersey Commissioner of Labor, and the sanctions for failure to pay the prevailing wage provided in N.J.S.A. 34:11-56.35 — 34:11-56.40.
☐ Yes                    ☐ No
5.	I/We have received a copy of the Affirmative Action Regulations of the New Jersey Economic Development Authority, revised August 8, 1990. I/We have agreed as part of the construction contract to comply with the provisions of the Affirmative Action Regulations, to meet the minority employment goals, and to submit to the Authority weekly payroll reports showing the name, race, sex, craft or trade, gender, Social Security Number and all deductions made from wages earned. I/We will also provide the Monthly Project Manning Report within seven (7) days of the end of each month.
☐ Yes                    ☐ No
6.	I/We have agreed as part of the contract to pay to workers employed in the construction of the project wages at a rate not less than the prevailing wage rate established by the Commissioner of Labor for the Locality in which the project is located.
☐ Yes                    ☐ No
7.	I/We require each subcontractor as part of the contract to agree to pay to workers employed in the construction of the project at a rate not less than the prevailing wage rate as determined by the Commissioner of Labor and to comply with the Authority’s Affirmative Action Regulations.
☐ Yes                    ☐ No
8.	I/We are aware that I/we will be required to provide copies of weekly payroll records and minority hiring reports for all workers employed in the construction of the project including workers employed by subcontractors. Also, the Monthly Project Manning Reports will be submitted within seven (7) days of the end of each month.
☐ Yes                    ☐ No

9.	I/We require each of my/our subcontractors and lower-tier subcontractors to complete and execute a Subcontractor’s Certificate before entering into any contracts with the subcontractor.
☐ Yes                    ☐ No
10.	I/We agree in consideration of any amount paid by the Project/Owner under the construction contract and in consideration of the approval of the Affirmative Action Officer of any construction advance, that the Authority in its own name or in the name of the Project/Owner may take action, in law or in equity, to enforce the provisions of the construction contract regarding compliance with the Affirmative Action Regulations.
☐ Yes                    ☐ No
11.	I/We will provide to the Authority, or its designated representative, complete access to all payroll records and other records necessary to purposes of determining compliance with the Authority’s Affirmative Action Regulations.
☐ Yes                    ☐ No
12.	I/We will keep accurate records identifying the name, address, Social Security Number, race, sex, craft or trade, number of hours worked in each craft or trade, hourly wage rate, gross earnings paid and all deductions made from wages earned to each worker employed by me/us in connection with the performance of the Construction Contract and will preserve such records for two years from the date of completion of the project.
☐ Yes                    ☐ No
13.	The approximate date for the start of construction is/was:
MONTH                                                                   DAY                                                                   YEAR
14.	“This Contract is subject to the requirement of the Affirmative Action Regulations N.J.A.C. 19:30-3.1 of the New Jersey Economic Development Authority revised August 8, 1990. The Subcontractor agrees to make every effort to meet the applicable employment goals and to comply with all applicable provisions of the Affirmative Action Regulation N.J.A.C. 19:30-3.1, as amended and supplemented from time to time, including the submission of the employment reports to the Authority. This contract is subject to N.J.A.C. 19:30-4.1 et. seq. The construction of the work shall be paid at a rate not less than the prevailing wage rate established by the New Jersey Commissioner of Labor pursuant to N.J.S.A. 34:11-56:30. The Subcontractor shall keep accurate records showing the name, race, sex, craft or trade, and actual hourly rate of wages paid to each worker employed in connection with construction of the work and to preserve such records for two (2) years from completion of the Work.”

SIGNATURE
NAME:
(Please Print)
TITLE:
DATE:

EXHIBIT G
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
COMPLETION CERTIFICATE

Project Owner/	NJEDA
Applicant Name	Project Number
Project Location

Completion Certificate to be completed by: Subcontractor, Construction Manager, General Contractor and Project Owner/Applicant and forwarded to: Affirmative Action Officer, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, N.J. 07102.
I/We the undersigned 0 Subcontractor 0 Construction Manager 0 General Contractor, certify to the New Jersey Economic Development Authority and the Project Owner/Applicant as follows:
1.	Construction of the above project is substantially complete.

2.	All workers employed in construction of the Project have been paid at a rate not less than the Prevailing Wage rate. In making this certification I have relied on payroll records submitted by subcontractors and lower-tier contractors.

3.	We have met the minority availability required percentage goals established by the Authority’s Affirmative Action Regulations (N.J.A.C. 19:30-3.1 et seq.). We have submitted all reports and certificates required by the Authority

DATE:
Signature of Authorized Representative for Subcontractor

Print Name and Title

Print or Type Company Name of Subcontractor

Street Address or PO Box of Subcontractor

City, State and Zip Code of Subcontractor

Date:
Signature of Authorized Representative for (check one)
☐ Construction Manager ☐ General Contractor

Print Name & Title

Print or Type Company name of (check one)
☐ Construction Manager ☐ General Contractor

G-1

Street Address or PO Box of (check one)
☐ Construction Manager ☐ General Contractor

City, State and Zip Code of (check one)
☐ Construction Manager ☐ General Contractor
I/We, the undersigned authorized representative of the Project Owner/Applicant, certify as follows:
1.	I/We have reviewed the attached Completion Certificate of the Contractor.

2.	I/We have no knowledge or information which would cause me/us to believe that any facts, information or representations made herein are false or misleading.

DATE:
Signature of Authorized Representative for Project Owner/Applicant

Print Name and Title

Print or Type Company Name of Project Owner/Applicant

Street Address or PO Box of Project Owner/Applicant

City, State and Zip Code of Project Owner/Applicant
DO NOT WRITE BELOW THIS LINE — FOR NJEDA USE ONLY
******************************************************************************

DATE INFO RECEIVED		REQUEST OUTSTANDING		RELEASE AUTHORIZED
Certificate	CPR’s	Certificate	CPR’s	By	Date

Please Note: Outstanding information requested on                                          has not been received

Special Considerations:

G-2

SCHEDULE A
CERTAIN EXCEPTIONS, AND
SECTION 722 MANAGEMENT AGREEMENTS
I.	Exceptions to Section 202(d), (f) & (g)

None

II.	Existing Liens

See Title Commitment

III.	Section 722 Management Agreements

None